TERM LOAN AGREEMENT

         THIS TERM LOAN AGREEMENT (this "Agreement") is made as of January 1, 2000 among WXI/MCN MULTIFAMILY REAL ESTATE LIMITED PARTNERSHIP, a Delaware limited partnership, BRENDON WAY FUND XII ASSOCIATES, an Indiana general partnership, CASTLE BLUFF FUND XII ASSOCIATES L.P., a Texas limited partnership, and EMBARCADERO ASSOCIATES, a Georgia general partnership (each a "Borrower" and collectively the "Borrowers"), and AMRESCO CAPITAL, L.P., a Delaware limited partnership ("Lender").


                                    RECITALS

         A. Each of the Borrowers owns one or more Multifamily Residential Properties (capitalized terms used but not defined shall have the meanings ascribed to such terms in Article I of this Agreement) as more particularly described in Exhibit A to this Agreement.

         B. The Borrowers have requested that the Lender lend up to a maximum amount of $195,783,261 to the Borrowers on a joint and several basis.

         C. To secure the obligations of the Borrowers under this Agreement and the other Loan Documents issued in connection with the Term Loan, the Borrowers shall create a Collateral Pool in favor of the Lender. The Collateral Pool shall be comprised of (i) Security Instruments on all of the Multifamily Residential Properties owned by each of the Borrowers and (ii) any other Security Documents executed by any of the Borrowers pursuant to this Agreement or any other Loan Documents.

         D. Each of the Security Documents shall be cross-defaulted (i.e., a default under any Security Document, or under this Agreement, shall constitute a default under each Security Document, and this Agreement) and cross-collateralized (i.e., each Security Instrument shall secure all of the Borrowers' obligations under this Agreement and the other Loan Documents issued in connection with the Term Loan).

         E. Subject to the terms, conditions and limitations of this Agreement, the Lender has agreed to make the Term Loan.

         NOW, THEREFORE, the Borrowers and the Lender, in consideration of the mutual promises and agreements contained in this Agreement, hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

For all purposes of this Agreement, the following terms shall have the respective meanings set forth below:

          "Additional Mortgaged Properties" means the Multifamily Residential Properties identified on Exhibit A as Additional Mortgaged Properties.

          "Affiliate" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management (other than property management) and policies of that Person, whether through the ownership of voting securities, partnership interests or by contract or otherwise.

          "Agreement" means this Term Loan Agreement, as it may be amended, supplemented or otherwise modified from time to time, including all
     Recitals and Exhibits to this Agreement, each of which is hereby incorporated into this Agreement by this reference.

          "Allocable Facility Amount" means the portion of the Term Loan allocated to a particular Mortgaged Property as set forth on Exhibit B attached hereto minus principal payments of the Term Loan paid to Lender and allocated to such Mortgaged Property as determined in accordance with the information on Schedule C to the Term Note.

          "Applicable Law" means (a) all applicable provisions of all constitutions, statutes, rules, regulations and orders of all governmental bodies, all Governmental Approvals and all orders, judgments and decrees of all courts and arbitrators, (b) all zoning, building, environmental and other laws, ordinances, rules, regulations and restrictions of any Governmental Authority affecting the ownership, management, use, operation, maintenance or repair of any Mortgaged Property, including the Americans with Disabilities Act (if applicable), the Fair Housing Amendment Act of 1988 and Hazardous Materials Laws, (c) any building permits or any conditions, easements, rights-of-way, covenants, restrictions of record or any recorded or unrecorded agreement affecting or concerning any Mortgaged Property including planned development permits, condominium declarations, and reciprocal easement and regulatory agreements with any Governmental Authority, (d) all laws, ordinances, rules and regulations, whether in the form of rent control, rent stabilization or otherwise, that limit or impose conditions on the amount of rent that may be collected from the units of any Mortgaged Property, and (e) requirements of insurance companies or similar organizations, affecting the operation or use of any Mortgaged Property or the consummation of the transactions to be effected by this Agreement or any of the other Loan Documents.

          "Appraisal" means an appraisal of a Multifamily Residential Property or Multifamily Residential Properties conforming to the requirements of Chapter 5 of Part III of the DUS Guide, and accepted by the Lender.

          "Asset  Management   Agreement"  shall  mean  the  Portfolio  Advisory
     Agreement between WXI/McN Realty L.L.C. and the Asset Manager as amended or modified from time to time.

          "Asset Manager" shall mean Archon Group, L.P., a Delaware limited partnership, or such successor manager as shall be hired by the Borrowers.

          "Assignment of Management Agreement" means each Assignment of Management Agreement with respect to each Mortgaged Property by and between each Borrower and the Manager for the benefit of Lender as the same may be amended, modified or supplemented from time to time.

          "Authorized Representative" means those persons acceptable to Lender and duly appointed and identified as such by each Borrower, in a writing delivered to Lender which Authorized Representative shall initially be those persons listed on Schedule 1 attached hereto, each with the authority to act alone or with one or more persons as may be specified in such
     Schedule 1.

          "Bankruptcy Code" means Title 11 of the United States Code entitled "Bankruptcy," as now and hereafter in effect, or any successor statute.

          "Bankruptcy Event" means one or more of the following events:

          (a) any Borrower or any Borrower Party shall file any voluntary petition under any Chapter of the Bankruptcy Code, or shall file any petition for dissolution or liquidation or take other action to dissolve or liquidate, or shall in any manner seek any relief under any local, state, federal or other insolvency laws or other laws providing for relief of debtors; or

          (b) any involuntary petition under any Chapter of the Bankruptcy Code shall be filed against any Borrower or any Borrower Party, or any Borrower or any Borrower Party directly or indirectly becomes the subject of any proceedings pursuant to any local, state, federal or other insolvency laws or laws providing for relief of debtors, or in equity, either at the present time or at any time hereafter, if and only if a Borrower, a Borrower Party or any Affiliate of a Borrower or a Borrower Party has acted in concert or conspired with such creditors of a Borrower or a Borrower Party (other than Lender) to cause the filing thereof with the intent to interfere with enforcement rights of Lender after the occurrence of an Event of Default; or

          (c) any Borrower Party or any Affiliate of a Borrower Party shall file an involuntary petition against any Borrower or any Borrower Party under any Chapter of the Bankruptcy Code or under any insolvency, reorganization, or similar proceeding under State law.

          "Borrower" or "Borrowers" shall have the meanings set forth in the first paragraph of this Agreement, and their permitted successors and assigns.

          "Borrower Party" means any General Partner or any Key Principal.

          "Borrowing Agent" means WXI/MCN Multifamily Real Estate Limited Partnership, a Delaware limited partnership, and its permitted successors and assigns.

          "Business Day" means a day on which each of Fannie Mae and Lender is open for business.

          "Business Plan" for any period means a business plan for operation of the Mortgaged Properties for such period, including operating budgets, projected rental rates, capital expenditure, budgets, leasing plans and other items standard and customary for operation of real properties similar to the Mortgaged Properties.

          "Calendar Quarter" means, with respect to any year, any of the following three month periods: (a) January-February-March; (b) April-May-June; (c) July-August-September; and (d) October-November-December.

          "Closing Date" means the Initial Closing Date and each date after the Initial Closing Date on which the funding of any remaining amount of the Term Loan is required to take place as the result of a Term Loan Request.

          "Collateral" means, the Mortgaged Properties and other collateral from time to time or at any time encumbered by the Security Instruments, or any other property securing any of the Borrowers' obligations under the Loan Documents.

          "Collateral Addition Description Package" has the meaning set forth in
     Section 3.03-A.

          "Collateral Addition Request" has the meaning set forth in Section 3.01-A.

          "Collateral Agreement" shall have the meaning given that term in each Security Instrument.

          "Collateral Pool" means the aggregate total of the Collateral.

          "Collateral  Release  Request"  shall  have the  meaning  set forth in
     Section 4.02(a).

          "Collateral  Release  Property"  shall have the  meaning  set forth in
     Section 4.02(a).

          "Completion/Repair and Security Agreement" means the Master Completion/Repair and Security Agreement, dated January 31, 2000, by and among the Borrowers and AMRESCO Capital, L.P., as the same may be amended, modified or supplemented from time to time as permitted under this Agreement.

          "Compliance Certificate" means a certificate of the Borrowers in the form attached as Exhibit C to this Agreement.

          "Condemnation" with respect to any Mortgaged Property, means (a) any action or proceeding for the taking of such Mortgaged Property, or any part thereof or interest therein, for public or quasi-public use under the power of eminent domain, by reason of any public improvement or condemnation proceeding, or in any other similar manner or (b) the conveyancing of such Mortgaged Property under the threat or contemplation of any action or proceeding described in clause (a).

          "Condemnation Proceeds" means the proceeds of any Condemnation.

          "Conditions  to  Closing"  shall have the meaning set forth in Article
     III.

          "Contractual Obligation" means, as to any Person, any provision of any Security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which any of its property is bound.

          "Contribution   Agreement"   means  the  Affiliate   Contribution  and
     Indemnity Agreement entered into on January 31, 2000 by and among each of the Borrowers.

          "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with any Borrower, are treated as a single employer under Section 414 of the Code.

          "Delaware Borrower" means WXI/MCN Multifamily Real Estate Limited Partnership and its successors and assigns.

          "DUS Guide" means the Fannie Mae Multifamily Delegated Underwriting and Servicing (DUS) Guide, as such Guide may be amended from time to time, including exhibits to the DUS Guide and amendments in the form of Lender Memos, Guide Updates and Guide Announcements (and, if such Guide is no longer used by Fannie Mae, the term "DUS Guide" as used in this Agreement means the Fannie Mae Multifamily Negotiated Transactions Guide, as such Guide may be amended from time to time, including amendments in the form of Lender Memos, Guide Updates and Guide Announcements). All references to specific articles and sections of, and exhibits to, the

     DUS  Guide  shall be  deemed  references  to such  articles,  sections  and
     exhibits  as  they  may  be   amended,   modified,   updated,   superseded,
     supplemented or replaced from time to time.

          "DUS  Underwriting   Requirements"  means  the  overall   underwriting
     requirements for Multifamily Residential Properties as set forth in the DUS Guide.

          "Environmental Report" means any Phase I environmental report and any additional environmental report delivered to Lender with respect to the Property.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

          "Event of Default" means any event defined to be an "Event of Default" under Article XI.

          "Fannie Mae" means the federally-chartered and stockholder-owned corporation organized and existing under the Federal National Mortgage Association Charter Act, 12 U.S.C. 1716 et seq and its successors and assigns.

          "Fraudulent Transfer Laws" shall have the meaning set forth in Section 14.10-A.

          "Future Additional Mortgaged Property Term Loan" means a Term Loan made by Lender to the Borrowers after the Initial Closing Date pursuant to
     Article III-A.

          "Future Excess Proceeds Term Loan" means a Term Loan made by Lender to the Borrowers after the Initial Closing Date pursuant to Article III-B.

          "Future Term Loan" means, as the context requires, either or both of a Future Additional Mortgaged Property Term Loan and a Future Excess Proceeds Term Loan.

          "Future Term Loan Request" shall have the meaning set forth in Section 3.01-A.

          "GAAP" means generally accepted accounting principles in the United States in effect from time to time, consistently applied.

          "Georgia Borrower" means Embarcadero Associates and its successors and assigns.

          "General Partner" means each general partner of each Borrower.

          "Governmental Approval" means an authorization, permit, consent, approval, license, registration or exemption from registration or filing with, or report to, any Governmental Authority.

          "Governmental Authority" means any court, board, agency, commission, office or authority of any nature whatsoever for any governmental unit (federal, state, county, district, municipal, city or otherwise) whether now or hereafter in existence.

          "Gross Revenues" means, for any period, with respect to a Mortgaged Property, all gross rents collected from or on behalf of tenants at the Mortgaged Property (other than unforfeited tenant security deposits), any other income, receipts or withdrawals from reserves (but only to the extent such reserves were included as Operating Expenses at the times they were set aside) derived from the Mortgaged Property (including from the use or operation thereof) without regard to its source, including, without limitation, tenant reimbursements for utilities, services and supplies, security deposit forfeitures, parking rents or fees, concessions and vending fees and laundry income and proceeds from rental interruption insurance, but excluding Insurance Proceeds (other than proceeds from rental interruption insurance), Condemnation Proceeds, unearned portions of prepaid rent, other refundable items, interest on any account into which refundable items are deposited, and proceeds from the sale or other disposition of all or any portion of the Mortgaged Property.

          "Hazardous Materials", with respect to any Mortgaged Property, shall have the meaning given that term in the Security Instrument encumbering the Mortgaged Property.

          "Hazardous Materials Law", with respect to any Mortgaged Property, shall have the meaning given that term in the Security Instrument encumbering the Mortgaged Property.

          "Hazardous Substance Activity" means any storage, holding, existence, release, spill, leaking, pumping, pouring, injection, escaping, deposit, disposal, dispersal, leaching, migration, use, treatment, emission, discharge, generation, processing, abatement, removal, disposition, handling or transportation of any Hazardous Materials from, under, into or on any Mortgaged Property in violation of Hazardous Materials Laws, including the discharge of any Hazardous Materials emanating from any Mortgaged Property in violation of Hazardous Materials Laws through the air, soil, surface water, groundwater or property and also including the abandonment or disposal of any barrels, containers and other receptacles containing any Hazardous Materials from or on any Mortgaged Property in violation of Hazardous Materials Laws, in each case whether sudden or nonsudden, accidental or nonaccidental.

          "Impositions" means, with respect to any Mortgaged Property, all real estate and personal property taxes, water, sewer and vault charges and all other taxes, levies, assessments, common charges and other similar charges, general and special, ordinary and extraordinary, foreseen and unforeseen, of every kind and nature whatsoever, which at any time prior to, at or after the execution of this Agreement may be assessed, levied or imposed upon such Mortgaged Property or the rents or the ownership, use, occupancy or enjoyment thereof, and any interest, costs or penalties with respect to any of the foregoing.

          "Indebtedness" means, with respect to any Person, as of any specified date, without duplication, all:

               (a) indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than (i) current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices, and (ii) for construction of improvements to property, if such person has a non-contingent contract to purchase such property);

               (b) other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument;

               (c) obligations of such Person under any lease of property, real or personal, the obligations of the lessee in respect of which are required by GAAP to be capitalized on a balance sheet of the lessee or to be otherwise disclosed as such in a note to such balance sheet;

               (d) obligations of such Person in respect of acceptances (as defined in Article 3 of the Uniform Commercial Code of the State of New York) issued or created for the account of such Person;

               (e) liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment of such liabilities; and

               (f) as to any Person ("guaranteeing  person"),  any obligation of
          (a) the guaranteeing person or (b) another Person (including any bank under any letter of credit) to induce the creation of a primary obligation (as defined below) with respect to which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing, or in effect guaranteeing, any indebtedness, lease, dividend or other obligation ("primary obligations") of any third person ("primary obligor") in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, to (1) purchase any such primary obligation or any property constituting direct or indirect security therefor, (2) advance or supply funds for the purchase or payment of any such primary obligation or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (3) purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation (other than construction of improvements to property, if the primary obligor has a non-contingent contract to purchase such property), or (4) otherwise assure or hold harmless the owner of any such primary obligation against loss in respect of the primary obligation, provided, however, that the term "Contingent Obligation" shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation of any guaranteeing person shall be deemed to be the lesser of (i) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made and (ii) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Contingent Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Contingent Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by such guaranteeing person in good faith.

               "Indiana Partnership" means Brendon Way Fund XII Associates and its successors and assigns.

               "Initial Closing Date" means the date on which the Initial Term Loan is advanced, which shall be on or promptly after the date of the execution and delivery of this Agreement.

               "Initial Mortgaged Properties" means the Multifamily Residential Properties identified on Exhibit A as Initial Mortgaged Properties and which represent the Multifamily Residential Properties which are made part of the Collateral Pool on the Initial Closing Date.

               "Initial Term Loan" means the term loan made by Lender to the Borrower on a joint and several basis pursuant to the terms of this Agreement in an amount equal to $181,370,917.

               "Insurance Policy" means, with respect to a Mortgaged Property, the insurance coverage and insurance certificates evidencing such insurance required to be maintained pursuant to the Security Instrument encumbering the Mortgaged Property.

               "Insurance Proceeds" means all insurance proceeds, damages, claims and rights of action and the right thereto under any insurance policies with respect to a casualty or otherwise insuring and relating to any portion of any Mortgaged Property.

               "Interest Rate" means the interest rate on a Future Term Loan determined in accordance with the procedures set forth in Article III-A.

               "Interest  Rate  Lock  Agreement"  has the  meaning  set forth in
          Section 3.02-A.

               "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended. Each reference to the Internal Revenue Code shall be deemed to include (a) any successor internal revenue law and (b) the applicable regulations whether final, temporary or proposed.

               "Key Principal" or "Key Principals" means (i) Whitehall Street Real Estate Limited Partnership XI and Whitehall Street Real Estate Limited Partnership XII; and (ii) any other Person that has agreed to act as such acceptable to Fannie Mae in its sole and absolute discretion, and in each case its permitted successor and assigns.

               "Key Principal Guaranty" means the Key Principal Exceptions to Non-recourse Guaranty dated as of January 31, 2000 executed and delivered by each Key Principal, as the same may be amended, supplemented or modified from time to time.

               "Knowledge" or "knowledge" by any Borrower means that a member of Senior Management has knowledge of the fact in question.

               "Lease" means any lease, any sublease or subsublease, license, concession or other agreement (whether written or oral and whether now or hereafter in effect) pursuant to which any Person is granted a possessory interest in, or right to use or occupy all or any portion of any space in any Mortgaged Property, and every modification, amendment or other agreement relating to such lease, sublease, subsublease or other agreement entered into in connection with such lease, sublease, subsublease or other agreement, and every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto.

               "Lender" shall have the meaning set forth in the first paragraph of this Agreement.

               "Lien" means any mortgage, deed of trust, deed to secure debt, security interest or other lien or encumbrance (including both consensual and non-consensual liens and encumbrances).

               "Loan Documents" means this Agreement, the Note, the Key Principal Guaranty, the Security Documents, all documents executed by any Borrower pursuant to the Conditions to Closing set forth in
          Article III of this Agreement and any other documents executed by any Borrower from time to time in connection with this Agreement or the transactions contemplated by this Agreement.

               "Manager" means AMS Management L.L.C. or any successor entity hired to manage any Mortgaged Property and approved by Fannie Mae.

               "Material   Adverse   Effect"   means,   with   respect   to  any
          circumstance, act, condition or event of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singly or in conjunction with any other event or events, act or acts, condition or conditions, or circumstance or circumstances, whether or not related, a material adverse change in or a materially adverse effect upon any of (a) the business, operations, property or condition (financial or otherwise) of the Delaware Borrower or the Borrowers taken as a whole,
          (b) the ability of the Delaware Borrower or the Borrowers taken as a whole to perform the Obligations for which they are liable, (c) the validity, priority, perfection or enforceability of this Agreement or any other Loan Document or the rights or remedies of the Lender under any Loan Document, (d) the Lender's ability to have recourse against any Mortgaged Property, or (e) the value of any Mortgaged Property.

               "Material Adverse Effect - Portfolio Wide" has the same meaning as Material Adverse Effect except that clause (e) of the definition of Material Adverse Effect shall be deemed to read "the value of all of the Mortgaged Properties taken as a whole".

               "Maturity Date" means February 1, 2007.

               "Maximum Percentage" shall have the meaning set forth on Exhibit A for each Mortgaged Property.

               "Maximum Rate" means the maximum interest rate which the Lender may designate for a Future Term Loan.

               "Maximum Term Loan Amount" means $195,783,261.

               "MBS" means a mortgage-backed security. A MBS which is "backed" by a Term Loan means that it is backed by an interest in the Term Note and the Collateral Pool securing the Term Note, which interest permits the holder of the MBS to participate in the Term Note and the Collateral Pool to the extent of such Term Loan.

               "MBS Commitment" has the meaning set forth in Section 3.02-A.

               "Mortgaged Properties" means collectively, the Additional Mortgaged Properties (but for purposes of representations, warranties and covenants by any Borrower, only after they are acquired by such Borrower) and the Initial Mortgaged Properties, but excluding each Collateral Release Property from and after the date of the release of the Collateral Release Property from the Collateral Pool.

               "Multiemployer Plan" shall have the meaning set forth in Section 4001(a)(3) of ERISA.

               "Multifamily Residential Property" means a residential property, located in the United States, containing five or more dwelling units in which not more than twenty percent (20%) of the net rentable area is or will be rented to non-residential tenants, and conforming to the requirements of Sections 201 and 203 of Part III of the DUS Guide.

               "Note" means the Term Note.

               "Obligations" means the aggregate of the obligations of the Borrowers under this Agreement and the other Loan Documents.

               "Operating Expenses" means, for any period, with respect to a Mortgaged Property, the aggregate of all direct, ordinary, normal, recurring and necessary expenses thereof including, without duplication, (a) Impositions, (b) property and liability insurance premiums, (c) wages, salaries and benefits of personnel employed on site to manage, lease, maintain and operate the Mortgaged Property,
          (d) costs or expenses of utility services to the Mortgaged Property and tenant spaces to the extent payable by the respective Borrower,
          (e) costs or expenses of providing security services to the Mortgaged Property, if any, (f) costs or expenses of in-house or outside service arrangements for landscaping, janitorial, window washing and cleaning, trash, debris, make ready units, cable and satellite television and other services, (g) expenses of maintaining, repairing and cleaning the grounds, parking, amenities, exterior and interior spaces of the Mortgaged Property, (h) expenses of repairing and maintaining in good operable condition the mechanical, structural, electrical, elevator, heating, ventilating, air conditioning and plumbing systems, (i) property management fees payable to parties other than any Borrower (and specifically including management fees paid to any Affiliate of any Borrower), (j) administrative expenses including advertising incurred at the site of the Mortgaged Property, (k) legal fees associated with lease documentation and tenant matters and legal, accounting and other professional fees relating to the operation of the Mortgaged Property, (l) the replacement and repair amount with respect to the Mortgaged Property which shall equal the aggregate amount of the replacement reserve deposits as determined by the Lender during the period as set forth on the applicable Replacement Reserve Agreement irrespective of the waiver by Fannie Mae of the obligation to fund the deposits, (m) costs for water and sewage fees, and (n) any other property operation items that are not treated as capitalized expenses under GAAP. All of the foregoing (including Impositions)
          shall be computed on an accrual basis and in accordance with GAAP consistently applied. During any period any Mortgaged Property is managed by an Affiliate of any Borrower, Operating Expenses shall also include the amount, if any, by which management fees paid by owners of similar properties in the same geographic location exceed management fees then payable by such Borrower. In addition, for all purposes Operating Expenses shall exclude (i) payments on the Obligations, (ii) depreciation and amortization, (iii) all legal, accounting and professional fees not included in clause (k) above, and (iv) items that would be treated as capital expenses under GAAP consistently applied. All of the foregoing shall be presented in accordance with Borrower's customary form of operating statements.

               "Organizational Certificate" means a certificate of each Borrower in the form attached as Exhibit D to this Agreement.

               "Organizational Documents" means all certificates, instruments and other documents pursuant to which an organization is organized or operates, including but not limited to, (i) with respect to a corporation, its articles of incorporation and bylaws, (ii) with respect to a limited partnership, its limited partnership certificate and partnership agreement, (iii) with respect to a general partnership or joint venture, its partnership or joint venture agreement and (iv) with respect to a limited liability company, its articles of organization and operating agreement.

               "Outstanding" means, when used in connection with promissory notes or other debt instruments, for a specified date, promissory notes or other debt instruments which have been issued, but have not been repaid in full as of the specified date.

               "Ownership Interests" means, with respect to any entity, any ownership interests in the entity and any economic rights (such as a right to distributions, net cash flow or net income) to which the owner of such ownership interests is entitled.

               "Partnership Agreement" means each of (a) the Agreement of Limited Partnership of WXI/MCN Multifamily Real Estate Limited Partnership dated as of January 31, 2000, by and between WXI/MCN Multifamily Gen-Par, L.L.C., a Delaware limited liability company, as general partner, and WXI/McN Realty L.L.C., a Delaware limited liability company, as limited partner, (b) the Amended and Restated Agreement of General Partnership of Brendon Way Fund XII Associates dated as of January 31, 2000, by and between WXI/MCN Gen-Par II, L.L.C., a Delaware limited liability company, as a general partner, and WXI/MCN Real Estate XII Limited Partnership, a California limited partnership, as a general partner, (c) the Amended and Restated Agreement of Limited Partnership of Castle Bluff Fund XII Associates L.P. dated as of January 31, 2000, by and between Castle Bluff Corporation, a Texas corporation, as general partner, and WXI/MCN Real Estate XII Limited Partnership, a California limited partnership, as limited partner, and (d) the Amended and Restated Agreement of General Partnership of Embarcadero Associates dated as of January 31, 2000, by and between WXI/MCN Gen-Par I, L.L.C., a Delaware limited liability company, as a general partner, and WXI/MCN Real Estate XIV Limited Partnership, a California limited partnership, as a general partner, as each of the same may be amended, modified or supplemented from time to time as permitted under this Agreement.

               "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

               "Permits" means all permits, or similar licenses or approvals issued and/or required by an applicable Governmental Authority or any Applicable Law in connection with the ownership, use, occupancy, leasing, management, operation, repair, maintenance or rehabilitation of any Mortgaged Property or any Borrower's business.

               "Permitted  Liens" means,  with respect to a Mortgaged  Property,
          (i) the exceptions to title to the Mortgaged Property set forth in the Title Insurance Policy for the Mortgaged Property which are approved by the Lender, (ii) the Security Instrument encumbering the Mortgaged Property, (iii) Liens for taxes and other Impositions not yet delinquent, (iv) Liens in respect of property imposed by law arising in the ordinary course of business such as materialmen's, mechanics', warehousemen's, carriers', landlords' and other nonconsensual statutory Liens which (a) are not yet due and payable or (b) are released of record or otherwise remedied to the Lender's satisfaction within 60 days of the date of commencement of enforcement of any such Lien or before such earlier date on which the respective Borrower's interest in the applicable property is subject to forfeiture by enforcement of any such Lien, (v) easements, rights-of-way, restrictions (including zoning restrictions), matters of plat, minor defects or irregularities in title, license or lease agreements for laundry, cable tv, telephone and other similar Liens which, in the aggregate, do not materially reduce the value of the Mortgaged Property or materially interfere with the operation and use of, or the ordinary conduct of business on, the Mortgaged Property (provided that any laundry or cable tv licenses or leases shall not be a Permitted Lien if it does not comply with Section 108 of Part III of the DUS Guide), (vi) rights of existing and future tenants and residents as tenants only pursuant to written Leases, (vii) any attachment or judgment Lien with respect to a claim provided that such claim does not remain unpaid, unstayed on appeal, undischarged, unbonded, not fully insured or undismissed for a period of 60 days, and (viii) any other Liens approved by the Lender.

               "Person" means an individual, an estate, a trust, a corporation, a partnership, a limited liability company or any other organization or entity (whether governmental or private).

               "Potential Event of Default" means any event which, with the giving of notice or the passage of time, or both, would constitute an Event of Default.

               "Prepayment Premium" shall have the meaning of such term set forth in the Note.

               "Property" means any estate or interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

                  "Rate Lock Deposit" means a deposit equal to two percent (2.0%) of the principal amount of a proposed Future Term Loan.

               "Release Closing Date" means the date upon which a release requested in a Collateral Release Request is required to take place.

               "Release Price" shall have the meaning set forth in Section 4.02(c).

               "Rent Roll" means, with respect to any Multifamily Residential Property, a rent roll prepared and certified by the owner and Manager of the Multifamily Residential Property, on Fannie Mae Form 4243, as set forth in Exhibit III-3 of the DUS Guide, or on each Borrower's customary forms in existence on the date hereof or as otherwise approved by Lender.

               "Rents" shall have the meaning set forth in each Security Instrument.

               "Replacement Reserve Agreement" means the Master Replacement Reserve and Security Agreement, reasonably required by the Lender, and completed in accordance with the requirements of the DUS Guide.

               "Request" means either or both of a Future Term Loan Request and a Collateral Release Request.

               "Rescinded Payment" shall have the meaning set forth in Section 14.09-A.

               "Satisfaction Date" shall have the meaning set forth in the Key Principal Guaranty.

               "Security"  has  the  meaning   ascribed  to  such  term  in  the
          Securities Act of 1933, as amended.

                  "Security Documents" means the Security Instruments, the Collateral Agreements, the Replacement Reserve Agreement, UCC fixture filings, UCC financing statements and any other documents executed by any Borrower from time to time to secure any of the Borrowers' obligations under the Loan Documents.

                  "Security Instrument" means, for each Mortgaged Property, a separate Multifamily Mortgage, Deed of Trust or Deed to Secure Debt, Assignment of Leases and Rents and Security Agreement given by the respective Borrower to or for the benefit of the Lender to secure the obligations of the Borrowers under the Loan Documents. With respect to each Mortgaged Property owned by each Borrower, the Security Instrument shall be substantially in the form published by Fannie Mae for use in the state in which the Mortgaged Property is located.

               "Senior Management" means the partner overseeing REPIA at The Goldman Sachs Group, Inc. ("Goldman"), the Chief Financial Officer of REPIA at Goldman, each Vice President of Finance of REPIA at Goldman, the Director of Portfolio Management at Archon Group L.P., and the Designated Portfolio Manager at Archon Group L.P. (or comparable officers of any party who may replace Archon Group L.P. as Asset Manager).

               "Servicer" means Amresco Services, L.P., a Delaware limited partnership, or any other Person designated by Fannie Mae.

               "Single-Purpose" means, with respect to a Person which is any form of partnership or corporation or limited liability company, that such Person at all times since its formation:

               (i)      has  been  a  duly  formed  and  existing   partnership,
                        corporation or limited liability company, as the case may be;

               (ii) has been duly qualified in each jurisdiction in which such qualification was at such time necessary for the conduct of its business;

               (iii) has complied with the provisions of its organizational documents and the laws of its jurisdiction of formation in all respects;

               (iv) has observed all customary formalities regarding its partnership or corporate existence, as the case may be;

               (v) has accurately maintained its financial statements, accounting records and other partnership or corporate documents separate from those of any other Person;

               (vi) has not commingled its assets or funds with those of any other Person;

               (vii) has accurately maintained its own bank accounts and books and accounts separate from those of any other Person;

               (viii) has paid its own liabilities from its own separate assets;

               (ix) has identified itself in all dealings with creditors under its own name and as a separate and distinct entity;

               (x) has not identified itself as being a division or a part of any other Person;

               (xi) has not identified any other Person as being a division or a part of such Person;

               (xii)    has  been   adequately   capitalized  in  light  of  its
                        contemplated business operations;

               (xiii) has not assumed, guaranteed or become obligated for the liabilities of any other Person or held out its credit as being available to satisfy the obligations of any other Person (but this shall not apply to the liability of a general partner for the debts of a partnership in which it is a general partner);

               (xiv) has not acquired obligations or securities of any other Person;

               (xv) has not made loans or advances to any other Person (but this shall not apply to advances by a general partner to a partnership in which it is a general partner);

               (xvi) has not entered into and was not a party to any transaction with any Affiliate of such Person, except in the ordinary course of business and on terms which are no less favorable to such Person than would be obtained in a comparable arm's-length transaction with an unrelated third party;

               (xvii)   has conducted its own business in its own name;

               (xviii) has paid the salaries of its own employees, if any, and maintained a sufficient number of employees in light of its contemplated business operations;

               (xix) has allocated fairly and reasonably any overhead for shared office space;

               (xx) has not pledged its assets for the benefit of any other entity or made any loans or advances to any person or entity;

               (xxi) has not engaged in a non-exempt prohibited transaction described in Section 406 of ERISA or Section 4975 of the Internal Revenue Code;

               (xxii) has engaged in the business practice of using separate stationery, invoices and checks; and

               (xxiii) has corrected any known misunderstanding regarding its separate identity.

               "SMSA" means a "standard metropolitan statistical area," as defined from time to time by the United States Office of Management and Budget.

               "Special Completion/Repair and Security Agreement" means the Special Completion/Repair and Security Agreement, dated January 31, 2000, by and between WXI/MCN Multifamily Real Estate Limited Partnership and AMRESCO Capital, L.P., as the same may be amended, modified or supplemented from time to time as permitted under this Agreement.

               "Subordinated  Obligations"  shall have the  meaning set forth in
          Section 14.06-A.

               "Subsidiary" means, when used with reference to a specified Person, (i) any Person that, directly or indirectly, through one or more intermediaries, is controlled by the specified Person, (ii) any Person of which the specified Person is, directly or indirectly, the owner of more than 50% of any voting class of Ownership Interests or
          (iii) any Person (A) which is a partnership and (B) of which the specified Person is a general partner and owns more than 50% of the partnership interests.

               "Surveys" means the as-built surveys of the Mortgaged Properties prepared in accordance with the requirements of Section 113 of the DUS Guide, or otherwise approved by the Lender.

               "Taxes" means all taxes, assessments, vault rentals and other charges, if any, general, special or otherwise, including all assessments for schools, public betterments and general or local improvements, which are levied, assessed or imposed by any public authority or quasi-public authority, and which, if not paid, will become a lien, on the Mortgaged Properties.

               "Term Loan" means the Initial Term Loan and any Future Term Loan made by Lender to the Borrowers on a joint and several basis pursuant to the terms of this Agreement.

               "Term Note" means the promissory note dated January 31, 2000 issued by the Borrowers on a joint and several basis to the Lender to evidence the Borrowers' obligation to repay the Term Loan, as the same may be amended, supplemented or modified from time to time.

               "Texas Partnership" means Castle Bluff Fund XII Associates L.P. and its successors and assigns.

               "Tie-In Endorsement" means an endorsement to a Title Insurance Policy which contains substantially the same coverages, and is subject to substantially the same or fewer exceptions (or such other exceptions as the Lender may approve), as the form attached as Exhibit E to this Agreement.

               "Title Company" means Lawyers Title Insurance Company or such other nationally recognized title insurance company meeting the requirements of the DUS Guide and which Lender may reasonably approve.

               "Title Insurance Policies" means the mortgagee's policies of title insurance issued by the Title Company from time to time relating to each of the Security Instruments, conforming to the requirements of
          Section 111 of the DUS Guide, together with such endorsements, coinsurance, reinsurance and direct access agreements with respect to such policies as the Lender may, from time to time, consider necessary or appropriate, whether or not required by the DUS Guide including Tie-In Endorsements, if available, and with a limit of liability under the policy (subject to the limitations contained in Sections 6(a)(i) and 6(a)(iii) of the Stipulations and Conditions of the policy) satisfactory to Lender.

               "Transfer" means (A) a sale, conveyance, assignment, grant, lease, transfer or other disposition (whether voluntary, involuntary or by operation of law); (B) the granting, creating or attachment of a lien, encumbrance or security interest (whether voluntary, involuntary or by operation of law); (C) the issuance or other creation of an ownership interest in a legal entity, including a partnership interest, interest in a limited liability company or corporate stock;
          (D) the issuance or other creation of any rights to participate in the revenues, income or profits of a person or a legal entity; (E) the issuance or the creation of any options, warrants or other securities that are convertible or exchangeable into ownership interests in a legal entity or rights to participate in the revenues, income or profits of a person or a legal entity; (F) the withdrawal, retirement, removal or involuntary resignation of a partner in a partnership or a member or manager in a limited liability company; or (G) the merger, dissolution, liquidation, or consolidation of a legal entity. For purposes of determining whether a Transfer of an interest has occurred, a person or entity shall be deemed to have effected or suffered to occur a Transfer of any such interest if such interest is or becomes subject to a pledge, lien, or other security interest described in clause (B) above (regardless of whether or not such pledge is subsequently enforced or foreclosed by the pledgee or holder of such lien or other security interest) and, in the case of the issuance of any options or convertible or exchangeable securities described in clause (E) above, there shall be given effect to the exercise, conversion or exchange of such securities. "Transfer" does not include (i) a conveyance of a Mortgaged Property at a judicial or non-judicial foreclosure sale under this Instrument or (ii) a Mortgaged Property becoming part of a bankruptcy estate by operation of law under the United States Bankruptcy Code. For purposes of defining the term "Transfer," the term "partnership" shall mean a general partnership, a limited partnership, a joint venture and a limited liability partnership, and the term "partner" shall mean a general partner, a limited partner and a joint venturer. The term "suffer to occur" as used herein is intended to mean that, if any of the events or circumstances referred to herein occur, any Borrower will be deemed to have suffered those events or circumstances to occur, even if such Borrower was powerless to prevent those events or circumstances.

               "Warrantors" means the Authorized Representatives and members of Senior Management.


                                   ARTICLE II

                                  THE TERM LOAN

SECTION 2.01 Term Loan Commitment. The Lender agrees, subject to the terms and conditions of this Agreement, to make the Term Loan to the Borrowers in a principal amount of up to the Maximum Term Loan Amount. The Term Loan shall bear interest at the interest rate or interest rates stated in the Note. The Term Loan shall be made in a single advance or in a number of advances pursuant to the terms and conditions of this Agreement. The Term Loan shall be evidenced by the Term Note. Repayment of the Term Loan shall be made in accordance with the terms of the Term Note and with the terms of this Agreement. In the event the full amount of the Term Loan is not advanced by Lender to the Borrowers by May 1, 2000, the obligation of the Lender to advance any remaining amount of the Term Loan shall terminate.

SECTION 2.02 Borrowing Agency Provisions.

         (a) Each Borrower hereby irrevocably designates the Borrowing Agent to be its agent and in such capacity to receive all Term Loan proceeds, receive all notices on behalf of the Borrowers under this Agreement, make all requests under this Agreement, and execute, deliver and receive all instruments, certificates, requests, documents, writings and further assurances now or hereafter required hereunder, on behalf of such Borrower or Borrowers, and hereby authorizes the Lender to pay over all loan proceeds hereunder in accordance with the request of the Borrowing Agent.

         (b) The handling of this credit facility as a co-borrowing facility with a borrowing agent in the manner set forth in this Agreement is solely as an accommodation to

Borrowers and at their request. Neither the Lender nor Fannie Mae shall incur liability to Borrowers as a result thereof. To induce Lender and Fannie Mae to do so and in consideration thereof, each Borrower hereby indemnifies the Lender and Fannie Mae and holds Lender and Fannie Mae harmless from and against any and all liabilities, expenses, losses, damages and claims of damage or injury asserted against Lender or Fannie Mae by any Person arising from or incurred by reason of the handling of the financing arrangements of the Borrowers as provided herein, reliance by Lender or Fannie Mae on any request or instruction from Borrowing Agent or any other action taken by the Lender or Fannie Mae with respect to this Section 2.02 except due to willful misconduct or gross (not mere) negligence by the indemnified party.

SECTION 2.03 Disbursement of Term Loan. Subject to the satisfaction of the Conditions to Closing, the Lender shall make the proceeds of the Initial Term Loan available to the Borrowers on the Initial Closing Date, or on such other Business Day as agreed upon by the Borrowing Agent and the Lender, by wire transfer of immediately available funds to an account or such accounts designated in writing by the Borrowing Agent.

SECTION 2.04 Payment of Principal and Interest. Principal and interest shall be paid and applied as set forth in the Term Note. The Borrowers shall be obligated to pay all late charges, a Default Rate of interest, the Prepayment Premium, loan charges and costs and expenses required to be paid under the Term Note. The Term Loan shall be subject to voluntary and involuntary prepayments as set forth in and subject to the conditions set forth in the Term Note including, without limitation, the requirement to pay the Prepayment Premium.

SECTION 2.05 Joint and Several Obligations. Subject to the provisions of Section 14.10-A, all of the Borrowers shall have joint and several liability for all Obligations.


                                   ARTICLE III

                              CONDITIONS TO CLOSING

SECTION 3.01 Conditions to Closing. The obligation of the Lender to make the Initial Term Loan is subject to the following conditions precedent:

         (a) Payment of Expenses. The payment by the Borrowers of the Lender's fees and expenses payable in accordance with this Agreement for which the Lender has presented an invoice on or before the Closing Date.

         (b) No Material Adverse Change. There has been no material adverse change in the financial condition, business or prospects of any Borrower or in the physical condition (including as the result of any casualty), operating performance or value of any of the Mortgaged Properties since the date of application to Lender.

         (c) No Default. There shall exist no Event of Default or Potential Event of Default on the Closing Date.

         (d) Representations and Warranties. All representations and warranties made by each Borrower in the Loan Documents shall be true and correct in all material respects on the Closing Date with the same force and effect as if such representations and warranties had been made on and as of the Closing Date.

         (e) No Condemnation or Casualty. There shall not be pending or threatened any condemnation or other taking, whether direct or indirect, against any Mortgaged Property, and there shall not have occurred any casualty to any improvements located on any Mortgaged Property.

         (f) Delivery of Certificate. The Borrowers shall deliver a Compliance Certificate to Lender.

         (g) Title Company Deliveries. The delivery to the Title Company, for filing and/or recording in all applicable jurisdictions, of all applicable Loan Documents required by the Lender, including duly executed and delivered original copies of the Security Instruments covering the Mortgaged Properties and UCC-1 Financing Statements covering the portion of the Collateral comprised of personal property, and other appropriate instruments, in form and substance satisfactory to the Lender and in form proper for recordation, as may be necessary in the opinion of the Lender to perfect the Liens created by the applicable Security Instruments and any other Loan Documents creating a Lien in favor of the Lender, and the payment of all taxes, fees and other charges payable in connection with such execution, delivery, recording and filing;

         (h) Loan Documents. The receipt by the Lender of fully executed original copies of each Loan Document duly executed and delivered by the parties thereto, each of which shall be in full force and effect.

         (i) Opinion. The receipt by the Lender of favorable opinions of counsel to the Borrowers and any Key Principal, as to the due organization and qualification of the Borrower and Key Principal, the due authorization, execution, delivery and enforceability of each Loan Document executed in connection with the extension of the Term Loan, and such other matters as the Lender may require.

         (j) UCC Financing Statements. The completion and delivery to the Title Company of UCC Financing Statements relating to, without limitation, each Security Instrument.

         (k) Organizational Documents of the Borrowers and their respective General Partners. The receipt by the Lender of:

               (i) a copy, certified to be accurate and complete by an authorized officer of the General Partner of each Borrower, of the document, authorizing such General Partner, in its capacity as General Partner of the respective Borrower, to execute, deliver and perform the Loan Documents, and in its corporate capacity to execute, deliver and perform the Loan Documents to which the respective Borrower and/or the General

          Partner are parties and other matters contemplated thereby, and of all other documents evidencing any other necessary action (which certification shall state that such approvals are in full force and effect on the Closing Date);

               (ii) copies, certified to be accurate and complete by an authorized officer of a General Partner acting on behalf of the respective Borrower, of each General Partner's organizational documents and any amendments thereto (which certification shall state that such documents, as amended, are in full force and effect on the Closing Date), together with Certificates of Good Standing issued by the Secretary of State of their respective states of organization and evidence of its good standing and that it is qualified to do business in each jurisdiction in which such good standing and/or qualification is necessary to the conduct of its business and where the failure to be so qualified would materially adversely affect the validity or ability of the respective Borrower to perform its obligations under this Agreement and the other Loan Documents;

               (iii) copies, certified to be accurate and complete by an authorized officer of the General Partner of each Borrower, of the certificate of limited partnership and Partnership Agreement of the respective Borrower and any amendments thereto (which certification shall state that such documents, as amended, are in full force and effect on the Closing Date), together with Certificates of Good Standing issued by the Secretary of State of their respective states of organizations and Certificates of Authority to Do Business from each State in which Mortgaged Property is located and in which such foreign qualification is necessary;

               (iv) copies, certified to be accurate and complete by an authorized officer of the General Partner of each Borrower, of all consents, licenses and approvals necessary for the respective Borrower to enter into the Loan Documents and the transactions contemplated by this Agreement and the other Loan Documents.

         (l) Organizational Documents of the Key Principals and the General Partner of each Key Principal. The receipt by the Lender of:

               (i) a copy, certified to be accurate and complete by an authorized officer of the general partner of each Key Principal, of each document, authorizing each general partner, in its capacity as general partner of the respective Key Principal, to execute, deliver and perform the Loan Documents to which such Key Principals are a party, and in its corporate capacity to execute, deliver and perform the Loan Documents to which such Key Principals are a party, and other matters contemplated thereby, and of all other documents evidencing any other necessary action (which certification shall state that such approvals are in full force and effect on the Closing Date);

               (ii) copies, certified to be accurate and complete by an authorized officer the general partner of each Key Principal acting on behalf of the respective Key Principal, of each such general partner's organizational documents and any amendments thereto (which certification shall state that such documents, as amended, are in full force and effect on the Closing Date), together with Certificates of Good Standing issued by the Secretary of State of their respective states of organization and evidence of its good standing and that it is qualified to do business in each jurisdiction in which Mortgaged Property is located and in which the failure to be so qualified would materially adversely affect the validity or ability of each Key Principal to perform its obligations under this Agreement and the other Loan Documents;

               (iii) copies, certified to be accurate and complete by an authorized officer of the general partner of each respective Key Principal, of the certificate of limited partnership and Partnership Agreement of each respective Key Principal and any amendments thereto (which certification shall state that such documents, as amended, are in full force and effect on the Closing Date), together with Certificates of Good Standing issued by the Secretary of State of Delaware;

               (iv) copies, certified to be accurate and complete by an authorized officer of the general partner of each Key Principal, of all consents, licenses and approvals necessary for each Key Principal to enter into the Loan Documents to which it is a party and the transactions contemplated by this Agreement and the other Loan Documents.

         (m)   Miscellaneous.   Each  Borrower   shall  deliver  to  Lender  the
Contribution Agreement and such other consents, documents, certificates, closing statements and other items as Lender may require.

SECTION 3.02 Delivery of Property-Related Documents. It shall be a condition precedent to the funding of the Initial Term Loan that the Lender receive each of the following, each dated as of the Closing Date, in form and substance satisfactory to the Lender in all respects:

         (a) A favorable opinion of local counsel to the Borrowers as to the enforceability of the Security Instrument, and any other Loan Documents governed by local law, executed in connection with the Request.

         (b) A commitment for the Title Insurance Policy applicable to each Initial Mortgaged Property and a pro forma Title Insurance Policy based on such commitment.

         (c) A certificate of insurance and Environmental Report applicable to each Initial Mortgaged Property.

         (d) The Survey applicable to each Initial Mortgaged Property.

         (e) Evidence satisfactory to the Lender of compliance of each Initial Mortgaged Property with property laws as required by Sections 205 and 206 of
Part III of the DUS Guide.

         (f) An Appraisal of each Initial Mortgaged Property.

         (g) A Replacement Reserve Agreement, providing for the establishment of a replacement reserve account, to be pledged to the Lender, in which the owner shall (unless waived by the Lender) periodically deposit amounts for replacements for improvements at the Mortgaged Property and as additional security for the Borrowers' obligations under the Loan Documents.

         (h)  A   Completion/Repair   and   Security   Agreement,   the  Special
Completion/Repair and Security Agreement and any other required Collateral Agreement, on the standard form required by the DUS Guide.

         (i) An Assignment of Management Agreement, on the standard form required by the DUS Guide.

         (j) An Assignment of Leases and Rents, if the Lender determines one to be necessary or desirable, provided that the provisions of any such assignment shall be substantively identical to those in the Security Instrument covering the Collateral, with such modifications as may be necessitated by applicable state or local law.


                                  ARTICLE III-A

                 FUTURE ADDITIONAL MORTGAGED PROPERTY TERM LOANS

SECTION 3.01-A Future Additional Mortgaged Property Term Loans. In order to obtain a Future Additional Mortgaged Property Term Loan, the Borrowers may from time to time deliver to the Lender each of (i) a written request for a Future Additional Mortgaged Property Term Loan ("Future Additional Mortgaged Property Term Loan Request") in the form attached as Exhibit F to this Agreement, (ii) a written request for adding Collateral as set forth in Section 3.03-A ("Collateral Addition Request"), and (iii) the underwriting documentation required to be delivered by the Borrowers to the Lender pursuant to Section 3.03-A(c). Each Future Additional Mortgaged Property Term Loan Request shall be accompanied by a designation of the principal amount of the Future Additional Mortgaged Property Term Loan. Each Future Additional Mortgaged Property Term Loan shall mature on the Maturity Date, have a yield maintenance period and yield maintenance premium equal to the yield maintenance period and yield maintenance premium of the Initial Term Loan and have an amortization period consistent with the amortization period set forth in Exhibit B. Each Future Additional Mortgaged Property Term Loan shall bear interest at a rate per annum equal to the Interest Rate as determined pursuant to the terms of Section 3.02-A. If all conditions contained in Sections 3.02-A, 3.03-A and 3.04-A are satisfied, the Lender shall make the requested Future Additional Mortgaged Property Term Loan, at a closing to be held at offices designated by the Lender on a Closing Date selected by the Lender, which date shall not be more than five
(5) Business Days after the Borrowing Agent's receipt of the Rate Confirmation Form, as set forth in Section 3.02-A(c) (or on such other date to which the Borrowers and the Lender may agree).

SECTION 3.02-A Interest on Future Terms Loans. Provided that the Closing Date for a Future Additional Mortgaged Property Term Loan is on or prior to March 14, 2000, Borrower will have the right to obtain such Future Additional Mortgaged Property Term Loan at the same interest rate applicable to the Initial Term Loan pursuant to the terms and conditions of the Addendum to Rate Lock Agreement dated as of January 31, 2000 among the Borrowers and Lender. Otherwise, the interest rate for each Future Additional Mortgaged Property Term Loan shall be set in accordance with the following procedures:

         (a) Rate Setting. If the Borrower satisfies all of the conditions set forth in Section 3.03-A and Section 3.04-A, then, the Borrowers may submit to the Lender a completed and executed document in the form attached as Exhibit G to this Agreement ("Interest Rate Lock Agreement"), together with the Rate Lock Deposit, before 1:00 p.m. Washington, D.C. time on any Business Day.

         (b) Rate Confirmation. Within one (1) Business Day after receipt of the Rate Lock Deposit and completed and executed Interest Rate Lock Agreement, the Lender shall solicit bids from institutional investors selected by the Lender based on information in the Interest Rate Lock Agreement, and provided the actual Interest Rate on the Future Additional Mortgaged Property Term Loan would be at or below the Maximum Rate, shall obtain a commitment ("MBS Commitment") for the purchase of Fannie Mae MBS having the bid terms described in the Interest Rate Lock Agreement, and shall immediately deliver to the Borrowing Agent by facsimile transmission a completed document in the form of Exhibit H ("Rate Confirmation Form").

         (c) Rate Lock Deposit. In the event that the Lender obtains an MBS Commitment and the Lender fails to fulfill the MBS Commitment because the Future Additional Mortgaged Property Term Loan is not made, the Lender shall retain the Rate Lock Deposit as liquidated damages, as set forth in the Interest Rate Lock Agreement.

SECTION 3.03-A Additions of Collateral. The procedure for adding Collateral set forth in this Section 3.03-A shall apply to all additions of Collateral in connection with a Future Additional Mortgaged Property Term Loan requested by the Borrowers pursuant to this Agreement. Notwithstanding anything contained herein, Borrower may not add the properties known as Harbor Club I or Harbor Club III, unless such properties are added pursuant to the same Collateral Addition Request.

         (a) Request. The Borrowers shall deliver a Collateral Addition Request to the Lender, in the form attached as Exhibit I to this Agreement, to add one or more Multifamily Residential Properties to the Collateral Pool. In the event the Request is made prior to

February 10, 2000, the Request shall be accompanied by a certificate executed by an Authorized Representative stating that there has been no material adverse change in the information shown on the most recent Rent Roll and Operating Statement relating to the Additional Mortgaged Property from the date of the Rent Roll and Operating Statement to the date of the Request. In the event the Request is made after February 10, 2000 but prior to March 15, 2000, the Request shall be accompanied by a current operating statement and current Rent Roll with respect to each proposed Additional Mortgaged Property. In the event the request is made on or after March 15, 2000, each Collateral Addition Request shall be accompanied by the information required in the prior sentence and the following:
(i) pro forma balance sheets for the Delaware Borrower and (ii) the 1999 year-end balance sheet of the Key Principal, if available or, if not available, a certificate from an Authorized Representative to the effect that the Key Principal has not breached its Net Worth covenant set forth in Section 5 of the Key Principal Guaranty.

         (b) Additional Information. The Borrowers shall promptly deliver to the Lender any additional information concerning the proposed Additional Mortgaged Property that the Lender may from time to time reasonably request.

         (c) Underwriting. If the respective Borrower owns or is about to acquire any Additional Mortgaged Property and delivers to the Lender a Collateral Addition Request, together with the underwriting documentation required pursuant to Section 3.03-A(a), on or before March 15, 2000, the Lender shall determine the amount of the proposed Future Additional Mortgaged Property Term Loan based on the Lender's evaluation of the information provided pursuant to Section 3.03-A(a) in accordance with the DUS Underwriting Requirements. In no event shall the amount of any Future Additional Mortgaged Property Term Loan allocated to a proposed Additional Mortgaged Property result in a debt service coverage ratio of below 1.25:1 or a loan to value ratio of above 80%, in each case calculated in accordance with DUS Underwriting Requirements.

SECTION 3.04-A Conditions Precedent to Future Additional Mortgaged Property Term Loans. The obligation of the Lender to make a requested Future Additional Mortgaged Property Term Loan is subject to the following conditions precedent:

         (a) The receipt by the Lender of a Future Additional Mortgaged Property Term Loan Request;

         (b) The receipt by the Lender of a Collateral Addition Request, together with the underwriting documentation delivered pursuant to Section 3.03-A(c);

         (c) The receipt by the Lender of an executed Interest Rate Lock Agreement, together with the Rate Lock Deposit defined therein;

         (d) The approval by the Lender of the proposed Additional Mortgaged Properties;

         (e) The amount of the Future Additional Mortgaged Property Term Loan shall not exceed the amount by which (i) the sum of the principal amount of the Initial Term Loan and the principal amount of any previously advanced Future Additional Mortgaged Property Term Loan is less than (ii) the Maximum Term Loan Amount.

         (f) If required by the Lender, amendments to the Security Instruments, reflecting the addition of the Additional Mortgaged Property to the Collateral Pool, and the receipt by the Lender of an endorsement to each Title Insurance Policy applicable to each Mortgaged Property, amending the effective date of the Title Insurance Policy to the Closing Date of the proposed Future Additional Mortgaged Property Term Loan, and showing no additional exceptions to coverage other than the exceptions shown on the Initial Closing Date and other exceptions approved by the Lender;

         (g) The receipt of a commitment for the Title Insurance Policy applicable to each Additional Mortgaged Property and a pro forma Title Insurance Policy based on such commitment including a Future Additional Mortgaged Property Term Loan and Rate Adjustment Endorsements in the forms of Exhibit L and a Tie-In Endorsement;

         (h) If any Title Insurance Policy for any Additional Mortgaged Property contains a Tie-In Endorsement, an endorsement to each other Title Insurance Policy containing a Tie-In Endorsement, adding a reference to the Additional Mortgaged Property;

         (i) The receipt by the Lender of a Future Term Loan origination fee equal to 1/2 of 1% of the principal amount of the Future Term Loan and all legal fees and expenses payable by the Borrower pursuant to Section 10.03(b);

         (j) The receipt by the Lender of an Organizational Certificate;

         (k) The receipt by the Lender of the deposit required under the Replacement Reserve Agreement;

         (l) The receipt by the Lender of the deposit required under the Completion/Repair and Security Agreement and the deposit required under any Special Completion Repair and Security Agreement;

         (m) The satisfaction of all Conditions to Closing set forth in Section 3.01(a), (b), (c), (f), (g), (h) and (j) and the satisfaction of all the Conditions set forth in Section 3.02 (as if Section 3.02 referred to the Additional Mortgaged Properties being added to the Collateral Pool instead of the Initial Mortgaged Properties) except for the conditions set forth in Sections 3.02(b), (e) and (h);

         (n) There shall not be pending or threatened any condemnation or other taking, whether direct or indirect, against any Mortgaged Property, and there shall not have occurred any casualty to any improvements located on any Mortgaged Property, which in the case of any such condemnation or taking or casualty would have or may reasonably be expected to have a Material Adverse Effect - Portfolio Wide;

         (o) There has been no material adverse change in the financial condition, business or prospects of any Borrower or in the physical condition (including as the result of any casualty) operating performance or value of any of the Mortgaged Properties since the Initial Closing Date which would have or could reasonably be expected to have a Material Adverse Effect - Portfolio Wide;

         (p) The  representations  and warranties set forth in Section  6.01(f),
(h), (l), (m), (n), (p) and (q) and in Section 6.02 shall be true and correct on the Closing Date with the same force and effect as if such representations and warranties had been made on or as of the Closing Date (except that such Sections shall be deemed to refer only to matters relating to the Additional Mortgaged Properties being added to the Collateral Pool);

         (q) The  representations  and warranties set forth in Section  6.01(b),
(c), (d), (e), (g) shall be true and correct on the Closing Date with the same force and effect as if such representations and warranties had been made on and as of the Closing Date;

         (r) Receipt by Lender of a lien search by Title Company relating to all the Mortgaged Properties showing no new liens, encumbrances or other matters adversely affecting title since the Initial Closing Date;

         (s) Receipt by Lender of a T-3 endorsement to the title insurance policy relating to the Mortgaged Properties located in Texas insuring that there are no new liens, encumbrances or other matters adversely affecting title since the date of the issuance of such title insurance policies; and

         (t) The delivery of a written acknowledgment by Borrower of the portion of the Term Loan allocated to each Mortgaged Property, as reasonably determined by Lender and reflected in a revised Exhibit B prepared by Lender.


                                 ARTICLE III - B

                        FUTURE EXCESS PROCEEDS TERM LOAN

SECTION 3.01-B Future Excess Proceeds Term Loan. In order to obtain a Future Excess Proceeds Term Loan the Borrowers must deliver to the Lender within forty-five (45) days of the Initial Closing Date, current Rent Rolls and operating statements for each of the Mortgaged Properties, each certified by an Authorized Representative. In addition, the Borrowers shall promptly deliver to the Lender any additional information concerning the Mortgaged Properties that the Lender may from time to time reasonably request. Any Future Excess Proceeds Term Loan shall mature on the Maturity Date, have a yield maintenance period and yield maintenance premium equal to the yield maintenance period and yield maintenance premium of the Initial Term Loan and have an amortization period consistent with the amortization period set forth in Exhibit B. Each Future Excess Proceeds Term Loan shall bear interest at a rate per annum equal to the Interest Rate as determined pursuant to the terms of Section 3.03-B. If all conditions contained in Sections 3.01-B, 3.02-B, 3.03-B and 3.04-B are satisfied, the Lender shall make the Future Excess Proceeds Term Loan, at a closing to be held at offices designed by the Lender on a Closing Date selected by the Lender, which date shall not be more than five (5) Business Days after the Borrowing Agent's receipt of the Rate Confirmation Form or on such other date on which the Borrower and Lender may agree but in any event no later than May 1, 2000.

Section 3.02-B Determination of Amount of Future Excess Proceeds Term Loan. In the underwriting process, Lender shall rely on the cost allocation and underwriting values used in the underwriting of the Initial Term Loan. Based on the information provided by Borrower to Lender pursuant to the terms of Section 3.01-B, Lender shall take the following steps to determine the amount, if any, of the Future Excess Proceeds Term Loan.

         1. Lender shall evaluate each Mortgaged Property on a stand alone basis and shall determine the maximum amount of the Term Loan which can be allocated to each Mortgaged Property resulting from a debt service coverage ratio of not less than 1.25:1 and a loan to value ratio of not greater than 80%, in each case calculated in accordance with DUS Underwriting Requirements (in relation to each Mortgaged Property, the "Post-Closing Allocation Amount" and in relation to all Mortgaged Properties, the "Post-Closing Loan Amount").

         2. Lender shall compare the original principal amount of the Initial Term Loan (the "Closing Loan Amount") allocated to each Mortgaged Property (the "Closing Allocation Amount") with the Post-Closing Allocation Amount relating to each Mortgaged Property. Lender shall calculate for each Mortgaged Property the amount, if any, by which the Closing Allocation Amount exceeds the Post-Closing Allocation Amount (such amount, if any, in relation to each Mortgaged Property, the "Allocation Deficit" and in relation to all the Mortgaged Properties the "Aggregate Allocation Deficit"). If the Post-Closing Loan Amount minus the Aggregate Allocation Deficit exceeds the Closing Loan Amount (such excess, the "Aggregate Surplus"), then, pursuant to the terms and conditions of this Article III-B, Lender shall advance a Future Excess Proceeds Term Loan. Such Future Excess Proceeds Term Loan shall be an amount which approximately equals the Aggregate Surplus. The actual principal amount of the Future Excess Proceeds Term Loan will be determined at the time the interest rate is determined in accordance with the provisions of Section 3.03-B below and in accordance with DUS Underwriting Requirements. Lender shall allocate the principal amount of the Future Excess Proceeds Term Loan to each Mortgaged Property.

SECTION 3.03-B Interest on Future Excess Proceeds Term Loans. The interest rate for each Future Excess Proceeds Term Loan shall be set in accordance with the following procedures:

         (a) Rate Setting. If the Borrower satisfies all of the conditions set forth in Section 3.01-B, Section 3.02-B and 3.04-B then, the Borrowers may submit to the Lender a complete and executed document in the form attached as Exhibit G (the Interest Rate Lock Agreement), together with the Rate Lock Deposit, before 1:00 p.m. Washington, D.C. time on any Business Day prior to April 24, 2000.

         (b) Rate Confirmation. Within one (1) Business Day after receipt of the Rate

Lock Deposit and completed and executed Interest Rate Lock Agreement, the Lender shall solicit bids from institutional investors selected by the Lender based on information in the Interest Rate Lock Agreement, and provided the actual Interest Rate on the Future Excess Proceeds Term Loan would be at or below the Maximum Rate, shall obtain a commitment ("MBS Commitment") for the purchase of Fannie Mae MBS having the bid terms described in the Interest Rate Lock Agreement, and shall immediately deliver to the Borrowing Agent by facsimile transmission a completed document in the form of Exhibit H ("Rate Confirmation Form").

         (c) Rate Lock Deposit. In the event that the Lender obtains an MBS Commitment and the Lender fails to fulfill the MBS Commitment because the Future Excess Proceeds Term Loan is not made the Lender shall retain the Rate Lock Deposit as liquidated damages, as set forth in the Interest Rate Lock Agreement.

SECTION 3.04-B Conditions Precedent to Future Excess Proceeds Term Loan. The obligation of the Lender to make a requested Future Excess Proceeds Term Loan is also subject to the following conditions precedent:

         (a) The receipt by the Lender of all the underwriting documentation required by Section 3.01-B;

         (b) The receipt by the Lender of an executed Interest Rate Lock Agreement, together with the Rate Lock Deposit defined therein;

         (c) The amount of the Future Excess Proceeds Term Loan shall not exceed the amount by which the sum of the principal amount of the Initial Term Loan and the principal amount of any previously advanced Future Term Loan is less than the Maximum Term Loan Amount;

         (d) The receipt by the Lender of a Future Term Loan origination fee equal to 1/2 of 1% of the principal amount of the Future Term Loan and all legal fees and expenses payable by the Borrower pursuant to Section 10.03(b);

         (e) The receipt by the Lender of an Organizational Certificate;

         (f) The satisfaction of all Conditions to Closing set forth in Section 3.01(a), (b), (c), (d), (f) and (h) and the satisfaction of all the Conditions set forth in Section 3.02, except for the conditions set forth in Section 3.02(b), (e) and (h);

         (g) There shall not be pending or threatened any condemnation or other taking, whether direct or indirect, against any Mortgaged Property, and there shall not have occurred any casualty to any improvements located on any Mortgaged Property, which in the case of any such condemnation or taking or casualty would have or may reasonably be expected to have a Material Adverse Effect - Portfolio Wide;

         (h) There has been no material adverse change in the financial condition, business or prospects of any Borrower or in the physical condition (including as the result of any casualty) operating performance or value of any of the Mortgaged Properties since the Initial Closing Date which would have or could reasonably be expected to have a Material Adverse Effect - Portfolio Wide;

         (i) Receipt by Lender of a lien search by Title Company relating to all the Mortgaged Properties showing no new liens, encumbrances or other matters adversely affecting title since the Initial Closing Date;

         (j) Receipt by Lender of a T-3 endorsement to the title insurance policy relating to the Mortgaged Properties located in Texas insuring that there are no new liens, encumbrances or other matters adversely affecting title since the date of the issuance of such title insurance policy; and

         (k) The delivery of a written acknowledgment by Borrower of the portion of the Term Loan allocated to each Mortgaged Property, as reasonably determined by Lender and reflected in a revised Exhibit B prepared by Lender.


                                   ARTICLE IV

                             RELEASES OF COLLATERAL

SECTION 4.01 Right to Obtain Releases of Collateral. Subject to the terms and conditions of this Article, the Borrowers shall have the right to obtain a release of Collateral from the Collateral Pool.

SECTION 4.02 Procedure for Obtaining Releases of Collateral.

         (a) Request. In order to obtain a release of Collateral from the Collateral Pool, the Borrowing Agent may deliver a written request for the release of Collateral from the Collateral Pool ("Collateral Release Request") to the Lender, in the form attached as Exhibit M to this Agreement. The Collateral Release Request shall not be effective unless it is accompanied by the name, address and location of the Mortgaged Property to be released from the Collateral Pool ("Collateral Release Property").

         (b) Release Closing. If all conditions contained in Section 4.03 are satisfied, the Lender shall cause the Collateral Release Property to be released from the Collateral Pool, at a closing to be held at offices designated by the Lender on a Release Closing Date selected by the Lender, and Lender shall use its commercially reasonable efforts to cause such Release Closing Date to occur within 14 days and in any event will cause it to occur no later than 30 days after the Lender's receipt of the Collateral Release Request (or on such other date to which the Borrowing Agent and the Lender may agree) by executing and delivering, and causing all applicable parties to execute and deliver, all at the sole cost and expense of the Borrowers, instruments, in the form customarily used by the Lender for releases in the jurisdiction governing the perfection of the security interest being released, releasing the applicable Security Instrument as a Lien on the Collateral Release Property, and UCC-3 Termination Statements terminating the UCC-1 Financing Statements perfecting a Lien on the portion of the Collateral Release Property comprised of personal property and such other documents and instruments as the Borrowing Agent may reasonably request evidencing the release of the applicable Collateral from any lien securing the Obligations (including a termination of any restriction on the use of any accounts relating to the Collateral Release Property) and the release and return to the Borrowing Agent of any and all escrowed amounts relating thereto. The instruments referred to in the preceding sentence are referred to in this Article as the "Collateral Release Documents."

         (c) Release Price. The "Release Price" for each Mortgaged Property means 100% of the Allocable Facility Amount for the Mortgaged Property to be released. In addition to the Release Price, the Borrower shall pay to the Lender all other amounts due under the Note including interest on the principal amount of the Note being prepaid. If the Release Closing Date occurs on a date other than the last Business Day of a calendar month, the Borrowers shall pay to Lender an amount equal to the interest on the amount of the principal amount of the Note being prepaid for the entire month in which the Release Closing Date occurs. The Borrowers agree that any Release Price relating to the Mortgaged Properties known as Harbour Club I and Harbour Club III located in Belleville, Michigan must be paid on the same date, i.e., the release of one such Mortgaged Property from the Collateral Pool may only take place if the other such Mortgaged Property is simultaneously released.

         (d) Application of Release Price. The Release Price shall be treated and applied as an optional prepayment under the Note pursuant to Section 10 of the Note and may be paid only on the last Business Day of a calendar month. If the Release Closing Date occurs on a day other than the last Business Day of a calendar month, the Lender shall hold the payments as additional Collateral in an interest bearing account until the last Business Day of such month, at which time the Lender shall apply the amounts held by it (including interest earned thereon) to the amount of the prepayment of the Note.

SECTION 4.03 Conditions Precedent to Release of Collateral Release Property from the Collateral. The obligation of the Lender to release a Collateral Release Property from the Collateral Pool by executing and delivering the Collateral Release Documents on the Release Closing Date is subject to the satisfaction of the following conditions precedent on or before the Release Closing Date:

         (a)  Receipt  by the Lender of the  Release  Price in  accordance  with
Section 4.02;

         (b) Receipt by the Lender of all legal fees and expenses payable by the Borrowers in connection with the release pursuant to Section 10.03(b);

         (c) Receipt by the Lender on the Release Closing Date of one or more counterparts of each Collateral Release Document, dated as of the Release Closing Date, signed by each of the parties (other than the Lender) who is a party to such Collateral Release Document;

         (d) If reasonably required by the Lender, amendments to the Note and the Security Instruments, reflecting the release of the Collateral Release Property from the Collateral Pool and, as to any Security Instrument so amended, the receipt by the Lender of an endorsement to the Title Insurance Policy insuring the Security Instrument, amending the effective date of the Title
Insurance Policy to the Release Closing Date and showing no additional exceptions to coverage other than the exceptions shown on the Closing Date and other exceptions approved by the Lender;

         (e) If the Lender reasonably determines the Collateral Release Property to be one phase of a project, and one or more other phases of the project are Mortgaged Properties which will remain in the Collateral Pool ("Remaining Mortgaged Properties"), the Lender's determination that the Remaining Mortgaged Properties can be operated separately from the Collateral Release Property and any other phases of the project which are not Mortgaged Properties. In making this determination, the Lender shall evaluate whether the Remaining Mortgaged Properties comply with the terms of Sections 203 and 208 of the DUS Guide, which, as of the date of this Agreement, require, among other things, that a phase which constitutes collateral for a loan made in accordance with the terms of the DUS Guide (i) have adequate ingress and egress to existing public roadways, either by location of the phase on a dedicated, all-weather road or by access to such a road by means of a satisfactory easement, (ii) have access which is sufficiently attractive and direct from major thoroughfares to be conducive to continued good marketing, (iii) have a location which is not (A) inferior to other phases, (B) such that inadequate maintenance of other phases would have a significant negative impact on the phase, and (C) such that the phase is visible only after passing through the other phases of the project and
(iv) comply with such other issues as are dictated by prudent practice. Lender agrees that this paragraph (e) only applies to Harbour Club I and Harbour Club III;

         (f) Receipt by the Lender of endorsements to the Tie-In Endorsements of the Title Insurance Policies, if deemed reasonably necessary by the Lender, to reflect the release;

         (g) Receipt by the Lender on the Release Closing Date of a writing, dated as of the Release Closing Date, signed by the Borrowers, in the form attached as Exhibit N to this Agreement, pursuant to which the Borrowers confirm that their obligations under the Loan Documents are not adversely affected by the release of the Collateral Release Property from the Collateral;

         (h) Payment by the Borrowers of the Prepayment Premium, if any; and

         (i) The satisfaction of all of the following conditions:

               (i) The payment by the Borrowers of the Lender's fees and expenses payable in accordance with this Agreement for which Lender has presented an invoice on or before the Release Closing Date;

               (ii) There shall not be pending or threatened any condemnation or other taking, whether direct or indirect against any Mortgaged Property, and there shall not have occurred any casualty to any improvements located on any Mortgaged Property, which in the case of any such condemnation or taking or casualty would have or may reasonably be expected to have a Material Adverse Effect Portfolio Wide;

               (iii) The receipt by the Lender of the following, each dated as of the Release Closing Date, in form and substance satisfactory to the Lender in all respects:

                    A) A Compliance Certificate;

                    B) An Organizational Certificate; and

                    C) Such other  documents,  instruments,  approvals  (and, if requested by the Lender, certified duplicates of executed copies thereof) and opinions as the Lender may reasonably request.

               (i) There shall exist no Event of Default or Potential Event of Default on the Release Closing Date and, after giving effect to the transaction requested in the Collateral Release Request, no Event of Default or Potential Event of Default shall have occurred provided that if a Potential Event of Default exists on the proposed Release Closing Date by virtue of a notice from Lender in accordance with
          Section 11.01(g) or in the event of the failure of any Borrower to comply with any Governmental Authority as set forth in Section 11.01(m) which Potential Event of Default in Lender's reasonable judgment (x) is with respect to a particular Mortgaged Property and
          (y) is being corrected by action instituted by the respective Borrower and is being pursued diligently and in good faith, then the existence of such Potential Event of Default shall not be a condition to such Collateral Release Request provided that Borrowers satisfy all other conditions set forth in this Section 4.03 and pledge and deposit with Lender an amount equal to the gross proceeds of the sale of the Collateral Release Property net of all third-party non-affiliate transaction costs minus the Release Price. Such deposit shall be held by Servicer in a custodial account pursuant to the DUS Guide and shall be (i) released to the Borrowing Agent if and when the Potential Event of Default is cured or (ii) if an Event of Default occurs, applied in Lender's discretion. In addition, if a Potential Event of Default has occurred that in the reasonable judgment of Lender is with respect to a particular Mortgaged Property, then the existence of such Potential Event of Default shall not be a condition to a Collateral Release Request for the release of such Collateral Release Property provided that the Borrowers satisfy all other conditions set forth in this
          Section 4.03.

                                    ARTICLE V

          TRANSFERS OF THE MORTGAGED PROPERTY OR INTERESTS IN BORROWER

SECTION 5.01 Transfers and Events that Constitute an Event of Default. Subject to the provisions of Section 5.02, the occurrence of any of the following events shall constitute an Event of Default under this Agreement and each Security
Instrument:

          (1)  a Transfer  of all or any part of any  Mortgaged  Property or any
               interest   in  any   Mortgaged   Property   (including,   without
               limitation, any legal or equitable interest therein); or

          (2) a Transfer which results in any Borrower not being a GSG Controlled Entity; or

          (3) a Transfer which results in WXI/McN Realty, L.L.C. owning, directly or indirectly, less than 51% of the limited partnership interests in any Borrower which is a limited partnership or less than 51% of the general partnership interests in any Borrower which is a general partnership; or

          (4) a Transfer which results in WXI/MNL Real Estate L.L.C. (i) owning, directly or indirectly, less than 51% of the membership interests in WXI/McN Realty L.L.C. or (ii) no longer Controlling WXI/McN Realty L.L.C.; or

          (5) a Transfer which results in Whitehall XI (i) owning, directly or indirectly less than 51% of the membership interests in WXI/MNL Real Estate L.L.C. or (ii) no longer Controlling WXI/MNL Real Estate L.L.C.; or

          (6) a Transfer with respect to any Person who is at the time of reference a Key Principal which results in such Person not being a GSG Controlled Entity; or

          (7) a Transfer which results in any general partner of any Borrower not being a GSG Controlled Entity; or

          (8) a conversion of any Borrower or Whitehall from one type of legal entity into another type of legal entity, whether or not there is a Transfer, including without limitation, any transaction affecting any Borrower described in clause (G) of the definition of "Transfer".

         Lender shall not be required to demonstrate any actual impairment of its security or any increased risk of default in order to exercise any of its remedies with respect to an Event of

Default under this Section 5.01.

SECTION 5.02 Exceptions to Events of Default. The occurrence of any of the following events shall not constitute an Event of Default under this Agreement or any Security Instrument, notwithstanding any provision of Section 5.01 to the contrary:

          (1) a Transfer to which Lender has consented pursuant to the provisions of Section 5.03;

          (2) a Transfer that occurs by devise, descent, or by operation of law upon the death of a natural person;

          (3) the grant of a leasehold interest in an individual dwelling unit for a term of two years or less not containing an option to purchase;

          (4) a Transfer of obsolete, worn out or no longer useful Personalty or Fixtures (as such terms are defined in the Security Instruments) in the normal course of any Borrower's maintenance or improvement with respect to the Mortgaged Properties in accordance with terms hereof and the Security Instruments;

          (5) the grant of an easement, if before the grant Lender determines that the easement will not materially affect the operation or value of the affected Mortgaged Property or Lender's interest in the Mortgaged Property, and the Borrowers pay to Lender, upon demand, all costs and expenses incurred by Lender in connection with reviewing Borrowers' request;

          (6)  the creation of any Permitted Lien;

          (7) the release by Lender of any Mortgaged Property from the lien of a Security Instrument pursuant to Article IV of this Agreement;

          (8) conversion of Whitehall XI or Whitehall XII from one type of legal entity into another type of legal entity, or merger or consolidation of Whitehall XI or Whitehall XII with or into another legal entity, provided that (i) the surviving entity is a GSG Controlled Entity, (ii) the surviving entity satisfies the minimum net worth requirement applicable to it, if any such requirement is applicable at the time in question, pursuant to
               Section 5 of the Key Principal Guaranty executed by it, (iii) the surviving entity is bound by all of the terms and provisions of the Key Principal Guaranty executed by Whitehall XI and Whitehall XII and (iv) the Lender shall receive such documentation (including an opinion of counsel as to items (i) and (iii) above) as Lender shall reasonably require to confirm the foregoing;

SECTION 5.03 Procedure for Approval. Lender may, in its sole and absolute discretion, from time to time, consent to an event that would otherwise constitute an Event of Default under Sections 5.01 and 5.02, including, without limitation, a Transfer of a Controlling Interest in any Borrower, which would otherwise permit Lender to accelerate the indebtedness secured hereby or to exercise its remedies permitted under the Loan Documents including Section 43 of the Security Instruments. It is understood and agreed that Lender shall not consent to a Transfer constituting an assumption of the Term Loan in part or in whole.

         In the event the Borrowing Agent requests such a consent from the Lender, the Borrowers shall pay to Lender a $3,000 non-refundable application fee, and if such consent is granted, a fee equal to one percent (1%) of the sums secured by the applicable Security Instruments. In addition, the Borrowers shall be required to reimburse Lender and Loan Servicer (as defined in the Security Instruments) for all of Lender's and Loan Servicer's fees, costs and expenses, including, without limitation, reasonable legal fees and expenses, incurred in connection with considering such a request, and all other fees, costs and expenses incurred in connection with reviewing documentation required by Lender to analyze and evaluate all aspects of such Transfer, including without limitation, any Transfer of a Controlling Interest in any Borrower, to the extent such amounts exceed $3,000, irrespective of whether or not the request for consent is approved or denied by Lender in its discretion.

SECTION 5.04 Certain Definitions. For purposes of this Section and this Agreement, the following terms shall have the meanings set forth below:

          (1) "Controlling Interest" shall mean, with respect to any entity, ownership interests in such entity that confer upon the legal or beneficial holder thereof Control of such entity.

          (2) "Whitehall XI" means Whitehall Street Real Estate Limited Partnership XI, a Delaware limited partnership or any entity resulting from the merger or consolidation of Whitehall permitted pursuant to Section 5.02(8).

          (3) "Whitehall XII" means Whitehall Street Real Estate Limited Partnership XII, a Delaware limited partnership or any entity resulting from the merger or consolidation of Whitehall permitted pursuant to Section 5.02(8).

          (4) "Whitehall" means Whitehall XI, or Whitehall XII, or both, as the context requires.

          (5) WXI/McN Realty L.L.C. means WXI/McN Realty L.L.C., a Delaware limited liability company.

          (6) WXI/MNL Real Estate, L.L.C. means WXI/MNL Real Estate L.L.C., a Delaware limited liability company.

          (7) "GSG" means The Goldman Sachs Group, Inc., a Delaware corporation, or any successor thereto, including, without limitation, any Person who succeeds to substantially all of the business of The Goldman Sachs Group, Inc.

          (8) "GSG Controlled Entity" means a partnership, corporation, limited liability company, business trust or other business entity of which GSG has, directly or indirectly, Control.

          (9) "Control" (or any variation of such term) of one entity (the "controlled entity") by another (the "controlling entity") means, subject to clauses (a) and (b) below, that the controlling entity has the power, directly or indirectly, to direct or cause the direction of the management and policies of the controlled entity, whether through the ownership of voting securities, by contract, or otherwise.

               (a) Except in the case of determining "Control" over Whitehall as provided in subsection (b) below, a controlling entity shall be deemed not to have control of a controlled entity, unless the following circumstances also exist: (i) if the controlled entity is a corporation, the controlling entity owns more than 51% of the shares of the controlled entity's capital stock that have voting power to elect directors, including shares that have voting power by reason of the occurrence of one or more conditions or contingencies; (ii) if the controlled entity is a limited partnership, the controlling entity Controls (in accordance with the balance of this definition) the sole general partner or all of the general partners of the partnership; (iii) if the controlled entity is a general partnership or a joint venture, the controlling entity owns more than 51% of the partnership or joint venture interest in such entity; (iv) if the controlled entity is a limited liability company, the controlling entity owns more than 51% of the equity interests in the limited liability company and Controls (in accordance with the balance of this definition) a majority of the managers or members of the limited liability company, or (v) if the controlled entity is a business trust, the controlling entity owns more than 51% of the equity interests in the business trust and Controls (in accordance with the balance of this definition) a majority of the trustees of the business trust.

               (b) In the case of determining whether an entity has "Control" over Whitehall, "Control" means that the controlling entity has the sole power and authority, directly or indirectly, to direct or cause the direction of the management and policies of the controlled entity, whether through the ownership of voting securities, by contract, or otherwise, without the need for any approval from any shareholder, member, partner or other owner of such controlled entity or any other person or entity, except for:

                    (i) the rights of approval conferred on the Lender to the extent provided in the Loan Documents;

                    (ii) rights conferred on a shareholder,  member,  partner or other owner (r) as matter of statutory, regulatory, decisional or common law; (s) to consent or withhold consent to a merger, consolidation, dissolution or liquidation; (t) to consent or withhold consent to a sale or other disposition of all or substantially all of the entity's assets; and (u) to consent or withhold consent to a fundamental change in investment policies.


                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

SECTION 6.01 Representations and Warranties of the Borrowers. Each Borrower hereby represents and warrants to the Lender as follows:

         (a) Due Organization; Qualification. WXI/MCN Multifamily Real Estate Limited Partnership is a limited partnership duly organized, validly existing and in good standing under the laws of Delaware. Castle Bluff Fund XII Associates L.P. is a limited partnership duly organized, validly existing and in good standing under the laws of Texas. Brendon Way Fund XII Associates is a general partnership duly organized and validly existing under the laws of Indiana. Embarcadero Associates is a general partnership duly organized and validly existing under the laws of Georgia. Each Borrower is duly qualified to do business, and is in good standing, in each state in which any Mortgaged Property is located and in each other jurisdiction in which such qualification and/or standing is necessary to the conduct of its business and where the failure to be so qualified would adversely affect the validity of, the enforceability of, or the ability of the Borrower to perform its obligations under, this Agreement and the other Loan Documents. Each General Partner of each Borrower is a duly organized and validly existing limited liability company or limited partnership duly qualified to do business in and in good standing under the laws of its respective state of organization and in each other jurisdiction in which such qualification and/or standing is necessary to the conduct of its business and where the failure to be so qualified would adversely affect the validity, the enforceability, or the ability of any Borrower to perform its obligations under this Agreement and the other Loan Documents. The Partnership Agreement of each Borrower has been duly executed and delivered by each partner, is a legal and valid and binding agreement, enforceable in accordance with its terms, and is in full force and effect. Each Borrower has its principal place of business, principal office and office where it keeps its records at the notice address set forth for the Borrowing Agent in

Section 16.08 of this Agreement. The partners of each Borrower and the percentage of their ownership interests and/or capital accounts of such partners are as set forth in Schedule 2 attached hereto.

         (b) Power and Authority. Each Borrower has the requisite power and authority (i) to own its properties and to carry on its business as now conducted and as contemplated to be conducted in connection with the performance of the Obligations hereunder and under the other Loan Documents and (ii) to execute and deliver this Agreement and the other Loan Documents and to carry out the transactions contemplated by this Agreement and the other Loan Documents.

         (c) Due Authorization. The execution, delivery and performance of this Agreement and the other Loan Documents have been duly authorized by all necessary action and proceedings by or on behalf of each Borrower, and no further approvals or filings of any kind, including any approval of or filing with any Governmental Authority, are required by or on behalf of any Borrower as a condition to the valid execution, delivery and performance by such Borrower of this Agreement or any of the other Loan Documents.

         (d) Valid and Binding Obligations. This Agreement and the other Loan Documents have been duly authorized, executed and delivered by each Borrower and constitute the legal, valid and binding obligations of each Borrower, enforceable against each Borrower in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles affecting the enforcement of creditors' rights generally or by equitable principles or by the exercise of discretion by any court.

         (e) Non-contravention; No Liens. Neither the execution and delivery of this Agreement and the other Loan Documents, nor the fulfillment of or compliance with the terms and conditions of this Agreement and the other Loan Documents nor the performance of the Obligations:

          (1) does or will conflict with or result in any breach or violation of any Applicable Law enacted or issued by any Governmental Authority or other agency having jurisdiction over any Borrower, any of the Mortgaged Properties or any other portion of the Collateral or other assets of any Borrower or any judgment or order applicable to any Borrower or to which any Borrower, any of the Mortgaged Properties or other assets of any Borrower are subject;

          (2) does or will conflict with or result in any breach or violation of, or constitute a default under, any of the terms, conditions or provisions of any Borrower's Organizational Documents, any indenture, existing agreement or other instrument to which any Borrower is a party or to which any Borrower, any of the Mortgaged Properties or any other portion of the Collateral or other assets of any Borrower are subject;

          (3) does or will result in or require the creation of any Lien on all or any portion of the Collateral or any of the Mortgaged Properties, except for the Permitted Liens; or

          (4) does or will require the consent or approval of any creditor of any Borrower, any Governmental Authority or any other Person except such consents or approvals which have already been obtained.

         (f) Pending  Litigation  or other  Proceedings.  Except as set forth on
Schedule 3 attached hereto, there is no pending or, to the best knowledge of each Warrantor, threatened action, suit, proceeding or investigation, at law or in equity, before any court, board, body or official of any Governmental Authority or arbitrator against or affecting any Mortgaged Property or any other portion of the Collateral or other assets of any Borrower, which, if decided adversely to any Borrower, would have, or may reasonably be expected to have, a Material Adverse Effect. No Borrower is in default with respect to any order of any Governmental Authority.

         (g) Solvency. Neither any Borrower, any General Partner, nor any Key Principal is insolvent (within the meaning of any applicable federal or state law relating to bankruptcy or fraudulent transfers) and will not be rendered insolvent by the transactions contemplated by the provisions of this Agreement and the other Loan Documents. Taking into account the benefits to each Borrower arising pursuant to the Contribution Agreements, in connection with the execution and delivery of each Security Instrument and the other Loan Documents (and the delivery to, or for the benefit of, Lender of any collateral contemplated thereunder), and the incurrence by each Borrower of the
Obligations:

          (i) each Borrower did not receive less than a reasonably equivalent value in exchange for such transfer or incurrence of the Obligations; and

          (ii) each Borrower

               (A) was solvent on the date that such transfer was made or such Obligations were incurred, and did not become insolvent as a result of such transfer or incurrence of the Obligations;

               (B) is not engaged in a business or a transaction, or is not about to engage in a business or a transaction, for which any property remaining with such Borrower is an unreasonably small capital; and

               (C) does not intend to incur, and does not believe that it will incur, debts that would be beyond such Borrower's ability to pay as such debts matured.

         The present fair saleable value of each Borrower's assets is not less than the amount that will be required to pay each Borrower's probable liability on its existing debts (including the Obligations). There (i) is no pending or, to any Borrower's knowledge, threatened or contemplated, bankruptcy, reorganization, receivership, insolvency or like proceeding, whether voluntary or involuntary, affecting any Borrower, any General Partner, or any Key
Principal or any Mortgaged Property and (ii) has been no assertion or exercise of jurisdiction over any Borrower, any General Partner or any Key Principal or any Mortgaged Property by any court empowered to exercise bankruptcy powers. Neither any Borrower, any General Partner, nor any Key Principal is currently the subject of any judgment unsatisfied of record or docketed in any court of the state in which any Mortgaged Property is located or in any court located in the United States.

         (h) No Contractual Defaults. There are no defaults by any Borrower or, to the knowledge of any Warrantor, by any other Person under any contract to which any Borrower is a party relating to any Mortgaged Property, including any management, rental, service, supply, security, maintenance or similar contract, other than defaults which do not have, and are not reasonably expected to have, a Material Adverse Effect. No Borrower nor, to the knowledge of any Warrantor, any other Person, has received notice or has any knowledge of any existing circumstances in respect of which it could receive any notice of default or breach in respect of any contracts affecting or concerning any Mortgaged Property other than defaults which do not have, and are not reasonably expected to have, a Material Adverse Effect. No event has occurred and is continuing, or would result from the execution of this Agreement, or any other transaction contemplated hereby, which constitutes a Potential Event of Default or an Event of Default. There are no Potential Events of Default or Events of Default.

         (i) Compliance with the Loan Documents. Each Borrower is in compliance with all provisions of the Loan Documents to which it is a party or by which it is bound. The representations and warranties made by each Borrower in the Loan Documents are true, complete and correct as of the Closing Date and do not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

         (j) ERISA. Each Borrower is in compliance in all material respects with all applicable provisions of ERISA and has not incurred any liability to the PBGC for a Plan under Title IV of ERISA. None of the assets of any Borrower constitute plan assets (within the meaning of Department of Labor Regulation ss. 2510.3-101) of any employee benefit plan subject to Title I of ERISA. Neither any Borrower nor any member of such Borrower's Controlled Group is or ever has been obligated to contribute to any Multiemployer Plan.

         (k) Financial Information. The financial projections relating to each Borrower and delivered to the Lender on or prior to the date hereof, if any, were prepared on the basis of assumptions believed by the Warrantors, in good faith at the time of preparation, to be reasonable and each Borrower is not aware of any fact or information that would lead it to believe that such assumptions are incorrect or misleading in any material respect. The financial statements of each

Borrower which have been furnished to the Lender present fairly the financial condition of each Borrower, as of its date in accordance with GAAP, applied on a consistent basis, and since the date of the most recent of such financial statements no event has occurred which would have, or may reasonably be expected to have a Material Adverse Effect, and there has not been any material transaction entered into by each Borrower other than transactions in the ordinary course of business. No Borrower has material contingent obligations which are not disclosed in its most recent financial statements. No material adverse change in the financial condition of any General Partner or any Key Principal has occurred between the respective dates of the financial statements which were furnished to Lender relating to such entities and the date hereof.

         (l) Accuracy of Information. Each Borrower has disclosed to the Lender in writing any fact or circumstance known to the Warrantors concerning Mortgaged Property zoning/legal compliance, insurance coverage, access to public streets, availability of utilities, provision of service, existing matters of title and survey, leases, and current property taxes/assessments, which has had, or in the reasonable judgment of such Borrower could reasonably be expected to have, a Material Adverse Effect. All information, reports and other papers and data furnished by each Borrower, any General Partner or any Key Principal to the Lender were, at the time the same were so furnished, complete and correct in all material respects, or based on good faith estimates on the date as of which such information is stated or certified. Each Borrower has disclosed to the Lender in writing any and all facts known to the Warrantors that have had, or in the reasonable judgment of any Borrower could reasonably be expected to have a Material Adverse Effect. In response to each inquiry to each Borrower relating to any Borrower, each Mortgaged Property and the transactions contemplated by the Loan Documents made by the Lender or Fannie Mae, each Borrower has not to the knowledge of the Warrantors omitted to state a material fact necessary in order to make the response to each inquiry, in light of the circumstances under which such response was made, not misleading.

         (m) No Conflicts of Interest. To the best knowledge of the Warrantors, no member, officer, agent or employee of the Lender has been or is in any manner interested, directly or indirectly, in that Person's own name, or in the name of any other Person, in the Loan Documents, any Borrower or any Mortgaged Property, in any contract for property or materials to be furnished or used in connection with such Mortgaged Property or in any aspect of the transactions contemplated by the Loan Documents.

         (n) Governmental Approvals. No Governmental Approval not already obtained or made is required for the execution and delivery of this Agreement or any other Loan Document or the performance of the terms and provisions hereof or thereof by any Borrower.

         (o) Governmental Orders. No Borrower is presently under any cease or desist order or other orders of a similar nature, temporary or permanent, of any Governmental Authority which would have the effect of preventing or hindering performance of its duties hereunder, nor are there any proceedings presently in progress or to its knowledge contemplated which would, if successful, lead to the issuance of any such order.

         (p) No Reliance. Each Borrower acknowledges, represents and warrants that it understands the nature and structure of the transactions contemplated by this Agreement and the other Loan Documents, that it is familiar with the provisions of all of the documents and instruments relating to such transactions; that it understands the risks inherent in such transactions, including the risk of loss of all or any of the Mortgaged Properties; and that it has not relied on the Lender or Fannie Mae for any guidance or expertise in analyzing the financial or other consequences of the transactions contemplated by this Agreement or any other Loan Document or otherwise relied on the Lender or Fannie Mae in any manner in connection with interpreting, entering into or otherwise in connection with this Agreement, any other Loan Document or any of the matters contemplated hereby or thereby.

         (q) Compliance with Applicable Law. Each of the following statements is subject to those matters disclosed in Schedule 4. Each Borrower is in compliance with Applicable Law, including all Governmental Approvals, if any, except for such items of noncompliance that, singly or in the aggregate, have not had and are not reasonably expected to cause, a Material Adverse Effect. To the knowledge of the Warrantors, each Borrower has disclosed all violations of all Applicable Laws. There are no state or local Applicable Laws regarding rents, occupancy or resale restrictions which adversely affect any Mortgaged Property. All rental restrictions relating to any Mortgaged Property as a result of any federal government loan or assistance have been fully terminated. To the knowledge of the Warrantors, there is no evidence of any illegal activities relating to controlled substances on any Mortgaged Property.

         (r) Single Purpose Entity. The Delaware Partnership and each General Partner is a Single Purpose entity. The only real or personal property owned by the Georgia Borrower are the Mortgaged Properties known as Embarcadero Club Apartments and Tanglewood Village Apartments and assets related to or arising out of the ownership, the operations and maintenance of such Mortgaged Properties. The only real or personal property owned by the Indiana Borrower is the Mortgaged Property known as Brendon Way Apartments and assets related to or arising out of the ownership, the operations and maintenance of such Mortgaged Property. The only real or personal property owned by the Texas Borrower is the Mortgaged Property known as Castle Bluff Apartments and assets related to or arising out of the ownership, the operations and maintenance of such Mortgaged Property. None of the Georgia Borrower, the Indiana Borrower and the Texas Borrower (i) is engaged in any business or activity other than in connection with the ownership, management and operation of any Mortgaged Property or (ii) owes any Indebtedness other than Indebtedness relating to the Term Loan or secured by Permitted Liens. To the knowledge of the Warrantors, each of the Georgia Borrower, the Indiana Borrower and the Texas Borrower is a Single Purpose entity.

         (s) Lines of Business. No Borrower is engaged in any businesses other than the acquisition, ownership, development, leasing or management of the Mortgaged Properties, and the conduct of these businesses does not violate its Organizational Documents pursuant to which it is formed.

         (t) Disclosure of Indebtedness. Other than as set forth on Schedule 5 attached hereto, no Borrower has any outstanding Indebtedness.

         (u) Reserved.

         (v) Absence of Default in Payment of Indebtedness. No Borrower is in default in the payment of the principal of or interest on any of its indebtedness for borrowed money, if any, and no event of default under any instrument under and subject to which any indebtedness has been incurred, has occurred and is continuing, and no event has occurred and is continuing under the provisions of any such instrument which with the lapse of time or the giving of notice, or both, would constitute an event of default under any such instrument.

         (w) No Transfer of Interests in any Borrower. Except as otherwise disclosed in writing to Fannie Mae or the Lender, no Transfer of any Controlling Interest in any Borrower has occurred and is continuing since the date of the application submitted by any Borrower to the Lender.

SECTION 6.02 Representations and Warranties of the Borrowers Relating to Mortgaged Properties. Each Borrower hereby represents and warrants to the Lender as follows with respect to each of the Mortgaged Properties owned by such Borrower (as set forth on Exhibit A hereto) and with respect to other related subject matter as set forth below.

         (a) Title. The Borrower has good, valid, marketable and indefeasible title in fee to each Mortgaged Property, free and clear of all Liens whatsoever except the Permitted Liens. If a Mortgaged Property is a condominium, as defined by the statutes in effect in the jurisdiction in which such Mortgaged Property is located, a legal, valid and binding declaration establishing such condominium is in full force and effect and the Borrower has good, valid, marketable and indefeasible title in fee to each and every condominium unit and its appurtenant undivided interest in the applicable common elements related to each condominium unit subject to such declaration and the condominium units and their appurtenant interests created by the declaration in the aggregate comprise the entire integrated structure of which each such unit is a part. Each Mortgage, if and when properly recorded in the appropriate records, together with any Uniform Commercial Code financing statements required to be filed in connection therewith, will create a valid, perfected first lien on the Mortgaged Property to which it relates (including the Leases, the rents and all rights to collect rents thereunder), which, in the case of a condominium, includes each and every condominium unit and its appurtenant undivided interest in the applicable common elements related to each condominium unit, subject only to Permitted Liens. Except for any Permitted Liens, there are no Liens or claims for work, labor or materials affecting any Mortgaged Property which are or may be prior to, subordinate to, or of equal priority with, the Liens created by the Security Documents. The Borrower represents and warrants that the Permitted Liens do not have, and may not reasonably be expected to have, a Material Adverse Effect.

         (b) Taxes. The Borrower has filed all property and similar tax returns required to have been filed by it with respect to each Mortgaged Property and has paid and discharged, or caused to be paid and discharged, all installments for the payment of real estate, property or similar taxes due to date, and all other material Impositions imposed against, affecting or relating to each Mortgaged Property other than those which have not become due, together with any fine, penalty, interest or cost for nonpayment pursuant to such returns or pursuant to any assessments received by it. To Borrower's knowledge, there are not presently pending any special assessments except as otherwise disclosed by Borrower in writing to Lender prior to the date hereof against any Mortgaged Property or any part thereof. The Borrower has no knowledge of any tax, levy or other governmental or private assessment or charge in respect of any Mortgaged Property which has been enacted and is not effective on the date hereof or has been proposed and which has not been disclosed in writing to the Lender or Fannie Mae.

         (c) Zoning. Except as set forth in Schedule 4, each Mortgaged Property complies in all material respects with all Applicable Laws affecting such Mortgaged Property and without limiting the foregoing, all Permits, including certificates of occupancy, have been issued and are in full force and effect. Except as set forth on Schedule 4, neither the Borrower nor, to the knowledge of the Borrower, any former owner of any Mortgaged Property has received any written notification or threat of any actions or proceedings regarding the noncompliance or nonconformity of such Mortgaged Property with Applicable Laws or Permits, nor is the Borrower otherwise aware of any such pending actions or proceedings.

         (d) Liability for Hazardous Substances. Except as disclosed in any Environmental Report or otherwise disclosed in writing by the Borrower to the Lender before the date of this Agreement, to the knowledge of the Warrantors, the Borrower has no liability, contingent or otherwise, in connection with any Hazardous Substance Activity on or affecting any Mortgaged Property in violation of Hazardous Materials Laws as in effect as of the Closing Date.

         (e) Prohibited Activities or Conditions. Except as disclosed in any Environmental Report or otherwise disclosed in writing by the Borrower to the Lender before the date of this Agreement, (a) to the knowledge of the Warrantors, no Prohibited Activities or Conditions exist or have existed at, upon, under or within any Mortgaged Property that have not been remedied and (b) the Borrower has not at any time caused or permitted any Prohibited Activities or Conditions to exist at, upon, under or within any Mortgaged Property.

         (f) Hazardous Materials. Except as disclosed in any Environmental Report or otherwise disclosed in writing by the Borrower to the Lender before the date of this Agreement, (i) neither the Borrower nor, to the knowledge of the Warrantors, any other party has been or is involved in operations at any Mortgaged Property which operations could reasonably be expected to lead to (A) the imposition of liability on the Borrower under any Hazardous Materials Law in effect as of the date of this Agreement, or on any subsequent or former owner of such Mortgaged Property, or (B) the creation of a Lien with respect to a liability on such Mortgaged Property under any Hazardous Materials Law in effect as of the date hereof; (ii) the Borrower has not permitted any tenant or occupant of such Mortgaged Property to engage in any activity that could reasonably be expected to impose a claim or liability under any Hazardous Materials Law in effect as of the date hereof on such tenant or occupant, on the Borrower or on any other subsequent or former owner of such Mortgaged Property; and (iii) the Borrower has not received, and has no knowledge of the issuance of, any claim, citation or notice of any Governmental Actions.

         (g) Reserved.

         (h) Rent Roll. The Borrower has executed and delivered to the Lender a Rent Roll for each Mortgaged Property. Each Rent Roll sets forth each and every unit subject to a Lease as of the date of the Rent Roll. The information set forth on the Rent Roll is true, correct and complete in all material respects as of its date and there has occurred no material adverse change in the information shown on the Rent Roll from the date of the Rent Roll to the Closing Date.

         (i) Status of Landlord under Leases. Except for any assignment of leases and rents which is a Permitted Lien or which is to be released in connection with the consummation of the transactions contemplated by this Agreement, the Borrower is the owner and holder of the landlord's interest under each of the Leases of units in each Mortgaged Property and there are no prior enforceable outstanding assignments of any such Lease, or any portion of the rents, additional rents, charges, issues or profits due and payable or to become due and payable thereunder. The Borrower has not granted any possessory interest in any Mortgaged Property or right to occupy the same except under and pursuant to provisions of existing Leases.

         (j) Enforceability of Leases. The Borrower has delivered to the Lender a true and correct copy of its current form of apartment Lease for the units in each Mortgaged Property. The Borrower leases apartment units in each Mortgaged Property in the ordinary course of its business. Each unit in each Mortgaged Property that is not vacant and that has been leased by Borrower has been leased pursuant to the Lease delivered to the Lender, with no material modifications thereto, or pursuant to a previously used form that is not materially less advantageous to the Borrower, except as disclosed in writing to the Lender. Each Lease constitutes the legal, valid and binding obligation of the Borrower and, to the knowledge of the Borrower, of each of the other parties thereto, and except as disclosed in writing to the Lender, no notice of any default by the Borrower which remains uncured has been delivered to Borrower by any tenant under any Lease.

         (k) No Lease Options. All premises demised to tenants under Leases for the units in each Mortgaged Property are occupied by such tenants as tenants only. No Lease contains any option to purchase, right of first refusal or any other similar provision which is enforceable against the Borrower. No option to purchase, right of first refusal or similar right which is enforceable against the Borrower exists with respect to any Mortgaged Property.

         (l) Insurance. The Borrower has delivered to the Lender certificates of insurance currently in effect as of the date of this Agreement with respect to each Mortgaged Property. Each such insurance policy complies in all respects with the requirements set forth in the Security Documents. All insurance premiums which have become due and payable have been paid.

         (m) Tax Parcels. Each Mortgaged Property is on one or more separate tax parcels, and each such parcel or parcels is separate and apart from any other property.

         (n) Encroachments. Except as may be shown on the Survey for each Mortgaged Property delivered to the Lender, none of the improvements located on any Mortgaged Property encroaches upon the property of any other Person nor lies outside of the boundaries and building restriction lines of such Mortgaged Property and no improvement located on property adjoining any Mortgaged Property lies within the boundaries of or in any way encroaches upon such Mortgaged Property.

         (o) Independent Unit. Except as otherwise disclosed by Borrower in writing to Lender in connection with the application for the Term Loan, each of the following statements in this Section 6.02(o) is true. Each Mortgaged Property is an independent unit which does not rely on any drainage, sewer, access, parking, structural or other facilities located on any property not included in such Mortgaged Property or on public or utility easements for the
(a) fulfillment of any zoning, building code or other requirement of any Governmental Authority that has jurisdiction over such Mortgaged Property, (b) structural support or (c) the fulfillment of the requirements of any Lease or other agreement affecting such Mortgaged Property. The Borrower, directly or indirectly, has the right to use all amenities, easements, public or private utilities, parking, access routes or other items necessary or currently used for the operation of each Mortgaged Property. All public utilities are installed and operating at each Mortgaged Property and all billed installation and connection charges have been paid in full. Each Mortgaged Property is either (a) contiguous to, or (b) benefits from an irrevocable unsubordinated easement permitting access from such Mortgaged Property to a physically open, dedicated public street, and has all necessary permits for ingress and egress and is adequately serviced by public water, sewer systems and utilities. No building or other improvement not located on any Mortgaged Property relies on any part of such Mortgaged Property to fulfill any zoning requirements, building code or other requirement of any Governmental Authority that has jurisdiction over such Mortgaged Property for structural support or to furnish to such building or improvement any essential building systems or utilities.

         (p) Condition of Mortgaged Property. Except as otherwise disclosed by Borrower in writing to Lender in connection with the application for the Term Loan each of the following statements in this Section 6.02(p) is true. Each Mortgaged Property is in good condition, order and repair, there exist no structural or other material defects in any Mortgaged Property, whether latent or otherwise, and the Borrower has not received notice from any insurance company or bonding company of any defects or inadequacies in any Mortgaged Property, or any part of it, which would adversely affect the insurability of any Mortgaged Property or cause the imposition of extraordinary premiums or charges for insurance or of any termination or threatened termination of any policy of insurance or bond. To the best knowledge of the Borrower, no claims have been made against any contractor, architect or other party with respect to the condition of any Mortgaged Property or the existence of any structural or other material defect therein. Each Mortgaged Property has not been materially damaged by fire, or other casualty which damage has not been fully repaired or for which insurance proceeds have not been received or are not expected to be received except as disclosed in writing to Fannie Mae or the Lender; there are no proceedings pending for partial or total condemnation of any Mortgaged Property except as disclosed in writing to Fannie Mae or the Lender. No Mortgaged Property is under construction or substantial rehabilitation.

         (q) Title Insurance. The title insurance policy issued on the Closing Date, relating to each Mortgaged Property and naming Fannie Mae as the insured accurately reflects all liens and encumbrances known by the Borrower to exist on, or which otherwise affect, each respective Mortgaged Property.

         (r) Affiliate Contracts. Except for the contracts set forth on Schedule 6 attached hereto, the Borrower has not entered into any Contractual Obligation, lease or other agreement with any Person that directly or indirectly controls, is controlled by, or is under common control with, the Borrower for the provision of any service, materials or supplies to any Mortgaged Property (including, without limitation, any contract, Lease or agreement for the provision of property management services, cable television services or equipment, gas, electric or other utilities, security services or equipment, parking services, laundry services or equipment or telephone services or equipment).

         (s) Commercial Leases. Except as disclosed on Schedule 7 attached hereto, there are no commercial leases affecting any Mortgaged Property. Neither the Borrower, the Key Principals the General Partner nor any Affiliate of the Borrower, the Key Principals or the General Partner is an Affiliate or otherwise related to the lessee under any cable television lease relating to any Mortgaged Property.

SECTION 6.03 Representations and Warranties of the Lender. The Lender hereby represents and warrants to the Borrower as follows:

         (a) Due Organization. The Lender is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware.

         (b) Power and Authority. The Lender has the requisite power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement.

         (c) Due Authorization. The execution and delivery by the Lender of this Agreement, and the consummation by it of the transactions contemplated thereby, and the performance by it of its obligations thereunder, have been duly and validly authorized by all necessary action and proceedings by it or on its behalf.


                                   ARTICLE VII

                      AFFIRMATIVE COVENANTS OF THE BORROWER

         Each Borrower agrees and covenants with the Lender as follows:


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


SECTION 7.01 [RESERVED.]

SECTION 7.02 Maintenance of Existence. Each Borrower shall maintain its existence and continue to be a limited partnership or a general partnership (as the case may be), organized and in good standing (if applicable) under the laws of its respective state of organization and continue to be duly qualified to do business in and shall remain in good standing (if applicable) in each state in which any Mortgaged Property is located and in each other jurisdiction in which such qualification and/or standing is necessary to the conduct of its business and where the failure to be so qualified would adversely affect the validity, the enforceability, or the ability of the Borrower to perform its obligations under this Agreement and the other Loan Documents. Each General Partner shall maintain its existence and continue to be a limited liability company organized and in good standing under the laws of its respective state of organization, and continue to be duly qualified to do business in and shall remain in good standing in each jurisdiction in which such qualification and/or standing is necessary to the conduct of its business and where the failure to be so qualified would materially adversely affect the validity, the enforceability or the ability of any Borrower to perform its obligations under this Agreement and the other Loan Documents.

SECTION 7.03 [RESERVED.]

SECTION 7.04 Financial Statements; Accountants' Reports; Other Information. Each Borrower shall keep and maintain at all times complete and accurate books of account and records in sufficient detail to correctly reflect (x) all of their own financial transactions and assets and (y) the results of the operation of each Mortgaged Property and copies of all written contracts, Leases and other material instruments which affect each Mortgaged Property (including bills, invoices and contracts for electrical service, gas service, water and sewer service, waste management service, telephone service and management services). In addition, each Borrower shall furnish, or cause to be furnished, to the
Lender:

         (a) Annual Financial Statements. As soon as available, and in any event within 120 days after the close of each Borrower's fiscal year, the Borrowing Agent shall deliver the balance sheets, statement of income, partners' equity and retained earnings and statements of cash flow of each Borrower and each Key Principal for such fiscal year, all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the prior fiscal year, prepared in accordance with GAAP, consistently applied, and accompanied by a certificate of each Borrower (or each Borrower's independent certified public accountants if requested by the Lender in its discretion) to the effect that such financial statements have been prepared in accordance with GAAP, consistently applied, and that such financial statements fairly present the results of its operations and financial condition for the periods and dates indicated, with such certification to be free of exceptions and qualifications as to the scope of the audit or as to the going concern nature of the business.

         (b) Quarterly Financial Statements. As soon as available, and in any event within 45 days after each of the first three fiscal quarters of each fiscal year, the unaudited balance sheet of each Borrower as of the end of such fiscal quarter, the unaudited statement of income and retained earnings of each Borrower and the unaudited statement of cash flows of each Borrower for the portion of the fiscal year ended with the last day of such quarter, all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the previous fiscal year, accompanied by a certificate of each Borrower's Authorized Representative to the effect that such financial statements have been prepared in accordance with GAAP, consistently applied, and that such financial statements fairly present the results of its operations and financial condition for the periods and dates indicated subject to year end adjustments in accordance with GAAP.

         (c) Quarterly Property Statements. As soon as available, and in any event within 30 days after each Calendar Quarter, a statement of income and expenses of each Mortgaged Property accompanied by a certificate of each Borrower's Authorized Representative to the effect that each such statement of income and expenses fairly presents the operations of each such Mortgaged Property for the period indicated.

         (d) Annual Property Statements. On an annual basis within one-hundred twenty (120) days of the end of its fiscal year, an annual statement of income and expenses of each Mortgaged Property accompanied by a certificate of each Borrower's Authorized Representative to the effect that each such statement of income and expenses fairly presents the operations of each such Mortgaged Property for the period indicated. At Lender's request each Borrower shall provide to Lender, at Borrower's expense, certified annual statements of income and expenses of each Mortgaged Property prepared by an independent certified public accountant satisfactory to the Lender.

         (e) Updated Rent Rolls. Upon the Lender's request (but not more frequently than quarterly), a current Rent Roll for each Mortgaged Property, showing the name of each tenant, and for each tenant, the space occupied, the lease expiration date, the rent payable, the rent paid and any other information requested by the Lender and accompanied by a certificate of such Borrower's Authorized Representative to the effect that the information set forth in such Rent Roll is true and correct in all material respects as of its date and contains all of the information as and when requested by the Lender.

         (f) Security Deposit Information. Upon the Lender's request, an accounting of all security deposits held in connection with any Lease of any part of any Mortgaged Property, including the name and identification number of the accounts in which such security deposits are held, the name and address of the financial institutions in which such security deposits are held and the name and telephone number of the person to contact at such financial institution, along with any authority or release necessary for the Lender to access information regarding such accounts.

         (g) Securities Law Reporting Information. If, and for so long as, any Borrower or any Key Principal is a reporting company under the Securities and Exchange Act of 1934, promptly upon becoming available, (a) copies of all financial statements, reports and proxy statements sent or made available generally by Borrower or any Key Principal, or any of their



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

Affiliates, to their respective security holders, (b) all regular and periodic reports and all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or a similar form) and prospectuses, if any, filed by Borrower or any Key Principal, or any of their Affiliates, with the Securities and Exchange Commission or other Governmental Authorities, and (c) all press releases and other statements made available generally by Borrower or any Key Principal, or any of their Affiliates, to the public concerning material developments in the business of Borrower or other party.

         (h) Accountants' Reports. Within 30 days after any Borrower's receipt, copies of any reports or management letters submitted to any Borrower by its independent certified public accountants in connection with the examination of its financial statements made by such accountants (except for reports otherwise provided pursuant to subsection (a) above).

         (i) Business Plan. Promptly after finalization thereof, the Business Plan of each Borrower for the year then in progress within 90 days after the end of each calendar year.

         (j) Complaints. Within 10 days after any Borrower's receipt, copies of any complaint filed against any Borrower or any Mortgaged Property management alleging any violation of fair housing law, handicap access or the Americans with Disabilities Act and any final administrative or judicial dispositions of such complaints.

         (k) Asset Manager Reports. Promptly, after receipt, the reports delivered by the Asset Manager under Section 4.4 and 5.2.1(a) of the Asset Management Agreement as in effect as of the date hereof.

         (l) [RESERVED.]

         (m) Other Reports. Promptly upon receipt thereof, all schedules, financial statements or other similar reports delivered by any Borrower pursuant to the Loan Documents or requested by the Lender with respect to any Borrower's business affairs or condition (financial or otherwise) or any of the Mortgaged Properties.

         (n) Certification. All certifications required to be delivered pursuant to this Section 7.04 shall run directly to and be for the benefit of Lender and Fannie Mae.

SECTION 7.05 Certificate of Compliance. Each Borrower shall deliver to the Lender concurrently with the delivery of the financial statements and/or reports required to be delivered pursuant to Section 7.04 (a) and (b) above a certificate signed by its Authorized Representative or by it stating that, to the best knowledge of such individual following reasonable inquiry, (i) no event described in Section 7.08 has occurred or that notice has been given, and (ii) no Event of Default or Potential Event of Default has occurred, or if an Event of Default or Potential Event of Default has occurred, specifying the nature thereof in reasonable detail and the action which Borrower is taking or proposes to take with respect thereto. Any certificate required by this Section 7.05 shall run directly to and be for the benefit of Lender and Fannie Mae.

SECTION 7.06 Maintain Licenses. Each Borrower shall procure and maintain in full force and effect all licenses, Permits, charters and registrations which are material to the conduct of its business and shall abide by and satisfy all terms and conditions of all such licenses, Permits, charters and registrations.

SECTION 7.07 Access to Records; Discussions With Officers and Accountants. To the extent permitted by law and in addition to the applicable requirements of the Security Instruments, each Borrower shall permit the Lender:

         (a) to inspect, make copies and abstracts of, and have reviewed or audited, such of Borrower's books and records as may relate to the Obligations or any Mortgaged Property;

         (b) to discuss Borrower's affairs, finances and accounts with Senior Management and, solely with respect to any information specific to any Mortgaged Property, any site manager of such Mortgaged Property;

         (c) to discuss Borrower's affairs, finances and accounts with its independent public accountants, provided that Borrower's Authorized Representative has been given the opportunity by the Lender to be a party to such discussions; and

         (d) to receive any other information that the Lender deems necessary or
relevant  in  connection  with  the  Term  Loan,  any  Loan  Document,   or  the
Obligations.

         Each Borrower  shall  maintain  complete and accurate books and records
(i) reflecting all of its business affairs and transactions in accordance with GAAP consistently applied and any applicable regulations, (ii) in sufficient detail to correctly reflect the results of the operation of each Mortgaged Property, and (iii) of all written contracts, leases and other instruments which affect any Mortgaged Property (including but not limited to all bills, invoices and contracts for electrical service, gas service, water and sewer service, waste management service, telephone service and management services). Lender shall have reasonable access to each Borrower's books and records and the books and records relating to the transactions contemplated by the Loan Documents.

         The books and records of each Borrower and the books and records relating to the transactions contemplated by the provisions of the Loan Documents shall be maintained at the address of the Borrowing Agent set forth in
Section 16.08 of this Agreement, unless any Borrower shall otherwise advise Lender in writing.

         Notwithstanding the foregoing, prior to an Event of Default or Potential Event of Default, all inspections shall be conducted with prior notice at reasonable times during normal business hours and during a Potential Event of Default all such inspections shall be conducted with one day prior notice.

SECTION 7.08 Inform the Lender of Material Events. Each Borrower shall promptly inform the Lender in writing of any of the following (and shall deliver to the Lender copies of any related written communications, complaints, orders, judgments and other documents relating to the following) of which any member of Senior Management has actual knowledge:

         (a) Defaults. The occurrence of any Event of Default or any Potential Event of Default under this Agreement or any other Loan Document;

         (b) [RESERVED.];

         (c) Legal Proceedings. The commencement or threat of, or amendment to, any proceedings by or against any Borrower in any Federal, state or local court or before any Governmental Authority, or before any arbitrator, which, if adversely determined, would have, or at the time of determination may reasonably be expected to have, a Material Adverse Effect;

         (d) Bankruptcy Proceedings. The commencement of any proceedings by or against any Borrower, any General Partner or any Key Principal under any applicable bankruptcy, reorganization, liquidation, insolvency or other similar law now or hereafter in effect or of any proceeding in which a receiver, liquidator, trustee or other similar official is sought to be appointed for any such party;

         (e) Regulatory Supervision or Penalty. The receipt of notice from any Governmental Authority having jurisdiction over any Borrower that (A) any Borrower is being placed under regulatory supervision, (B) any license, Permit, charter, membership or registration material to the conduct of any Borrower's business or the Mortgaged Properties is to be suspended or revoked or (C) any Borrower is to cease and desist any practice, procedure or policy employed by it, as the case may be, in the conduct of its business, and such cessation would have, or may reasonably be expected to have, a Material Adverse Effect;

         (f) Environmental Claim. The receipt from any Governmental Authority or other Person of any notice of violation, claim, demand, abatement, order or other order or direction (conditional or otherwise) for any damage, including personal injury (including sickness, disease or death), tangible or intangible property damage, contribution, indemnity, indirect or consequential damages, damage to the environment, pollution, contamination or other adverse effects on the environment, removal, cleanup or remedial action or for fines, penalties or restrictions, resulting from or based upon (a) the existence or occurrence, or the alleged existence or occurrence, of a Hazardous Substance Activity or (b) the violation, or alleged violation, of any Hazardous Materials Laws in connection with any Mortgaged Property or any of the other assets of any Borrower;

         (g) Tax Audit. The receipt of notice from the Internal Revenue Service or any state or local tax authority of any assessment relating to the tax treatment of any Borrower as other than a partnership;

         (h) Trade Creditor Defaults. The failure of the Delaware Borrower to pay any trade liabilities to any Persons pursuant to any Contractual Obligations in an amount in excess of $500,000 in the aggregate or the failure of any other Borrower to pay any trade liabilities to any Persons pursuant to any Contractual Obligations in an amount in excess of $100,000 in the aggregate;

         (i) Material Adverse Effects. The occurrence of any act, omission, change or event which has a Material Adverse Effect subsequent to the date of the most recent audited financial statements of any Borrower delivered by it pursuant to Section 7.04;

         (j)  Accounting   Changes.   Any  material  change  in  any  Borrower's
accounting policies or financial reporting practices;

         (k) Change in Senior Management. Any change in the identity of any member of Senior Management or any Key Principal.

SECTION 7.09 Single-Purpose Entities. Each Borrower shall at all times maintain and conduct itself as a Single-Purpose entity.

SECTION 7.10 Inspection. Each Borrower shall permit any Person designated by the
Lender: (i) to make entries upon and inspections of the Mortgaged Properties; and (ii) to otherwise verify, examine and inspect the amount, quantity, quality, value and/or condition of, or any other matter relating to, any Mortgaged Property; provided, however, that prior to an Event of Default or Potential Event of Default, all such entries, examinations and inspections shall be conducted with prior notice to the Borrower that owns the applicable Mortgaged Property at reasonable times during normal business hours and during a Potential Event of Default all such entries, examinations and inspections shall be conducted with one day prior notice to the Borrower that owns the applicable Mortgaged Property.

SECTION 7.11 Compliance with Applicable Laws. Each Borrower shall comply in all material respects with all Applicable Laws now or hereafter affecting any Mortgaged Property or any part of any Mortgaged Property or requiring any alterations, repairs or improvements to any Mortgaged Property. Each Borrower shall procure and continuously maintain in full force and effect, and shall abide by and satisfy all material terms and conditions of all Permits. Borrower shall be deemed to be in compliance with all Applicable Laws relating to and despite the matters disclosed on Schedule 4 as required by the prior sentence during the period in which and so long as Borrower completes the repairs specified in Schedule 4 by May 1, 2000.

SECTION 7.12 Warranty of Title. Each Borrower shall warrant and defend (a) the title to each Mortgaged Property and every part of each Mortgaged Property, subject only to Permitted Liens, and (b) the validity and priority of the lien of the applicable Loan Documents, subject only to Permitted Liens, in each case against the claims of all Persons whatsoever.

SECTION 7.13 Defense of Actions. Each Borrower shall appear in and defend any action or proceeding purporting to affect the security for this Agreement or the rights or power of the

Lender hereunder, and shall pay all reasonable out-of-pocket costs and expenses, including the cost of evidence of title and reasonable attorneys' fees, in any such action or proceeding in which the Lender may appear. If any Borrower fails to perform any of the covenants or agreements contained in this Agreement, or if any action or proceeding is commenced that is not diligently defended by it which affects in any material respect the Lender's interest in any Mortgaged Property or any part thereof, including eminent domain, code enforcement or proceedings of any nature whatsoever under any Applicable Law, whether now existing or hereafter enacted or amended, then the Lender may, but without obligation to do so and without notice to or demand upon the Borrowing Agent or the applicable Borrower and without releasing any Borrower from any Obligation, make such appearances, disburse such sums and take such action as the Lender deems necessary or appropriate to protect the Lender's interest, including disbursement of attorney's fees, entry upon such Mortgaged Property to make repairs or take other action to protect the security of said Mortgaged Property, and payment, purchase, contest or compromise of any encumbrance, charge or lien which in the judgment of the Lender appears to be prior or superior to the Loan Documents. In the event (i) that any Security Instrument is foreclosed in whole or in part or that any Loan Document is put into the hands of an attorney for collection, suit, action or foreclosure, or (ii) of the foreclosure of any mortgage, deed to secure debt, deed of trust or other security instrument prior to or subsequent to any Security Instrument or any Loan Document in which proceeding the Lender is made a party or (iii) of the bankruptcy of any Borrower or any Key Principal or an assignment by any Borrower or Key Principal for the benefit of their respective creditors, such Borrower or any Key Principal shall be chargeable with and agrees to pay all reasonable out-of-pocket costs of collection and defense, including actual attorneys' fees in connection therewith and in connection with any appellate proceeding or post-judgment action involved therein, which shall be due and payable together with all required service or use taxes.

SECTION 7.14 Insurance Escrow. (a) So long as no Event of Default has occurred and is continuing, Lender hereby waives the obligations of Borrower under
Section 7 of each Security Instrument with respect to the escrow of premiums for insurance (the "Required Escrow Payments"). During any period in which the obligation to pay the Required Escrow Payments has been waived pursuant to this
Section 7.14, each Borrower shall do one of the following:

               (1) Each Borrower shall pay such insurance premiums directly to the payee thereof and send to the Lender invoices and paid receipts, or other documentation satisfactory to Lender, evidencing payment of insurance premiums on the earlier of the date that such insurance is due and payable or thirty (30) days prior to the expiration date of the insurance policy, and shall include all such payments in its monthly and annual property income and expense data; or

               (2) at least 15 days prior to the expiration date of the insurance policy (the "Expiring Policy") each Borrower shall provide to Lender written proof that the expiration date of the Expiring Policy has been extended by at least 30 days certified by the issuer of the insurance policy. Then, at least 10 days before the original expiration date (not the extended expiration date) of the Expiring Policy, each Borrower shall either (i) deliver to Lender written proof certified by the issuer of the insurance policy that an insurance policy replacing the Expiring Policy, or an extension of the Expiring Policy, has been obtained, for a period of at least one year after the original expiration date of the Expiring Policy (as applicable, the "Renewal Policy"), and paid receipts or other documentation establishing that it has paid its portion of the insurance premium for the Renewal Policy or (ii) deliver an amount equal to its portion of such insurance premium as reasonably determined by the Lender (the "Deposit"). If any Borrower delivers the Deposit to Lender, Lender shall hold the Deposit in a custodial account meeting the requirements of the DUS Guide, and shall only disburse the Deposit (plus interest) as follows:

                    (A) Whenever any Borrower  delivers to Lender  written proof certified by the issuer of the insurance policy that the Renewal Policy has been obtained and paid receipts or documentation establishing that it has paid its portion of the insurance premium, Lender shall disburse the Deposit (plus interest) to the Borrowing Agent (unless Lender has already disbursed it pursuant to paragraph (B) below) (the "Borrower Disbursement").

                    (B) If, at any time before any  Borrower has  delivered  the proof referred to in paragraph (A) above, the expiration date of the Expiring Policy, as it may have been extended from time to time according to certificates issued by the issuer to Lender, is less than 30 days in the future, Lender may disburse the Deposit (plus interest) to purchase the required insurance on behalf of the Borrower (the "Purchase Event").

         (b) Lender's waiver of the Required Escrow Payments shall, at the option of Lender, be revoked upon the occurrence of any of the following events, and each Borrower's obligations under Section 7 of the Security Instruments shall immediately be reinstated:

               (1) an Event of Default; or

               (2) a Purchase Event; or

               (3) a Borrower Disbursement has not taken place within three months after original expiration date of the Expiring Policy; or

               (4) any Borrower's failure to perform its obligations under paragraph (1) and (2) of subsection (a); or

               (5) any Borrower's failure to perform its obligations under paragraph (1) of subsection (a) unless it performs its alternative obligations under paragraph (2) of subsection (a).



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


SECTION 7.15 ERISA. Each Borrower shall at all times remain in compliance in all
material   respects  with  all  applicable   provisions  of  ERISA  and  similar
requirements of the PBGC.

SECTION 7.16 Loan Document Taxes. If any tax, assessment or Imposition (other than a tax imposed on or measured by, the net income or capital (including branch profits tax) of the Lender (or any transferee or assignee thereof, including a participation holder)) ("Loan Document Taxes") is levied, assessed or charged by the United States, or any State in the United States, or any political subdivision or taxing authority thereof or therein upon any of the Loan Documents or the obligations secured thereby, the interest of the Lender in the Mortgaged Properties, or the Lender by reason of or as holder of the Loan Documents, each Borrower shall pay all such Loan Document Taxes to, for, or on account of the Lender (or provide funds to the Lender for such payment, as the case may be) as they become due and payable and shall promptly furnish proof of such payment to the Lender, as applicable. In the event of passage of any law or regulation permitting, authorizing or requiring such Loan Document Taxes to be levied, assessed or charged, which law or regulation in the opinion of counsel to the Lender may prohibit each Borrower from paying the Loan Document Taxes to or for the Lender, each Borrower shall enter into such further instruments as may be permitted by law to obligate it to pay such Loan Document Taxes. In addition, such Borrower shall pay all documentary stamp, recording, transfer, mortgage, intangible or filing or other taxes or fees and any and all liabilities with respect thereto, or resulting therefrom which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of or filing of record, recordation, release or discharge of, this Agreement, the Security Instruments, or any other Loan Document. All amounts due under this Section 7.16 shall be payable within 10 days after delivery of written notice from the Lender to the Borrowing Agent unless a non-appealable judicial order requires that any such payments must be made on an earlier date in which case payment shall be made by such date on written demand therefor.

SECTION 7.17 Further Assurances. Each Borrower, at the request of the Lender, shall execute and deliver and, if necessary, file or record such statements, documents, agreements, UCC financing and continuation statements and such other instruments and take such further action as the Lender from time to time may request as reasonably necessary, desirable or proper to carry out more effectively the purposes of this Agreement or any of the other Loan Documents or to subject the Collateral to the lien and security interests of the Loan Documents or to evidence, perfect or otherwise implement, to assure the lien and security interests intended by the terms of the Loan Documents or in order to exercise or enforce its rights under the Loan Documents.

SECTION 7.18 [RESERVED.]

SECTION 7.19 [RESERVED.]

SECTION 7.20 [RESERVED.]



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

SECTION 7.21 Affiliate Contracts. Except as set forth on Schedule 6, each Borrower shall not enter into any Contractual Obligation, lease or other agreement with any person that directly or indirectly controls, is controlled by, or is under common control with it for the provision of any service, materials or supplies to any Mortgaged Property (including, without limitation, any contract, lease or agreement for the provision of property management services, cable television services or equipment, gas, electric or other utilities, security services or equipment, parking services, laundry services or equipment or telephone services or equipment).

SECTION 7.22 Manager; Management Fees. If any Manager is removed by Lender pursuant to the terms and conditions of the Loan Documents, each Borrower agrees to use commercially reasonable efforts to hire a new Manager on or prior to the effective date of termination unless otherwise directed by Lender. Any new
Manager must be approved in writing by Lender prior to being hired which approval shall be granted if Lender determines that such proposed Manager is qualified in accordance with the criteria set forth in Section 701 of the DUS Guide. The management agreement between the applicable Borrowers or Borrower and the new Manager must be approved in writing by Lender and the applicable Borrower or Borrowers and new Manager must execute and deliver to Lender a new Assignment of Management Agreement. During any period in which any Mortgaged Property is managed by a subsidiary of any Borrower or of any Affiliate of any Borrower or any member of any Borrower, the management fee paid to such management entity in respect of such Property shall not exceed the Maximum Percentage of the Gross Revenues of such Property as specified on Exhibit A.

SECTION 7.23 [RESERVED.]

SECTION 7.24 [RESERVED.]

SECTION 7.25 Ownership of Mortgaged Properties. Each Borrower shall be the sole owner of each of the Mortgaged Properties free and clear of any Liens other than Permitted Liens.

         SECTION 7.26 Post-Closing Requirements (a) Not later than March 1, 2000, (i) Borrower will deliver to Lender a Survey of each Initial Mortgaged Property for which Borrower did not deliver a Survey on or before the Initial Closing Date which Survey shall include, without limitation, a certification of the Surveyor as set forth in paragraph 5 of the Surveyor's Certificate required by the DUS Guide referencing the respective Title Insurance Policy delivered on January 31, 2000 and (ii) the Title Company shall issue an endorsement to those Title Insurance Policies relating to Mortgaged Properties where the legal description in Schedule A (and Exhibit A attached thereto) of such Title Insurance Policies does not conform with the legal description set forth in the Survey with respect to such Mortgaged Properties, insuring that the legal description contained in the Security Instruments relating to such Mortgaged Properties is the same as the property described in Schedule A (and Exhibit A attached thereto) of such Title Insurance Policy and as the property described in such Survey (the "Survey Endorsement"). Borrower's failure to deliver any such Survey or Survey Endorsement shall be an Event of Default. Lender agrees that such an Event of Default relates solely to the

Initial Mortgaged Properties for which the Surveys or Survey Endorsement are not delivered and may be cured pursuant to the last paragraph of Section 11.01.

         (b) After the Initial Closing Date, Borrower will deliver to Lender the following good standing certificates or opinions of Borrower's local counsel:

          (1) Not later than March 1, 2000 or March 15, 2000 with respect to the state of Ohio (the "Initial Good Standing Deadline"), Borrowers will deliver a good standing certificate with respect to the Delaware Borrower, Texas Borrower and each General Partner of such Borrowers issued by the secretary of state (or similar officer) of every state in which the Delaware Borrower and the Texas Borrower owns a Mortgaged Property except to the extent any such good standing certificate was delivered on or before the Initial Closing Date (a "Missing Good Standing State").

          (2) The Initial Good Standing Deadline in any Missing Good Standing State will be extended through May 31, 2000 if Borrower's local counsel in such Missing Good Standing State delivers, not later than the Initial Good Standing Deadline, a legal opinion addressed to Lender to the effect that the Delaware Borrower's failure, or the Texas Borrower's failure, or either such Borrower's General Partner's failure, or all such failures, as the case may be, to be duly qualified and in good standing in the state in question will not (i) impair the legal right or ability of either such Borrower (which will be represented by its General Partner) to employ legal process in such state to evict a tenant of the Mortgaged Property in such state for nonpayment of rent, or if it does impair that legal ability, such impairment will end when such Borrower, or such Borrower's General Partner, or both, as the case may be, becomes duly qualified and in good standing in such state (including with respect to tenant defaults that occur before it becomes duly qualified and in good standing), and (ii) impair the ability of Lender to enforce the terms and provisions of the Loan Documents against such Borrowers.

          (3) Notwithstanding paragraph (1), no good standing certificate will be required with respect to any such Borrower's General Partner in any state in which local counsel delivers a legal opinion addressed to Lender to the effect that such Borrower's General Partner is not required to be qualified as a foreign corporation in such state or that the failure of such Borrower's General Partner to be duly qualified and in good standing in the state in question does not materially and adversely affect such Borrower's General Partner or such Borrower.


                                  ARTICLE VIII

                       NEGATIVE COVENANTS OF THE BORROWER

         Each Borrower, with respect to itself, agrees and covenants with the Lender that, at all times during the Term of this Agreement:

SECTION 8.01 Other Activities. Each Borrower shall not:



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

          (i) acquire any real or personal property other than any Mortgaged Property and assets related to the operations and maintenance of any Mortgaged Property or engage in any business or activity other than in connection with the ownership, management and operation of any Mortgaged Property;

          (ii) amend, modify, supplement or waive any terms or provisions of its Partnership Agreement without the prior written consent of Fannie Mae, provided that such consent shall not be withheld, after request therefor, if the proposed change is not inconsistent with the terms of the Loan Documents, and will not have a Material Adverse Effect or result in a Potential Event of Default or Event of Default;

          (iii) use, or permit to be used, any Mortgaged Property for any uses or purposes other than as a Multifamily Residential Property;

          (iv) either directly or indirectly sell, transfer, exchange or otherwise dispose of any of its assets except as permitted hereunder or by each Mortgage;

          (v) dissolve or liquidate in whole or in part (except that it is understood that sales of Mortgaged Properties in accordance with the Loan Documents and distribution of the resulting sales proceeds shall not be regarded as dissolution or liquidation, even though the long-run effect will be to result in the eventual dissolution or liquidation of any Borrower); or

          (vi) merge or consolidate with any Person.

SECTION 8.02 [RESERVED.]

SECTION 8.03 Zoning. No Borrower shall initiate or consent to any zoning reclassification of any Mortgaged Property or seek any variance under any zoning ordinance or use or permit the use of any Mortgaged Property in any manner that could result in the use becoming a nonconforming use under any zoning ordinance or any other applicable land use law, rule or regulation.

SECTION 8.04 Liens. No Borrower shall create, incur, assume or suffer to exist any Lien on any Mortgaged Property or any part of any Mortgaged Property, except the Permitted Liens.

SECTION 8.05 Sale. No Borrower shall sell, convey, transfer, assign or otherwise relinquish any Mortgaged Property or any part of any Mortgaged Property or any interest therein without the prior written consent of Lender, other than (a) as may be permitted by the Loan Documents, or (b) to enter into Leases for units or other space in any Mortgaged Property to any tenant in the ordinary course of business.

SECTION 8.06 Indebtedness. No Borrower shall now or at any time in the future be obligated with respect to Indebtedness other than (i) the Obligations, (ii) obligations defined in subsection (c) of the definition of "Indebtedness" which are capital leases permitted as Permitted Liens and (iii) payments owing under the Contribution Agreement.



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

SECTION 8.07 Principal Place of Business. No Borrower shall change its principal place of business or the location of its books and records, each as set forth in
Section 6.01, without first giving 30 days' prior written notice to the Lender.

SECTION 8.08 [RESERVED]

SECTION 8.09 Condominiums. No Borrower shall submit any Mortgaged Property to a condominium regime during the Term of this Agreement.

SECTION 8.10 Restrictions on Partnership Distributions. No Borrower shall make any distributions of any nature or kind whatsoever to the owners of its Ownership Interests as such if, at the time of such distribution, an Event of Default has occurred and remains uncured.


                                   ARTICLE IX

                  INDEMNIFICATION, LIABILITY AND OTHER MATTERS

SECTION 9.01 Indemnification. Each Borrower hereby releases the Lender, Fannie Mae, the Servicer and their respective officers, directors, members, shareholders, officials, agents, independent contractors and employees from, and covenants and agrees to indemnify, hold harmless and defend the Lender, Fannie Mae, the Servicer and their respective officers, members, directors, shareholders, officials, agents, independent contractors and employees and each of them (each an "indemnified party") from and against (a) any and all claims, joint or several, by or on behalf of any person arising from any cause whatsoever in connection with the transactions provided for in the Loan Documents or otherwise in connection with each Mortgaged Property or the execution or amendment of any document relating thereto; (b) any and all claims, joint or several, arising from any cause whatsoever in connection with the approval of the financing of any Mortgaged Property; (c) any and all claims, joint or several, arising from any act or omission of any Borrower or any of its agents, servants, employees or licensees, in connection with the Loan Documents or any Mortgaged Property; (d) any certifications or representations made by any person other than the party seeking indemnification in connection therewith and the carrying out by any Borrower of any of the transactions contemplated by the Loan Documents; (e) any and all claims arising in connection with the operations of any Mortgaged Property, or the conditions, occupancy, use, possession, conduct or management of work done in or about, or from the planning, design, acquisition, installation or construction of, any Mortgaged Property or any part of any Mortgaged Property or with respect to any act, event, condition or circumstance in connection with any Mortgaged Property; (f) any and all losses, claims, damages, liabilities or expenses, joint or several, arising out of or connected with the exercise by the Lender, Fannie Mae, or the Servicer of their respective powers or duties under any of the Loan Documents; (g) the misfeasance or malfeasance of, or theft committed by any director, officer, employee, partner or agent of any Borrower; (h) the violation by any Borrower of any federal or state laws, rules or regulations relating to the maximum amount of interest permitted to be received on account of the loan of money; (i) representations or warranties of any Borrower contained in this Agreement, any Loan Document or in any certificate furnished or delivered to the Lender, Fannie Mae or the Servicer shall have been false when made; (j) any and all claims by any other Person in connection with such Person having an interest in any Mortgaged Property, other than with respect to a Permitted Lien; and (k) all reasonable costs, counsel fees, expenses or liabilities incurred in connection with any such claim or proceeding referred to in clause (a) through (j) above; provided, however, that the foregoing indemnification shall not be effective to the extent such damages are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of the indemnified party. In the event that any action or proceeding is brought against any indemnified party with respect to which indemnity may be sought hereunder, the Borrowers, upon written notice from the indemnified party to the Borrowing Agent, shall assume the investigation and defense thereof, including the employment of counsel selected by the Borrowing Agent but reasonably acceptable to the indemnified party, and shall assume the payment of all expenses related thereto, with full power to litigate, compromise or settle the same in its sole discretion, provided that such indemnified party shall have the right to review and approve or disapprove any such compromise or settlement.

Each indemnified party shall have the right, if such indemnified party shall reasonably conclude in good faith that a conflict of interest exists, to employ separate counsel in any such action or proceeding and participate in the investigation and defense thereof, and the Borrowers shall pay the reasonable fees and expenses of such separate counsel. In the event that an indemnified party does not conclude that a conflict of interest exists and yet such party prefers to employ separate counsel in such action or proceeding, it may do so at its own cost and expense. If separate counsel are employed as described above, the Borrowers and any such indemnified party agree to cooperate as may reasonably be required in order to ensure the proper and adequate defense of any such action, suit or proceeding, including, but not limited to, making available to each other, and their counsel and accountants, all books and records relating to such action, suit or proceeding. If any such counsel reasonably determines that the rendering of such assistance will adversely affect the defense or interests of its client, such counsel shall not be required to comply with the terms of the immediately preceding sentence.

Notwithstanding any Transfer of any Mortgaged Property to another owner, the Borrowers shall remain obligated to indemnify each indemnified party pursuant to this Section with respect to acts occurring prior to the date of transfer of legal title to such Mortgaged Property (irrespective of when a claim is actually made).

SECTION 9.02 Survival. The indemnity provisions of Section 9.01 shall survive the termination of this Agreement and foreclosure of any Security Instrument or other disposition of any Mortgaged Property to the fullest extent permitted by law. All amounts due under Section 9.01 shall be payable within 30 days after delivery of written notice from Lender or Servicer to the Borrowing Agent unless judicial order requires that any such payments must be made on an earlier date in which case payment shall be made by such date on written demand therefor. Notwithstanding anything to the contrary contained herein, any liability of a Borrower (and any trustee or other person or persons winding up the affairs of such Borrower pursuant to Section 17-803 of the Delaware Revised Limited Partnership Act or the equivalent provisions of any other Applicable Law under which a Borrower is organized) shall be deemed satisfied in full and fully discharged (and such Borrower and any partner, controlling Person or Affiliate thereof shall be forever released) on (A) the date that is one year after the Obligations are paid in full (the "Satisfaction Date"), or (B) solely with respect to any claim or demand pending or threatened for environmental liabilities that is actually known to such Borrower as of the Satisfaction Date, the later to occur of (i) the date that is one year after the Satisfaction Date or (ii) the date on which liquidation of such Borrower and final distribution of the assets of such Borrower occurs pursuant to Section 17-804 of the Delaware Revised Uniform Limited Partnership Act or the equivalent provisions of any other Applicable Law under which a Borrower is organized.

SECTION 9.03 Liability of the Borrowers. The obligation of the Borrowers to make any and all payments to Lender required by this Agreement shall not be subject to diminution by set-off, recoupment, counterclaim (other than mandatory counterclaims), abatement or otherwise.

SECTION 9.04 Lender, Fannie Mae and Servicer Not Liable. Neither the Lender, Fannie Mae, the Servicer nor any of their respective officials, officers, directors, members, shareholders, agents, independent contractors or employees shall be responsible for or liable to any Borrower or any of its officials, officers, directors, shareholders, members, partners, affiliates, independent contractors or employees for (i) any act or omission of the Lender, Fannie Mae, the Servicer or any other Person made in good faith with respect to the validity, sufficiency, accuracy or genuineness of documents, or of any endorsement(s) thereon (except for documents and endorsements provided by the Lender, Fannie Mae or the Servicer, as applicable), even if such documents should be in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; (ii) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, telecopier or otherwise; (iii) for any loss or delay in the transmission or otherwise of any document or draft required in order to make a Term Loan; and
(iv) for any consequences arising from causes beyond the control of the Lender, Fannie Mae or the Servicer, as applicable. In furtherance and not in limitation of the foregoing, the Lender (or Fannie Mae or the Servicer) may accept documents that appear on their face to be valid and in order, without any responsibility for further investigation. None of the above shall affect, impair, or prevent the vesting of any rights or powers of the Lender, Fannie Mae or the Servicer under this Agreement.

In furtherance and extension and not in limitation of the specific provisions set forth above, any action taken or omitted by the Lender, Fannie Mae or the Servicer under or in connection with any Loan Document or any related certificates or other documents, if taken or omitted in good faith, shall be binding upon each Borrower and shall not put the Lender, Fannie Mae or the Servicer under any resulting liability to any Borrower.

SECTION 9.05 WAIVERS AND CONSENTS. EACH BORROWER AGREES TO BE BOUND BY THIS AGREEMENT AND, TO THE EXTENT PERMITTED BY LAW, (A) WAIVES AND RENOUNCES ANY AND ALL REDEMPTION AND EXEMPTION RIGHTS AND THE BENEFIT OF ALL VALUATION AND APPRAISAL PRIVILEGES AGAINST THE INDEBTEDNESS AND OBLIGATIONS EVIDENCED BY THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS OR BY ANY EXTENSION OR RENEWAL OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; (B) WAIVES

PRESENTMENT AND DEMAND FOR PAYMENT, NOTICES OF NONPAYMENT AND OF DISHONOR, PROTEST OF DISHONOR AND NOTICE OF PROTEST; (C) WAIVES ALL NOTICES IN CONNECTION WITH THE DELIVERY AND ACCEPTANCE OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ALL OTHER NOTICES IN CONNECTION WITH THE PERFORMANCE, DEFAULT OR ENFORCEMENT OF THE PAYMENT OF ANY OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS EXCEPT AS REQUIRED BY THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS; (D) AGREES THAT ITS LIABILITIES UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL NOT BE CONDITIONED ON THE LIABILITY OF ANY OTHER PERSON; AND (E) AGREES THAT ANY CONSENT, WAIVER OR FORBEARANCE UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS WITH RESPECT TO AN EVENT SHALL OPERATE ONLY FOR SUCH EVENT AND NOT FOR ANY SUBSEQUENT EVENT.

SECTION 9.06 WAIVER OF CLAIMS. IN ORDER TO INDUCE LENDER TO EXECUTE AND DELIVER THE AGREEMENT, EACH BORROWER HEREBY REPRESENTS AND WARRANTS THAT IT HAS NO CLAIMS, SET-OFFS OR DEFENSES AS OF THE CLOSING DATE IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR IN CONNECTION WITH ANY OF THE OTHER LOAN DOCUMENTS. TO THE EXTENT ANY SUCH CLAIMS, SET-OFFS OR DEFENSES MAY EXIST, WHETHER KNOWN OR UNKNOWN, THEY ARE EACH HEREBY WAIVED AND RELINQUISHED IN THEIR ENTIRETY.


                                    ARTICLE X

                                      FEES

SECTION 10.01 Origination Fees. The Borrowers shall pay to the Lender an origination fee ("Origination Fee") equal to the greater of (i) 1/2 of 1% of the original principal amount of the Term Loan or (ii) $600,000. The Borrowers shall pay the Origination Fee on the Initial Closing Date.

SECTION 10.02  [RESERVED.]

SECTION 10.03  Legal Fees and Expenses

         (a) Legal Fees. The Borrowers shall pay, or reimburse the Lender for, all out-of-pocket legal fees and expenses incurred by the Lender and by Fannie Mae in connection with the preparation, review and negotiation of this Agreement and any other Loan Documents executed on the date of this Agreement. On the date of this Agreement, the Borrowers shall pay all such legal fees and expenses not previously paid or for which funds have not been previously provided.

         (b) Fees and Expenses Associated with all Requests. With respect to all Requests after the Closing Date, the Borrowers shall pay, or reimburse the Lender for, all costs and expenses incurred by the Lender, including the out-of-pocket legal fees and expenses incurred by the Lender in connection with the preparation, review and negotiation of all documents, instruments and certificates to be executed and delivered in connection with each Request, the performance by the Lender of any of its obligations with respect to the Request, the satisfaction of all conditions precedent to the Borrowers' rights or the Lender's obligations with respect to the Request, and all transactions related to any of the foregoing, including all other costs and expenses in connection with a Request. The obligations of the Borrowers under this subsection shall be absolute and unconditional, regardless of whether the transaction requested in the Request actually occurs. The Borrowers shall pay such costs and expenses to the Lender on the Closing Date or, as the case may be, after demand by the Lender when the Lender determines that such Request will not close.


                                   ARTICLE XI

                                EVENTS OF DEFAULT

SECTION 11.01 Events of Default. Each of the following events shall constitute an "Event of Default" under this Agreement, whatever the reason for such event and whether it shall be voluntary or involuntary, or within or without the control of any Borrower, or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any Governmental Authority:

         (a) the occurrence of a default under any Loan Document beyond the cure period, if any, set forth therein or the failure by any Key Principal to pay any amount owing under a Key Principal Guaranty; or

         (b) the failure by the Borrowers to pay when due any amount payable by the Borrowers under the Note, any Security Instrument, this Agreement or any other Loan Document including any fees, costs or expenses; or

         (c) the failure by the Borrowers to pay any amounts due and owing under Sections 16.03 hereof within five (5) days after the receipt of written notice from the Lender that such amounts are due and owing; or

         (d) any Borrower shall fail to observe or perform any term, covenant, condition or agreement set forth in Sections 7.07, 7.08, 7.10, 7.14, 7.21, 7.22, 7.25, and 7.26 Article V and VIII; or

         (e) any Borrower shall fail to observe or perform any term, covenant, condition or agreement set forth in Section 7.02 within ten (10) days of knowledge by any Borrower of such failure; or



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

         (f) the failure by any Borrower to perform or observe any covenant set forth in Sections 7.04, 7.05, 7.09, 7.12 and 7.13 within ten (10) days after receipt of notice from the Lender identifying such failure; or

         (g) the failure by any Borrower to perform or observe any term, covenant, condition or agreement set forth in this Agreement not specified in paragraphs (a) though (f) above within thirty (30) days after receipt of notice from the Lender identifying such failure; provided, however, that if such failure shall be such that, in Lender's sole and exclusive judgment, it cannot be corrected within such period, it shall not constitute an Event of Default if such failure is correctable, in Lender's sole and exclusive judgment, without resulting in a Material Adverse Effect and if corrective action is instituted by any Borrower within such period and pursued diligently and in good faith, to Lender's sole and exclusive satisfaction, until the failure is corrected, and provided further that any such failure shall have been cured within 90 days of receipt of notice of such failure; or

         (h) any warranty, representation or other written statement made by or on behalf of any Borrower, any General Partner or any Key Principal contained in this Agreement, any other Loan Document or in any instrument furnished in compliance with or in reference to any of the foregoing, is false or misleading in any material respect on any date when made or deemed made; or

         (i) failure by the Key Principal to maintain a Net Worth as defined in and to the extent required under the Key Principal Guaranty, as applicable; provided, however, such failure shall not be an Event of Default, if, within thirty (30) days of knowledge by any Borrower of such failure, the Borrowing Agent proposes to Lender one or more substitute "Key Principals" who have executed a Key Principal Guaranty including the same Net Worth requirement and otherwise identical to the existing Key Principal Guaranty in all material respects (the effectiveness of which shall be conditioned on Lender's approval of such substitute Key Principal) and the Lender shall have approved in its discretion such substitute Key Principal within 60 days thereafter; or

         (j) any Borrower or any General Partner or any Key Principal shall (A) commence a voluntary case under the Federal bankruptcy laws (as now or hereafter in effect), (B) file a petition seeking to take advantage of any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, debt adjustment, winding up or composition or adjustment of debts, (C) consent to or fail to contest in a timely and appropriate manner any petition filed against it in an involuntary case under such bankruptcy laws or other laws, (D) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of a substantial part of its property, domestic or foreign, (E) admit in writing its inability to pay, or generally not be paying, its debts as they become due, (F) make a general assignment for the benefit of creditors, (G) assert that any Borrower has no liability or obligations under this Agreement or any other Loan Document to which it is a party; (H) take any action for the purpose of effecting any of the foregoing; or (I) suffer an attachment or other judicial seizure of



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any  substantial  portion of its assets or suffer an execution of a  substantial portion of its assets and such seizure is not discharged or released by bonding or the posting of other security acceptable in form and substance to Lender within thirty days; or (J) a case or other proceeding shall be commenced against any Borrower or any General Partner or any Key Principal in any court of competent jurisdiction seeking (x) relief under the Federal bankruptcy laws (as now or hereafter in effect) or under any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, or (y) the appointment of a trustee, receiver, custodian, liquidator or the like of such Borrower, such General Partner or such Key Principal, or of all or a substantial part of the property, domestic or foreign, of such Borrower, such General Partner or such Key Principal and any such case or proceeding shall continue undismissed or unstayed for a period of 60 consecutive calendar days, or any order granting the relief requested in any such case or proceeding against such Borrower, such General Partner or such Key Principal (including an order for relief under such Federal bankruptcy laws) shall be entered; or

         (k) if any provision of this Agreement or any other Loan Document or the lien and security interest purported to be created hereunder or under any Loan Document shall at any time for any reason cease to be valid and binding in accordance with its terms on any Borrower or any General Partner, or any Key Principal, as the case may be, or shall be declared to be null and void, or the validity or enforceability hereof or thereof or the validity or priority of the lien and security interest created hereunder or under any other Loan Document shall be contested by any Borrower or any General Partner, or any Key Principal seeking to establish the invalidity or unenforceability hereof or thereof, or any Borrower, any General Partner, or any Key Principal, as the case may be, shall deny that it has any further liability or obligation hereunder or thereunder; or

         (l) an event constituting an "Event of Default" under Article V;

         (m) the failure by any Borrower to comply with any requirement of any Governmental Authority within 30 days after written notice of such requirement shall have been given to such Borrower by such Governmental Authority; provided that, if action is commenced and diligently pursued by such Borrower within such 30 days, then such Borrower shall have an additional 30 days to comply with such requirement; or

         (n) a dissolution or liquidation for any reason (whether voluntary or involuntary) of any Borrower; or

         (o) any judgment against any Borrower, any attachment or other levy against any portion of any Borrower's assets with respect to a claim or claims in an amount in excess of $250,000 individually or $500,000 in the aggregate remains unpaid, unstayed on appeal, undischarged, unbonded, not fully insured or undismissed for a period of 60 days.

Notwithstanding anything to the contrary herein or in the other Loan Documents, if an Event of Default shall occur hereunder or under another Loan Document because a representation, warranty, affirmative covenant, negative covenant or other provision hereunder or thereunder



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

shall be breached or violated which in Lender's sole and exclusive judgment is with respect to a particular Mortgaged Property (other than any misappropriation of funds collected in respect thereof except for any misappropriation consisting of (i) theft by an employee of a Manager that is not an Affiliate of any Borrower or (ii) theft by an employee of a Manager or Asset Manager that is in each case an Affiliate of any Borrower if all losses occasioned thereby are fully covered by insurance), such Event of Default shall be deemed cured, upon Borrowers' satisfaction of the conditions set forth in Article IV relating to the release of such Mortgaged Property from the Collateral Pool within 30 days of knowledge by the Borrower of the Event of Default. The existence of such cure right by the Borrowers shall not in any way limit or restrict Lender's right to exercise any and all remedies set forth in Article XII; provided, however, if any Borrower releases such Mortgaged Property pursuant to the provisions of
Article IV as described in the preceding sentence and at the time of such release no other Event of Default has occurred and is continuing, Lender shall cease exercising its remedies and discontinue any proceedings it may have initiated and the parties shall be restored to their former positions and rights hereunder. Upon such payment and the satisfaction of the conditions set forth in
Article IV relating to the release of such Mortgaged Property, so long as no other Event of Default shall have occurred and be continuing hereunder (other than one that is simultaneously being cured pursuant to this paragraph), Lender shall release all Liens on such Mortgaged Property.


                                   ARTICLE XII

                                    REMEDIES

SECTION 12.01 Remedies; Waivers. Upon the occurrence of an Event of Default, the Lender may do any one or more of the following (without presentment, protest or notice of protest, all of which are expressly waived by each Borrower):

         (a) by written notice to the Borrowing Agent, to be effective upon dispatch declare the principal of, and interest on, the Term Loan and all other sums owing by the Borrowers to the Lender under any of the Loan Documents forthwith due and payable, whereupon the principal of, and interest on, the Term Loan and all other sums owing by the Borrowers to the Lender under any of the Loan Documents will become forthwith due and payable.

         (b) pursue any other remedies available to it under any of the Loan Documents.

         (c) pursue all remedies available to it at law or in equity, including obtaining specific performance and injunctive relief.

         (d) have access to and have the right to inspect, examine, have audited and make copies of books and records and any and all accounts, data, and income tax and other tax returns of each Borrower.



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

         (e) terminate contracts or employment arrangements providing for the management or maintenance of the Property and terminate any obligation to make Future Term Loans.

SECTION 12.02 Waivers; Rescission of Declaration. The Lender shall have the right, to be exercised in its complete discretion, to waive any breach hereunder (including the occurrence of an Event of Default), by a writing setting forth the terms, conditions, and extent of such waiver signed by the Lender and delivered to the Borrowing Agent. Unless such writing expressly provides to the contrary, any waiver so granted shall extend only to the specific event or occurrence which gave rise to the waiver and not to any other similar event or occurrence which occurs subsequent to the date of such waiver.

SECTION 12.03 The Lender's Right to Protect Collateral and Perform Covenants and Other Obligations. If any Borrower fails to perform the covenants and agreements contained in this Agreement or any of the other Loan Documents, then the Lender at the Lender's option may make such appearances, disburse such sums and take such action as the Lender deems necessary, in its sole discretion, to protect the Lender's interest, including (i) disbursement of attorneys' fees, (ii) entry upon the Mortgaged Property to make repairs and replacements, (iii) procurement of satisfactory insurance as provided in paragraph 5 of the Security Instrument encumbering the Mortgaged Property, and (iv) if the Security Instrument is on a leasehold, exercise of any option to renew or extend the ground lease on behalf of the respective Borrower and the curing of any default of such Borrower in the terms and conditions of the ground lease. Any amounts disbursed by the Lender pursuant to this Section, with interest thereon, shall become additional indebtedness of the Borrowers secured by the Loan Documents. Unless the Borrowing Agent and the Lender agree to other terms of payment, such amounts shall be immediately due and payable and shall bear interest from the date of disbursement at the interest rate set forth in the Note unless collection from the Borrowers of interest at such rate would be contrary to applicable law, in which event such amounts shall bear interest at the highest rate which may be collected from the Borrowers under applicable law. Nothing contained in this Section shall require the Lender to incur any expense or take any action hereunder.

SECTION 12.04 No Remedy Exclusive. Unless otherwise expressly provided, no remedy herein conferred upon or reserved is intended to be exclusive of any other available remedy, but each remedy shall be cumulative and shall be in addition to other remedies given under the Loan Documents or existing at law or in equity.

SECTION 12.05 No Waiver. No delay or omission to exercise any right or power accruing under any Loan Document upon the happening of any Event of Default or Potential Event of Default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient.

SECTION 12.06 No Notice. In order to entitle the Lender to exercise any remedy reserved to the Lender in this Article, it shall not be necessary to give any notice, other than such notice as



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may be required under the applicable  provisions of this Agreement or any of the other Loan Documents.

SECTION 12.07 Application of Payments. Except as otherwise expressly provided in the Loan Documents, and unless applicable law provides otherwise, (i) all payments received by the Lender from the Borrowers under the Loan Documents shall be applied by the Lender against any amounts then due and payable under the Loan Documents by the Borrowers, in any order of priority that the Lender may determine and (ii) the Borrowers shall have no right to determine the order of priority or the allocation of any payment it makes to the Lender.

SECTION 12.08 No Requirement of Tender of Performance. Nothing in this Agreement shall require or be construed to require Lender to accept tender of performance of any of the Borrowers' obligations under this Agreement after the expiration of any time period set forth in this Agreement for the performance of such obligations and the expiration of any applicable cure periods, if any.


                                  ARTICLE XIII

                              RIGHTS OF FANNIE MAE

SECTION 13.01  [RESERVED.]

SECTION 13.02 Assignment of Rights. Each Borrower acknowledges and consents to the assignment to Fannie Mae of all of the rights of the Lender under this Agreement and all other Loan Documents, including the right and power to make all decisions on the part of the Lender to be made under this Agreement and the other Loan Documents, but Fannie Mae, by virtue of this assignment, shall not be obligated to perform the obligations of Lender to fund the Term Loan under this Agreement. The Servicer shall service the Term Loan.

SECTION 13.03 Release of Collateral. Each Borrower hereby acknowledges that, after the assignment of Loan Documents contemplated in Section 13.02, the Lender shall not have the right or power to effect a release of any Collateral pursuant to Article IV. Each Borrower acknowledges that the Security Instruments provide for the release of the Collateral under Article IV. Accordingly, no Borrower shall look to the Lender for performance of any obligations set forth in Article IV, but shall look solely to the party secured by the Collateral (i.e., Fannie
Mae) to be released for such performance. The Lender represents and warrants to the Borrowers that the party secured by the Collateral shall be subject to the release provisions contained in Article IV by virtue of the release provisions in each Security Instrument.

SECTION 13.04 Replacement of Lender. At the request of Fannie Mae, the Borrowing Agent and the Lender shall agree to the assumption by another



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

lender designated by Fannie Mae, of all of the obligations of the Lender under this Agreement and the other Loan Documents, and/or any related servicing obligations, and, at Fannie Mae's option, the concurrent release of the Lender from its obligations under this Agreement and the other Loan Documents, and/or any related servicing obligations, and shall execute all releases, modifications and other documents which Fannie Mae determines are necessary or desirable to effect such assumption.

SECTION 13.05 Fannie Mae and Lender Fees and Expenses. Each Borrower agrees that any provision providing for the payment of fees, costs or expenses incurred or charged by the Lender pursuant to this Agreement shall be deemed to provide for the Borrowers' payment of all fees, costs and expenses incurred or charged by the Lender or Fannie Mae in connection with the matter for which fees, costs or expenses are payable.

SECTION 13.06  Third-Party  Beneficiary.  Each Borrower hereby  acknowledges and agrees that Fannie Mae is a third party beneficiary of all of the representations, warranties and covenants made by each Borrower to, and all rights under this Agreement conferred upon, the Lender, and, by virtue of its status as third-party beneficiary and/or assignee of the Lender's rights under this Agreement, Fannie Mae shall have the right to enforce all of the provisions of this Agreement against any and all of the Borrowers.


                                   ARTICLE XIV

                          INSURANCE, REAL ESTATE TAXES
                            AND REPLACEMENT RESERVES

SECTION 14.01 Insurance and Real Estate Taxes. Each Borrower shall (unless waived by Lender) establish funds for taxes, insurance premiums and certain other charges for each Mortgaged Property to the extent required by Section 7(a) of the Security Instrument for each Mortgaged Property.

SECTION 14.02 Replacement Reserves. Each of the Borrowers shall execute the Replacement Reserve Agreement for the Mortgaged Properties and shall (unless waived by the Lender) make all deposits for replacement reserves in accordance with the terms of the Replacement Reserve Agreement.


                                  ARTICLE XIV-A

                 CROSS-GUARANTY AND OTHER INTERBORROWER MATTERS

         Section 14.01-A Cross-Guaranty. Each Borrower, on a joint and several basis, hereby irrevocably guarantees to the Lender and its successors and assigns, the full and prompt payment (whether at stated maturity, by acceleration or otherwise) and performance of, all Obligations owed or hereafter owing to the Lender by each other Borrower. In addition, each




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

Borrower, on a joint and several basis, hereby irrevocably guarantees to Lender the full and prompt payment when due, whether at maturity or earlier, by reason of acceleration or otherwise, and at all times thereafter, of all amounts for which each other Borrower would have been liable under Section 15.01(d) of the Term Loan Agreement in respect of Section 18 of the Security Instruments, had it not been for the termination of such other Borrower's obligations in respect thereof pursuant to the last sentence of Section 18(o) of the Security Instruments executed by such other Borrower. Each Borrower agrees that its guaranty obligation hereunder is an unconditional guaranty of payment and performance and not merely a guaranty of collection. The guaranty obligations of each Borrower under this Article XIV-A shall not be subject to any counterclaim, set-off, recoupment, deduction, cross-claim or defense based upon any claim any Borrower may have against Lender or any other Borrower.

         Section 14.02-A Waivers by Borrowers and Other Rights.

         (a) The obligations of each Borrower under this Article XIV-A shall survive any foreclosure proceeding, any foreclosure sale, any delivery of any deed in lieu of foreclosure, and any release of record of the Security Instruments. The obligations of each Borrower under this Article XIV-A shall be performed without demand by the Lender and shall be unconditional irrespective of the genuineness, validity, regularity or enforceability of this Agreement, the Note, the Security Instruments, or any other Loan Document, and without regard to any other circumstance which might otherwise constitute a legal or equitable discharge of a surety or a guarantor. Each Borrower hereby waives the benefit of all principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of this Article XIV-A and agrees that its obligations shall not be affected by any circumstances, whether or not referred to in this Article XIV-A, which might otherwise constitute a legal or equitable discharge of a surety or a guarantor. Each Borrower hereby waives the benefits of any right of discharge under any and all statutes or other laws relating to guarantors or sureties and any other rights of sureties and guarantors thereunder. Without limiting the generality of the foregoing, each Borrower hereby waives, to the fullest extent permitted by law, diligence in collecting the indebtedness of such Borrower to the Lender, any rights or defenses based upon an offset by any Borrower against any obligation now or hereafter owed to such Borrower by any other Borrower, presentment, demand for payment, protest, all notices with respect to the Term Loan Agreement and the Note which may be required by statute, rule of law or otherwise to preserve the Lender's rights against such Borrower under this Article XIV-A, including notice of acceptance, notice of any amendment of the Loan Documents, notice of the occurrence of any default, potential Event of Default or Event of Default, notice of intent to accelerate, notice of acceleration, notice of dishonor, notice of foreclosure, notice of protest, and notice of the incurring by any Borrower of any obligation or indebtedness. Each Borrower also waives, to the fullest extent permitted by law, all rights to require the Lender to (a) proceed against any Borrower or any other guarantor of Borrower's payment or performance with respect to the Obligations, (b) if any Borrower or any guarantor is a partnership, proceed against any General Partner of such Borrower or the guarantor, (c) proceed against or exhaust any Collateral held by the Lender to secure the repayment of the Obligations, or (d) pursue any other remedy it may now or hereafter have against any Borrower or any General Partner of such Borrower. It is agreed among each Borrower and Lender that all of the




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foregoing  waivers and the other  provisions  of this  Article  XIV-A are of the essence of the transaction contemplated by this Agreement and other Loan Documents and that but for the provisions of this Article XIV-A and such waivers the Lender would decline to enter into this Agreement.

         (b) At any time or from time to time any number of times, without notice to any Borrower in its capacity as guarantor and without affecting the liability of any Borrower, (a) the time for payment of the principal of or interest on the Term Loan may be extended or the Term Loan may be renewed in whole or in part; (b) the time any Borrower's performance of or compliance with any covenant or agreement contained in the Term Loan Agreement, the Note, the Security Instruments or any other Loan Document, whether presently existing or hereinafter entered into, may be extended or such performance or compliance may be waived; (c) the maturity of the Term Loan may be accelerated as provided in the Term Loan Agreement, the Note, the Security Instruments, or any other Loan Document; (d) the Note, the Security Instruments, or any other Loan Document may be modified or amended by Lender and Borrowers in any respect, including an increase in the principal amount; and (e) and security for the Term Loan may be modified, exchanged, surrendered or otherwise dealt with or additional security may be pledged or mortgaged for the Term Loan.

         (c) The obligations of the Borrowers under this Agreement shall be absolute, unconditional and irrevocable and shall be paid and performed strictly in accordance with the terms of this Agreement under all circumstances whatsoever, including, without limitation, the following circumstances: (a) any invalidity or unenforceability of any of the Loan Documents or any other agreement or instrument related to the Loan Documents; (b) the existence of any claim, set-off, defense or other right which any Borrower may have at any time against Lender or any other Person, whether in connection with this Agreement, any of the other Loan Documents, any Mortgaged Property, or any unrelated transaction; (c) the surrender or impairment of any security for the performance or observance of any of the agreements or terms of this Agreement or the other Loan Documents; or (d) defect in title to any Mortgaged Property, any acts or circumstances that may constitute failure of consideration, destruction of, damage to or condemnation of any Mortgaged Property, commercial frustration of purpose, or any change in the tax or other laws of the United States of America or of the State or any political subdivision of either.

         (d) The provisions of this Section 14.02-A(c) override all other provisions of Sections 14.01-A and 14.02-A. Each Borrower to the extent it is deemed a guarantor shall have the right to assert all defenses and counterclaims that would have been available to it if it had been treated as a Borrower (jointly and severally with the other Borrowers) instead of as a guarantor, except for the following defenses, which each Borrower waives:

          (a) any other Borrower's lack of legal capacity, the defense of ultra vires, failure of due authorization or execution of any of the Loan Documents and any similar defenses based on matters personal to any other Borrower or any other Borrower's ability (or lack thereof) to enter into and perform its obligations under the Loan Documents;



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          (b)   discharge  of  any  other   Borrower  by  reason  of  insolvency
     proceedings or bankruptcy proceedings or any similar discharge by reason of any of the events described in Section 11.01(j) of the Term Loan Agreement;

          (c) usury;

          (d) discharge of any other Borrower under an applicable statute of limitations; and

          (e) discharge of any other  Borrower  pursuant to the last sentence of
     Section 18(o) of the Security Instruments executed by any other Borrower.

         Section 14.03-A No Impairment. Each Borrower agrees that the provisions of this Article XIV-A are for the benefit of the Lender and its successors, transferees, endorsees and assigns, and nothing herein contained shall impair, as between any other Borrower and the Lender, the obligations of such other Borrower under the Loan Documents.

         Section 14.04-A No Subrogation. No Borrower shall have the right of, and hereby waives any claim for, subrogation, contribution, indemnity or reimbursement (other than claims for contribution and indemnity under the Contribution Agreement) against any other Borrower or any General Partner of any other Borrower by reason of any payment by such Borrower under this Article XIV-A, whether such right or claim arises at law or in equity or under any contract (other than claims for contribution and indemnity under the Contribution Agreement) or statute or otherwise, until the Obligations have been paid in full and all the Loan Documents have been terminated.

         Section 14.05-A [RESERVED].

         Section 14.06-A Election of Remedies.

         The Lender, in its discretion, may (a) bring suit against any one or more of the Borrowers, jointly and severally, without any requirement that the Lender first proceed against any other Borrower or any other Person; (b) compromise or settle with any one or more of the Borrowers, or any other Person, for such consideration as the Lender may deem proper; (c) release one or more of the Borrowers, or any other Person, from liability; and (d) otherwise deal with any Borrower and any other Person, or any one or more of them, in any manner, or resort to any of the Collateral at any time held by it for performance of the Obligations or any other source or means of obtaining payment of the Obligations, and no such action shall impair the rights of the Lender to collect from any Borrower any amount guaranteed by any Borrower under this Article XIV-A. Nothing contained in this paragraph shall in any way affect or impair the rights or obligations of any Borrower with respect to any other Borrower.

         Section 14.07-A Subordination of Other Obligations.



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

         (a) Each Borrower hereby irrevocably and unconditionally agrees that all amounts payable from time to time to such Borrower by any other Borrower pursuant to any agreement (including the Contribution Agreement), whether secured or unsecured, whether of principal, interest or otherwise, other than the amounts referred to in this Article XIV-A (collectively, the "Subordinated Obligations"), shall be and such rights, claims and indebtedness are, hereby deferred, postponed and fully subordinated in time and right of payment to the prior payment, performance and satisfaction in full of the Obligations; provided, however, that payments may be received by any Borrower in accordance with, and only in accordance with, the provisions of Section 14.07-A(b) hereof.

         (b) Until the Obligations have been finally paid in full and all the Loan Documents have been terminated, each Borrower irrevocably and unconditionally agrees it will not ask, demand, sue for, take or receive, directly or indirectly, by set-off, redemption, purchase or in any other manner whatsoever, any payment with respect to, or any security or guaranty for, the whole or any part of the Subordinated Obligations, and in issuing notes, documents, instruments or agreements of any kind evidencing the Subordinated Obligations, each Borrower hereby agrees that it will not receive any payment of any kind on account of the Subordinated Obligations, so long as any of the Obligations under the Loan Documents are outstanding or any of the terms and conditions of any of the Loan Documents are in effect; provided, however, that, notwithstanding anything to the contrary contained herein, if no Potential Event of Default or Event of Default or any other event or condition which would constitute an Event of Default after notice or lapse of time or both has occurred and is continuing under the Loan Documents, then payments may be received by such Borrower in respect of the Subordinated Obligations in accordance with and provided that such Borrower and the other Borrowers make such payment in full and strict compliance with the Contribution Agreement. Except as aforesaid, each Borrower agrees not to accept any payment or satisfaction of any kind of indebtedness of any other Borrower in respect of the Subordinated Obligations and hereby assigns such rights or indebtedness to the Lender, including the right to file proofs of claim and to vote thereon in connection with any case under the Bankruptcy Code, including the right to vote on any plan of reorganization. In the event that any payment on account of Subordinated Obligations shall be received by any Borrower in violation of the foregoing, such payment shall be held in trust for the benefit of the Lender, and any amount so collected shall be turned over to the Lender upon demand for application to the Obligations.

         Section 14.08-A Insolvency and Liability of Other Borrowers. So long as any of the Obligations are outstanding, if a petition under the Bankruptcy Code is filed by or against any Borrower, the other Borrowers agree that Lender has the right to file all claims against such Borrower in any bankruptcy or other proceeding in which the filing of claims is required by law in connection with indebtedness owed by such Borrower to the other Borrowers. In all such cases, the Person or Persons authorized to pay such claims shall pay to the Lender the full amount thereof and Lender agrees to pay such Borrower any amounts received in excess of the amount necessary to pay the Obligations. Such Borrowers hereby assign to the Lender, as additional Collateral, all of such Borrowers' rights to all such payments to which such Borrowers would otherwise be entitled but not to exceed the full amount of the Obligations. In the event that, notwithstanding




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the  foregoing,  any such payment  shall be received by any Borrower  before the
Obligations shall have been finally paid in full and all the Loan Documents have been terminated, such payment shall be held in trust for the benefit of and shall be paid over to the Lender upon demand. Furthermore, notwithstanding the foregoing, the liability of each Borrower hereunder shall in no way be affected by:

          (a) the release or discharge of any other Borrower in any creditors', receivership, bankruptcy or other proceedings; or

          (b) the impairment, limitation or modification of the liability of any other Borrower or the estate of any other Borrower in bankruptcy resulting from the operation of any present or future provisions of the Bankruptcy Code or other statute or from the decision in any court.

         Section 14.09-A Preferences, Fraudulent Conveyances, Etc. If the Lender is required to refund, or voluntarily refunds, any payment received from any Borrower because such payment is or may be avoided, invalidated, declared fraudulent, set aside or determined to be void or voidable as a preference, fraudulent conveyance, impermissible setoff or a diversion of trust funds under the bankruptcy laws or for any similar reason, including without limitation any judgment, order or decree of any court or administrative body having jurisdiction over any Borrower or any of its property, or upon or as a result of the appointment of a receiver, intervenor, custodian or conservator of, or trustee or similar officer for, any Borrower or any substantial part of its property, or otherwise, or any statement or compromise of any claim effected by the Lender with any Borrower or any other claimant (a "Rescinded Payment"), then the other Borrowers' liability to the Lender shall continue in full force and effect, or the other Borrowers' liability to the Lender shall be reinstated and renewed, as the case may be, with the same effect and to the same extent as if the Rescinded Payment had not been received by the Lender, notwithstanding the cancellation or termination of any of the Loan Documents, and regardless of whether the Lender contested the order requiring the return of such payment. In addition, the other Borrowers shall pay, or reimburse the Lender for, all expenses (including all reasonable attorneys' fees, court costs and related disbursements) incurred by the Lender in the defense of any claim that a payment received by the Lender in respect of all or any part of the Obligations must be refunded. The provisions of this Section 14.09-A shall survive the termination of the Loan Documents.

         Section 14.10-A Maximum Liability of Each Borrower. Notwithstanding anything contained in this Agreement or any of the Loan Documents to the contrary, if the obligations of any Borrower under this Agreement or the other Loan Documents exceed the limitations imposed under any Fraudulent Transfer Law (as hereinafter defined), then such liability of such Borrower shall be limited to a maximum aggregate amount equal to the largest amount that would not render its obligations under this Agreement or the other Loan Documents subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any applicable provisions of comparable state law (collectively, the "Fraudulent Transfer Laws"), in each case after giving effect to all other liabilities of such Borrower, contingent or otherwise, that



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are  relevant  under  the  Fraudulent  Transfer  Laws  (specifically  excluding, however, any liabilities of such Borrower in respect of indebtedness to any other Borrower or any other Person that is an Affiliate of the other Borrowers to the extent that such indebtedness would be discharged in an amount equal to the amount paid by such Borrower in respect of the Obligations) and after giving effect (as assets) to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation, reimbursement, indemnification or contribution of such Borrower pursuant to applicable law or pursuant to the terms of any agreement including the Contribution Agreement.

         Section 14.11-A Liability Cumulative. The liability of each Borrower under this Article XIV-A shall be cumulative with all liabilities of such Borrower to the Lender under this Agreement and the other Loan Documents to which such Borrower is a party or in respect of any Obligations of any other Borrower.


                                   ARTICLE XV

                          LIMITS ON PERSONAL LIABILITY

SECTION 15.01 Limits on Personal Liability.

         (a) Except as otherwise provided in this Section 15.01, no Borrower nor any partners of any Borrower or other persons owning any direct or indirect interests in any Borrower shall have personal liability under this Agreement, or any Loan Document for the repayment of the Obligations thereunder or for the performance of any other obligations of any Borrower under the Agreement and the Loan Documents, and Lender's only recourse for the satisfaction of the Obligations and the performance of such other obligations shall be Lender's exercise of its rights and remedies with respect to Mortgaged Properties and any other collateral held by Lender as security for such Obligations. This limitation on each Borrower's liability shall not limit or impair Lender's enforcement of its rights against any guarantor of the Obligations or any obligations of any Borrower.

         (b) Each Borrower shall be personally liable to Lender for the repayment of a portion of the Obligations equal to any loss or damage suffered by Lender as a result of (1) failure of any Borrower to pay to Lender upon demand after an Event of Default, all Rents to which Fannie Mae is entitled under Section 3 of each Security Instrument and the amount of all security deposits collected by any Borrower from tenants then in residence (net of all prior disbursements therefrom pursuant to the applicable leases); or (2) failure of any Borrower to apply all insurance proceeds and condemnation proceeds as required by each Mortgage; or (3) failure of any Borrower to either deliver to Lender upon written demand all books and records relating to any Mortgaged Property after the occurrence and during the continuation of an Event of Default or to permit Lender or its agents to audit any Borrower's books and records as required by Section 14(d) of each Security Instrument; or (4) fraud or written material misrepresentation by any Borrower, any Key Principal, or any officer, director, partner, member or employee of any Borrower in connection with the application for or creation of the Obligations or any request for any action or consent by Lender; or (5) failure to apply Rents,



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first,  to the payment of reasonable  Operating  Expenses  (other than Mortgaged
Property management fees that are not currently payable pursuant to the term of an Assignment of Management Agreement or any other agreement with Lender executed in connection with this Agreement) and then to amounts ("Debt Service Amounts") payable under this Agreement or any Loan Document, except in the case of the foregoing clauses (1), (2) and (5) that the Borrowers will not be personally liable (i) to the extent that the applicable Borrower lacks the legal right to direct the disbursement of such sums or to deposit, apply or pay such funds because of a bankruptcy, receivership or similar judicial proceeding, and except to the extent such action by the applicable Borrower (a) would violate a court order of a court of competent jurisdiction sought or obtained by a Person unaffiliated with and not acting jointly or in concert with any Borrower or a Key Principal or (b) is subject to a competing claim of a Person unaffiliated with and not acting jointly or in concert with any Borrower or a Key Principal (provided that no Borrower shall be relieved from liability hereunder as a consequence of any such competing claim unless such Borrower has deposited the disputed amount into a court of competent jurisdiction pursuant to a valid interpleader or comparable action duly commenced), or (ii) with respect to Rents that are distributed to any Borrower's partners if at the time of distribution such Borrower has paid all Operating Expenses and Debt Service Amounts for the previous months of the same calendar year in which the distribution is made; or
(6) any willful or wanton act of any Borrower which causes material damage to any Mortgaged Property; or (7) distributions in violation of Section 8.10.

         (c) Each Borrower shall become personally liable to Lender for the repayment of all of the Obligations upon the occurrence of any of the following Events of Default: (1) Any Borrower's acquisition of any property or operation of any business not permitted by Section 33 of each Mortgage; or (2) a Bankruptcy Event or (3) a Transfer that is an Event of Default under Article V provided, however, if such Transfer arises from the grant of a leasehold interest or the grant of an easement which fails to satisfy the requirements set forth in Section 5.02, each Borrower shall not be personally liable to Lender for repayment of all the Obligations if Borrower cures such Event of Default within 30 days to Lender's satisfaction.

         (d) Each Borrower shall be personally liable to Lender for full recourse liability under any and all indemnification obligations contained in
Section 18 of each Mortgage.

         (e) To the extent that any Borrower has personal  liability  under this
Section 15.01, Lender may exercise its rights against any Borrower personally without regard to whether Lender has exercised any rights against any Mortgaged Property or any other security, or pursued any rights against any guarantor, or pursued any other rights available to Lender under the Loan Documents or applicable law. For purposes of this Section 15.01, the term "Mortgaged Property" shall not include any funds that (1) have been applied by any Borrower as required or permitted by any Security Instrument prior to the occurrence of the Event of Default, or (2) any Borrower was unable to apply as required or permitted by such Security Instrument because of a bankruptcy, receivership or similar judicial proceeding.




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                                   ARTICLE XVI

                            MISCELLANEOUS PROVISIONS

SECTION 16.01 Counterparts. To facilitate execution, this Agreement may be executed in any number of counterparts. It shall not be necessary that the signatures of, or on behalf of, each party, or that the signatures of all persons required to bind any party, appear on each counterpart, but it shall be sufficient that the signature of, or on behalf of, each party, appear on one or more counterparts. All counterparts shall collectively constitute a single agreement. It shall not be necessary in making proof of this Agreement to produce or account for more than the number of counterparts containing the respective signatures of, or on behalf of, all of the parties hereto.

SECTION 16.02 Amendments, Changes and Modifications. This Agreement may be amended, changed, modified, altered or terminated only by written instrument or written instruments signed by all of the parties hereto.

SECTION 16.03 Payment of Costs, Fees and Expenses. The Borrowers shall pay, on demand, all fees, costs, charges or expenses (including the fees and expenses of attorneys, accountants and other experts) incurred by the Lender in connection with:

         (a) Any amendment, consent or waiver to this Agreement or any of the Loan Documents (whether or not any such amendments, consents or waivers are entered into).

         (b) [RESERVED.]

         (c) The enforcement of, or preservation of rights or remedies under, this Agreement or any other Loan Documents or in connection with the foreclosure upon, sale of or other disposition of any Collateral granted pursuant to the Loan Documents.

         (d) The  reasonable  fees and  disbursements  of  Lender's  counsel and accountants, including fees and expenses relating to any collection, disbursement or application of insurance or condemnation awards, proceeds, damages or other payments including, without limitation, all costs incurred in connection with the application of insurance or condemnation awards to restore or repair any Property, including, reasonable appraiser fees.

Any attorneys' fees and expenses payable by the Borrowers pursuant to this Section shall be recoverable separately from and in addition to any other amount included in such judgment, and such obligation is intended to be severable from the other provisions of this Agreement and to survive and not be merged into any such judgment. Any amounts payable by the Borrowers pursuant to this Section, with interest thereon if not paid when due, shall become additional indebtedness of the Borrowers secured by the Loan Documents. Such amounts shall bear interest from the date such amounts are due until paid in full at the interest rate applicable to the Term Loan unless collection from the Borrowers of interest at such rate would be contrary to applicable law, in which event such amounts shall bear interest at the highest rate which may be collected from the Borrowers under applicable law. The provisions of this Section are



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

cumulative with, and do not exclude the application and benefit to the Lender of, any provision of any other Loan Document relating to any of the matters covered by this Section.

SECTION 16.04 Payment Procedure. All payments to be made to the Lender pursuant to this Agreement or any of the Loan Documents shall be made in lawful currency of the United States of America and in immediately available funds by wire transfer to an account designated by the Lender before 1:00 p.m. (Washington, D.C. time) on the date when due.

SECTION 16.05 Payments on Business Days. In any case in which the date of payment to the Lender or the expiration of any time period hereunder occurs on a day which is not a Business Day, then such payment or expiration of such time period need not occur on such date but may be made on the next succeeding Business Day with the same force and effect as if made on the day of maturity or expiration of such period, except that interest shall continue to accrue for the period after such date to the next Business Day.

SECTION 16.06 CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL. NOTWITHSTANDING ANYTHING IN THE NOTE, THE SECURITY DOCUMENTS OR ANY OF THE OTHER LOAN DOCUMENTS TO THE CONTRARY, EACH OF THE TERMS AND PROVISIONS, AND RIGHTS AND OBLIGATIONS OF EACH BORROWER UNDER THE NOTE, AND UNDER THE OTHER LOAN DOCUMENTS, SHALL BE GOVERNED BY, INTERPRETED, CONSTRUED AND ENFORCED PURSUANT TO AND IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (EXCLUDING THE LAW APPLICABLE TO CONFLICTS OR CHOICE OF LAW) EXCEPT TO THE EXTENT OF PROCEDURAL AND
SUBSTANTIVE MATTERS RELATING ONLY TO (1) THE CREATION, PERFECTION AND FORECLOSURE OF LIENS AND SECURITY INTERESTS, AND ENFORCEMENT OF THE RIGHTS AND REMEDIES, AGAINST THE MORTGAGED PROPERTIES, WHICH MATTERS SHALL BE GOVERNED BY THE LAWS OF THE JURISDICTION IN WHICH THE MORTGAGED PROPERTY IS LOCATED AND (2) THE PERFECTION, THE EFFECT OF PERFECTION AND NON-PERFECTION AND FORECLOSURE OF DEPOSIT ACCOUNTS, WHICH MATTERS SHALL BE GOVERNED BY THE LAWS OF THE JURISDICTION IN WHICH THE DEPOSIT ACCOUNT IS LOCATED. EACH BORROWER AGREES THAT ANY CONTROVERSY ARISING UNDER OR IN RELATION TO THE NOTE, THE SECURITY DOCUMENTS OR ANY OTHER LOAN DOCUMENT SHALL BE, EXCEPT AS OTHERWISE PROVIDED HEREIN, LITIGATED IN THE STATE OF NEW YORK. THE LOCAL AND FEDERAL COURTS AND AUTHORITIES WITH JURISDICTION IN THE STATE OF NEW YORK SHALL, EXCEPT AS OTHERWISE PROVIDED HEREIN, HAVE JURISDICTION OVER ALL CONTROVERSIES WHICH MAY ARISE UNDER OR IN RELATION TO THE LOAN DOCUMENTS, INCLUDING THOSE CONTROVERSIES RELATING TO THE EXECUTION, JURISDICTION, BREACH, ENFORCEMENT OR COMPLIANCE WITH THE NOTE, THE SECURITY DOCUMENTS OR ANY OTHER ISSUE ARISING UNDER, RELATING TO, OR IN CONNECTION WITH ANY OF THE LOAN DOCUMENTS. EACH BORROWER IRREVOCABLY CONSENTS TO SERVICE, JURISDICTION, AND VENUE OF SUCH COURTS FOR ANY LITIGATION ARISING FROM THE NOTE,



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

THE SECURITY DOCUMENTS OR ANY OF THE OTHER LOAN DOCUMENTS, AND WAIVES ANY OTHER VENUE TO WHICH IT MIGHT BE ENTITLED BY VIRTUE OF DOMICILE, HABITUAL RESIDENCE OR OTHERWISE. EACH BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE LOAN DOCUMENTS, IN THE STATE OF NEW YORK OR FEDERAL COURT. EACH BORROWER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF ANY INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT. EACH BORROWER IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN
SECTION 16.08. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW. NOTHING CONTAINED HEREIN, HOWEVER, SHALL PREVENT THE LENDER FROM BRINGING ANY SUIT, ACTION OR PROCEEDING OR EXERCISING ANY RIGHTS AGAINST ANY BORROWER, AND AGAINST THE COLLATERAL IN ANY OTHER JURISDICTION. INITIATING SUCH SUIT, ACTION OR PROCEEDING OR TAKING SUCH ACTION IN ANY OTHER JURISDICTION SHALL IN NO EVENT CONSTITUTE A WAIVER OF THE AGREEMENT CONTAINED HEREIN THAT THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THE RIGHTS AND OBLIGATIONS OF EACH BORROWER AND THE LENDER AS PROVIDED HEREIN OR THE SUBMISSION HEREIN BY EACH BORROWER TO PERSONAL JURISDICTION WITHIN THE STATE OF NEW YORK. EACH BORROWER (I) COVENANTS AND AGREES NOT TO ELECT A TRIAL BY JURY WITH RESPECT TO ANY ISSUE ARISING UNDER ANY OF THE LOAN DOCUMENTS TRIABLE BY A JURY AND (II) WAIVES ANY RIGHT TO TRIAL BY JURY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST. THIS WAIVER IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A JURY TRIAL WOULD OTHERWISE ACCRUE. FURTHER, EACH BORROWER HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF LENDER (INCLUDING, BUT NOT LIMITED TO, LENDER'S COUNSEL) HAS REPRESENTED, EXPRESSLY OR OTHERWISE, TO SUCH BORROWER THAT LENDER WILL NOT SEEK TO ENFORCE THE PROVISIONS OF THIS SECTION. THE FOREGOING PROVISIONS WERE KNOWINGLY, WILLINGLY AND VOLUNTARILY AGREED TO BY EACH BORROWER UPON CONSULTATION WITH INDEPENDENT LEGAL COUNSEL SELECTED BY SUCH BORROWER'S FREE WILL.

SECTION 16.07 Severability. In the event any provision of this Agreement or in any other Loan Document shall be held invalid, illegal or unenforceable in any jurisdiction, such provision will be severable from the remainder hereof as to such jurisdiction and the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired in any jurisdiction.



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SECTION 16.08  Notices.

         (a) Manner of Giving Notice. Each notice, direction, certificate or other communication hereunder (in this Section referred to collectively as "notices" and singly as a "notice") which any party is required or permitted to give to the other party pursuant to this Agreement shall be in writing and shall be deemed to have been duly and sufficiently given if:

          (1) personally delivered with proof of delivery thereof (any notice so delivered shall be deemed to have been received at the time so delivered);

          (2) sent by Federal Express (or other similar overnight courier) designating morning delivery (any notice so delivered shall be deemed to have been received on the Business Day it is delivered by the courier);

          (3) sent by United States registered or certified mail, return receipt requested, postage prepaid, at a post office regularly maintained by the United States Postal Service (any notice so sent shall be deemed to have been received on the Business Day it is delivered); or

          (4) sent by telecopier or facsimile machine which automatically generates a transmission report that states the date and time of the transmission, the length of the document transmitted, and the telephone number of the recipient's telecopier or facsimile machine (to be confirmed with a copy thereof sent in accordance with paragraphs (1), (2) or (3) above within two Business Days) (any notice so delivered shall be deemed to have been received (i) on the date of transmission, if so transmitted before 5:00 p.m. (local time of the recipient) on a Business Day, or (ii) on the next Business Day, if so transmitted on or after 5:00 p.m. (local time of the recipient) on a Business Day or if transmitted on a day other than a Business Day);

addressed to the parties as follows:

     As to any Borrower, to the Borrowing Agent:

               WXI/MCN Multifamily Real Estate Limited Partnership 100 Crescent Court
               Suite 1000
               Dallas, TX  75201
               Telecopy:  (214) 855-6305
               Attn:  Doug Gunn
     with a copy to:

               WXI/MCN Multifamily Real Estate Limited Partnership 85 Broad Street, 19th Floor
               New York, NY  10004
               Telecopy:  (212) 357-5505
               Attn:  Chief Financial Officer

     with a copy to:

               WXI/MCN Multifamily Real Estate Limited Partnership c/o Archon Group, L.P.
               600 East Las Colinas Boulevard
               Suite 400
               Irving, TX  75039
               Telecopy:  (972) 368-3698
               Attn:  Elizabeth W. Lambert

     with a copy to:

               Arent Fox Kintner Plotkin & Kahn PLLC
               1050 Connecticut Avenue, NW
               Washington, DC 20036-5339
               Telecopy:  (202) 857-6395
               Attn:   Alan S. Dubin, Esq.

As to the Lender:

               AMRESCO Capital, L.P.
               700 North Pearl, Suite 2400, LB #342
               Dallas, TX 75201-7424
               Attn:  Vice President, Multifamily Finance
               Telecopy: (214) 720-1505

     with a copy to:

               AMRESCO Capital, L.P.
               c/o AMRESCO Services, L.P.
               245 Peachtree Center Avenue. N.E., Suite 1800
               Atlanta, GA 30303-1231
               Attn:  Vice President, Loan Servicing
               Phone:  (800) 982-0692 or (404) 654-2418
               Fax:  (404) 654-2623
     with a copy to:

               AMRESCO Capital, L.P.
               700 North Pearl, Suite 2400, LB #342
               Dallas, TX 75201-7424
               Attn:  General Counsel
               Telecopy: (214) 999-7495

As to Fannie Mae:

               Fannie Mae
               3939 Wisconsin Avenue, N.W.
               Washington, D.C.  20016-2899
               Telecopy:  (202) 752-5016
               Attn:  Vice President for Multifamily Asset Management

with a copy to:

               Torys
               237 Park Avenue
               New York, NY  10017
               Telecopy: (212) 682-0200
               Attn:  David L. Dubrow, Esq.

As to any Trustee to a Security Instrument:

               to   the   address   that   is
               indicated  on page one of each
               Security  Instrument  for each
               Mortgaged Property

         (b) Change of Notice Address; Refusal. Any party may, except in the case of the Borrowers with respect to their designation of the Borrowing Agent as the agent for the receipt of notices, by notice given pursuant to this Section, change the person or persons and/or address or addresses, or designate an additional person or persons or an additional address or addresses, for its notices, but notice of a change of address shall only be effective upon receipt. Each party agrees that it shall not refuse or reject delivery of any notice given hereunder, that it shall acknowledge, in writing, receipt of the same upon request by the other party and that any notice rejected or refused by it shall be deemed for all purposes of this Agreement to have been received by the rejecting party on the date so refused or rejected, as conclusively established by the records of the U.S. Postal Service, the courier service or facsimile. Lender and the Borrowers agree that if Lender is obligated to send a notice to the Borrowing Agent under this Agreement, Lender shall endeavor to send a copy to the other parties set forth above at the addresses specified above; provided, however, any failure on the part of Lender to send such copies of any notices shall not render invalid or otherwise affect the validity of any such notice to the Borrowers properly delivered thereunder.

SECTION 16.09  Further Assurances and Corrective Instruments.

         (a) Further Assurances. To the extent permitted by law, the parties hereto agree that they shall, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such supplements hereto and such further instruments as the Lender or the Borrowing Agent may request and as may be required in the reasonable opinion of the Lender or its counsel to effectuate the intention of or facilitate the performance of this Agreement or any Loan Document.

         (b)  Further   Documentation.   Without   limiting  the  generality  of
subsection (a), in the event any further documentation or information is required by the Lender to correct patent mistakes in the Loan Documents, materials relating to the Title Insurance Policies or the funding of the Term Loan, the Borrowers shall provide, or cause to be provided to the Lender, at their cost and expense, such documentation or information. The Borrowers shall execute and deliver to the Lender such documentation, including any amendments, corrections, deletions or additions to the Notes, the Security Instruments or the other Loan Documents as is reasonably required by the Lender.

SECTION 16.10 Term of this Agreement. This Agreement shall continue in effect until the Termination Date.

SECTION 16.11 Assignments; Third-Party Rights. No Borrower shall assign this Agreement, or delegate any of its obligations hereunder, without the prior written consent of the Lender. The Lender may assign its rights and obligations under this Agreement separately or together, without any Borrower's consent, only to Fannie Mae, but may not delegate its obligations under this Agreement unless required to do so pursuant to Section 13.04.

SECTION 16.12 Headings. Article and Section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 16.13 General Interpretive Principles. For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires,
(i) the terms defined in Article I, Section 5.04, and elsewhere in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other genders; (ii) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP; (iii) references herein to "Articles," "Sections," "subsections," "paragraphs" and other subdivisions without reference to a document are to designated Articles, Sections, subsections, paragraphs and other subdivisions of this Agreement; (iv) a reference to a subsection without further reference to a Section is a reference to such subsection as contained in the same Section in which the reference appears, and this rule shall also apply to paragraphs and other subdivisions; (v) a reference to an Exhibit or a

Schedule  without a further  reference  to the  document to which the Exhibit or
Schedule is attached is a reference to an Exhibit or Schedule to this Agreement;
(vi) the words "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision; and
(vii) the word "including" means "including, but not limited to."

SECTION 16.14 Interpretation. The parties hereto acknowledge that each party and their respective counsel have participated in the drafting and revision of this Agreement and the Loan Documents. Accordingly, the parties agree that any rule of construction which disfavors the drafting party shall not apply in the interpretation of this Agreement and the Loan Documents or any amendment or supplement or exhibit hereto or thereto.

SECTION 16.15  [RESERVED.]

SECTION 16.16 Survival of Representation and Warranties. All statements contained in any Loan Document, or in any certificate, financial statement or other instrument delivered by or on behalf of any Borrower (but excluding any certificates delivered by any Persons formerly in control of a Borrower) pursuant to or in connection with this Agreement (including but not limited to any such statement made in or in connection with any amendment hereto or thereto) shall constitute representations and warranties made under this Agreement. All representations and warranties made under this Agreement (i) shall be made and shall be true at and as of the date of this Agreement and (ii) shall survive the execution and delivery of this Agreement, regardless of any investigation made by Lender or on its behalf.

SECTION 16.17 Decisions in Writing. Any approval, designation, determination, selection, action or decision of the Lender must be in writing to be effective.

SECTION 16.18 Closing Date. The parties agree that this Agreement is dated as of the date first above written for the convenience of the parties, and agree that it shall be effective on, from and after, and all representations and warranties shall be made as of January 31, 2000.

            [THE REMAINDER OF THIS PAGE IS LEFT INTENTIONALLY BLANK]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                        BORROWERS:

                                        WXI/MCN MULTIFAMILY REAL ESTATE
                                          LIMITED PARTNERSHIP, a Delaware
                                          limited partnership

                                        By:  WXI/MCN  Multifamily Gen-Par,
                                             L.L.C., a Delaware limited
                                             liability company, its General
                                             Partner

                                             By:  WXI/McN Realty L.L.C.,
                                                  a Delaware limited liability
                                                  company, its Managing Member

                                                  By:
                                                     ---------------------------
                                                     Name:
                                                          ----------------------
                                                     Title:
                                                           ---------------------

                                        BRENDON WAY FUND XII ASSOCIATES, an
                                          Indiana general partnership

                                        By:  WXI/MCN Gen-Par II, L.L.C., a
                                             Delaware limited liability company,
                                             its General Partner

                                             By:  WXI/McN Realty L.L.C.,
                                                  a Delaware limited liability
                                                  company, its Managing Member

                                                  By:
                                                     ---------------------------
                                                     Name:
                                                          ----------------------
                                                     Title:
                                                           ---------------------

                                        CASTLE BLUFF FUND XII ASSOCIATES L.P.,
                                          a Texas limited partnership

                                        By:  Castle Bluff Corporation, a Texas
                                             corporation, its General Partner

                                             By:
                                                --------------------------------
                                                Name:
                                                     ---------------------------
                                                Title:
                                                      --------------------------

                                        EMBARCADERO ASSOCIATES, a Georgia
                                          general partnership

                                        By:  WXI/MCN Gen-Par I, L.L.C., a
                                             Delaware limited liability company,
                                             its General Partner

                                             By:  WXI/McN Realty L.L.C., a
                                                  Delaware limited liability
                                                  company, its Managing Member

                                                  By:
                                                     ---------------------------
                                                     Name:
                                                          ----------------------
                                                     Title:
                                                           ---------------------

                                        LENDER:

                                        AMRESCO CAPITAL, L.P., a Delaware
                                          limited partnership

                                        By:  AMRESCO Mortgage Capital, Inc.,
                                             a Delaware corporation

                                        Its: Sole General Partner

                                             By:
                                                --------------------------------
                                                Name:
                                                     ---------------------------
                                                Title:
                                                      --------------------------

                                                                       EXHIBIT A


                                          SCHEDULE OF MORTGAGED PROPERTIES


       INITIAL MORTGAGED PROPERTY                         BORROWER                                MAXIMUM PERCENTAGE
       --------------------------                         --------                                ------------------
                                                                                                   (for purposes of
                                                                                                     Section 7.22)
1.     Berkley Hills Apartments, Madison, TN............. WXI/MCN Multifamily Real Estate                4.00%
                                                          Limited Partnership

2.     Brendon Way Apartments, Indianapolis, IN.......... Brendon Way Fund XII Associates                3.50%

3.     Castle Bluff Apartments, Kentwood, MI............. Castle Bluff Fund XII Associates               4.00%
                                                          L.P.

4.     Cedar Run Apartments, Lexington, KY............... WXI/MCN Multifamily Real Estate                4.50%
                                                          Limited Partnership

5.     Embarcadero Club Apartments, College Park, GA..... Embarcadero Associates                         4.00%

6.     Fairfax Apartments, Tallahassee, FL............... WXI/MCN Multifamily Real Estate                4.00%
                                                          Limited Partnership

7.     Forest Park Village Apartments, Columbus, OH...... WXI/MCN Multifamily Real Estate                4.00%
                                                          Limited Partnership

8.     Harbour Club I Apartments, Belleville, MI......... WXI/MCN Multifamily Real Estate                3.25%
                                                          Limited Partnership

9.     Harbour Club II Apartments, Belleville, MI........ WXI/MCN Multifamily Real Estate                3.25%
                                                          Limited Partnership

10.    Harbour Club III Apartments, Belleville, MI....... WXI/MCN Multifamily Real Estate                3.25%
                                                          Limited Partnership

11.    Heather Square Apartments, Dallas, TX............. WXI/MCN Multifamily Real Estate                4.00%
                                                          Limited Partnership

12.    Knollwood Apartments, Kansas City, MO............. WXI/MCN Multifamily Real Estate                4.00%
                                                          Limited Partnership

13.    Pennbrook Place Apartments, Dallas, TX............ WXI/MCN Multifamily Real Estate                4.00%
                                                          Limited Partnership

14.    Pine Hills Apartments, Livingston, TX............. WXI/MCN Multifamily Real Estate                4.00%
                                                          Limited Partnership

15.    Regency Park Apartments, Fort Wayne, IN........... WXI/MCN Multifamily Real Estate                4.25%
                                                          Limited Partnership

       INITIAL MORTGAGED PROPERTY                         BORROWER                                MAXIMUM PERCENTAGE
       --------------------------                         --------                                ------------------
                                                                                                   (for purposes of
                                                                                                     Section 7.22)
16.    Rock Creek Apartments, Portland, OR............... WXI/MCN Multifamily Real Estate                4.00%
                                                          Limited Partnership

17.    Rolling Hills Apartments, Louisville,
       KY................................................ WXI/MCN Multifamily Real Estate                4.00%
                                                          Limited Partnership
18.    Ruskin Place Apartments, Lincoln, NE.............. WXI/MCN Multifamily Real Estate                4.00%
                                                          Limited Partnership

19.    Sheraton Hills Apartments, Nashville, TN.......... WXI/MCN Multifamily Real Estate                4.00%
                                                          Limited Partnership

20.    Sleepy Hollow Apartments, Cleveland, TX........... WXI/MCN Multifamily Real Estate                5.00%
                                                          Limited Partnership

21.    Summer Hill Apartments, Dallas, TX................ WXI/MCN Multifamily Real Estate                3.75%
                                                          Limited Partnership

22.    Sun Valley Apartments, Charlotte, NC.............. WXI/MCN Multifamily Real Estate                4.00%
                                                          Limited Partnership

23.    Tanglewood Village Apartments, Carson Village,
       NV................................................ Embarcadero Associates                         3.25%

24.    The Village Apartments, Gresham, OR............... WXI/MCN Multifamily Real Estate                3.50%
                                                          Limited Partnership

25.    Westgate Apartments, Lansing, MI.................. WXI/MCN Multifamily Real Estate                4.00%
                                                          Limited Partnership


       ADDITIONAL MORTGAGED PROPERTY                      BORROWER                                MAXIMUM PERCENTAGE
       -----------------------------                      --------                                ------------------
                                                                                                   (for purposes of
                                                                                                     Section 7.22)
1.     Amargosa Creek Apartments, Lancaster, CA.......... WXI/MCN Multifamily Real Estate                4.00%
                                                          Limited Partnership

2.     Cedarwood Hills Apartments, Cedar Rapids, IA...... WXI/MCN Multifamily Real Estate                4.00%
                                                          Limited Partnership

                                                                       EXHIBIT B


                           ALLOCABLE FACILITY AMOUNTS

                                                                     ALLOCABLE
     PROPERTY/LOCATION                                                FACILITY
     -----------------                                                 AMOUNT
                                                                       ------

1.   Berkley Hills Apartments, Madison, TN....................       $5,887,779

2.   Brendon Way Apartments, Indianapolis, IN.................       17,981,923

3.   Castle Bluff Apartments, Kentwood, MI....................        5,837,889

4.   Cedar Run Apartments, Lexington, KY......................        3,169,180

5.   Embarcadero Club Apartments, College Park, GA............       10,883,084

6.   Fairfax Apartments, Tallahassee, FL......................        2,435,228

7.   Forest Park Village Apartments, Columbus, OH.............       11,119,542

8.   Harbour Club I Apartments, Belleville, MI................       10,214,176

9.   Harbour Club II Apartments, Belleville, MI...............        6,900,324

10.  Harbour Club III Apartments, Belleville, MI..............       12,778,134

11.  Heather Square Apartments, Dallas, TX....................        7,370,931

12.  Knollwood Apartments, Kansas City, MO....................        8,046,766

13.  Pennbrook Place Apartments, Dallas, TX...................        5,691,965

14.  Pine Hills Apartments, Livingston, TX....................        2,693,440

15.  Regency Park Apartments, Fort Wayne, IN..................        3,956,776

16.  Rock Creek Apartments, Portland, OR......................       10,032,123

17.  Rolling Hills Apartments, Louisville, KY.................       10,531,177

18.  Ruskin Place Apartments, Lincoln, NE.....................        7,646,432

19.  Sheraton Hills Apartments, Nashville, TN.................        6,126,581

20.  Sleepy Hollow Apartments, Cleveland, TX..................        2,044,358

21.  Summer Hill Apartments, Dallas, TX.......................        5,725,662

22.  Sun Valley Apartments, Charlotte, NC.....................        8,560,000

23.  Tanglewood Village Apartments, Carson Village, NV........        4,838,936

24.  The Village Apartments, Gresham, OR......................        4,711,414

25.  Westgate Apartments, Lansing, MI.........................        6,187,097

                                                                       EXHIBIT C

                             COMPLIANCE CERTIFICATE

The undersigned (the "BORROWING AGENT") hereby certify to AMRESCO Capital, L.P., a California limited partnership (the "Lender"), and Fannie Mae on behalf of the Borrowers as follows:

ARTICLE I. AGREEMENT. Each Borrower is a party to that certain Term Loan Agreement, dated as of January 1, 2000, by and among the Borrowers and the Lender (as amended from time to time, the "AGREEMENT"). The rights of the Lender under the Agreement have been assigned to Fannie Mae. This Certificate is issued pursuant to the terms of the Agreement.

ARTICLE II. SATISFACTION OF CONDITIONS. The Borrowing Agent hereby represents, warrants and covenants to the Lender on behalf of the Borrowers that all conditions to the Request with respect to which this Certificate is issued have been satisfied.

ARTICLE III. CAPITALIZED TERMS. All capitalized terms used but not defined in this Certificate shall have the meanings ascribed to such terms in the Agreement.


Dated: _______________, ____

                                   THE BORROWING AGENT:

                                   WXI/MCN MULTIFAMILY REAL ESTATE LIMITED
                                   PARTNERSHIP, a Delaware limited partnership

                                   By:  WXI/MCN Multifamily Gen-Par, L.L.C., a
                                        Delaware limited liability company, its
                                        general partner

                                        By:  WXI/McN Realty, L.L.C.,
                                             a Delaware limited liability
                                             company, its managing member

                                             By:
                                                --------------------------------
                                                Name:
                                                     ---------------------------
                                                Title:
                                                      --------------------------

                                                                       EXHIBIT D


                 ORGANIZATIONAL CERTIFICATE (DELAWARE BORROWER)

         I, _______________, hereby certify as follows:

         SECTION 1. POSITION. I am the _______________ of WXI/McN Realty L.L.C., a Delaware limited liability company, which is the Managing Member of WXI/MCN Multifamily Gen-Par, L.L.C., a Delaware limited liability company, which is the general partner of WXI/MCN Multifamily Real Estate Limited Partnership, a Delaware limited partnership (the "BORROWER"), and I am authorized to deliver this Certificate on behalf of the Borrowers.

         SECTION 2. TERM LOAN AGREEMENT. The Borrowers entered into that certain Agreement, dated as of January 1, 2000, between the Borrowers and the Lender (as amended from time to time, the "TERM LOAN AGREEMENT"). The rights of the Lender under the Term Loan Agreement have been assigned to Fannie Mae. This Certificate is issued pursuant to the terms of the Term Loan Agreement.

         SECTION 3. DUE AUTHORIZATION OF REQUEST. I hereby certify that no action by the partners of the Borrowing Agent is necessary to duly authorize the execution and delivery of, and the consummation of the transaction contemplated by, the Request with respect to which this Certificate is delivered, or, if such action is necessary, that attached as Exhibit A to this Certificate is a true copy of resolutions authorizing such action duly adopted at a meeting of the partners. Any such resolutions are in full force and effect and are unmodified as of the date of this Certificate.

         SECTION 4. NO CHANGES. Since the date of the most recent Organizational Certificate delivered to the Lender or, if there have been none, since the date of the Term Loan Agreement, there have been no changes in any of the Organizational Documents of any Borrower, except as set forth in Exhibit B to this Certificate, and each Borrower remains in good standing or is duly qualified in each of the jurisdictions in which it is required to be in good standing or duly qualified under the terms of the Term Loan Agreement.

         [SECTION 5. INCUMBENCY CERTIFICATE. ONE OR MORE OF THE PERSONS AUTHORIZED TO EXECUTE AND DELIVER ANY DOCUMENTS REQUIRED TO BE DELIVERED IN CONNECTION WITH THE REQUEST ARE SET FORTH BELOW, AND A SPECIMEN SIGNATURE OF EACH HAS BEEN PREVIOUSLY DELIVERED TO THE LENDER.

WXI/MCN REALTY L.L.C.:

     1)   [NAME, TITLE]

     2)   [NAME, TITLE]

     3)   [NAME, TITLE]

     4) [NAME, TITLE]] [INCLUDE THIS SECTION 5 IF A CHANGE IS BEING MADE FROM THE MOST RECENT INCUMBENCY CERTIFICATE.]

         SECTION [5./6.] CAPITALIZED TERMS. All capitalized terms used but not defined in this Certificate shall have the meanings ascribed to such terms in the Term Loan Agreement.

Dated: _________________, _____

                                   THE BORROWER:

                                   WXI/MCN  Multifamily Real Estate Limited
                                     Partnership a Delaware limited partnership

                                   By:  WXI/MCN Multifamily Gen-Par, L.L.C., a
                                        Delaware limited liability company, its
                                        general partner

                                        By:  WXI/McN Multifamily Gen-Par,
                                             L.L.C., a Delaware limited
                                             liability company, its managing
                                             member

                                             By:
                                                --------------------------------
                                                Name:
                                                     ---------------------------
                                                Title:
                                                      --------------------------

                                                                       EXHIBIT E


                               TIE-IN ENDORSEMENT

To be annexed to and form a part of Policy No. ________________.

The said policy is hereby amended in the following manner:

The Company acknowledges that the land described in Schedule A of this policy is part of the security for an indebtedness in the amount of [$____________] which indebtedness is also secured by mortgages or deeds of trust which are insured concurrently by the following policies:

Policy No.          County              State                    Amount
----------          ------              -----                    ------

Anything to the contrary notwithstanding in Paragraph 6(a)(ii) of the Conditions and Stipulations of the Policy, the insurance coverage afforded in this Policy is aggregated with the insurance coverage in all of the other policies identified in this endorsement so the effective insurance coverage is [$______________]. The total liability of the Company under this and all policies identified in this endorsement shall not exceed such amount, but its liability in this Policy for the land described in Schedule A remains limited by the provisions of Paragraph 6(a)(i) and 6(a)(iii) of the Conditions and Stipulations of this Policy. Any payment by the Company on this or any of the Policies listed in this Endorsement shall reduce pro tanto the liability of the Company under all policies, and the amount so paid shall be deemed a payment under all policies.

The total liability of the Company under said Policy and any prior endorsements attached thereto shall not exceed, in the aggregate, the face amount of said Policy, as the same may be specifically amended in dollar amount by this or any prior endorsements, and the costs which the Company is obligated under the provisions of said Policy to pay.

Nothing herein contained shall be construed as extending or changing the effective date of said commitment or policy unless otherwise expressly stated.

This endorsement is made a part of said Policy and is subject to the exclusions, schedules, endorsements, conditions, stipulations and terms thereof, except as modified by the provisions hereof.

Executed this ____ day of _______, 2000.


                                        _________________________________

COUNTERSIGNED:                          ________________________, President

___________________



__________________________              Attest:___________________, Secretary
Authorized Signatory

                                                                       EXHIBIT F



             FUTURE ADDITIONAL MORTGAGED PROPERTY TERM LOAN REQUEST

THE TERM LOAN AGREEMENT PURSUANT TO WHICH THIS REQUEST IS DELIVERED REQUIRES YOU TO MAKE THE REQUESTED FUTURE ADDITIONAL MORTGAGED PROPERTY TERM LOAN, IF ALL CONDITIONS CONTAINED IN SECTIONS 3.02-A, 3.03-A AND 3.04-A OF THE TERM LOAN AGREEMENT ARE SATISFIED, AT A CLOSING TO BE HELD AT OFFICES DESIGNATED BY YOU ON A CLOSING DATE SELECTED BY YOU, AND OCCURRING ON A DATE WHICH SHALL NOT BE MORE THAN 5 BUSINESS DAYS, AFTER THE BORROWING AGENT'S RECEIPT OF THE RATE CONFIRMATION FORM (OR ON SUCH OTHER DATE TO WHICH WE MAY AGREE).



____________________, ______

VIA: _______________________

AMRESCO Capital, L.P.
700 North Pearl, Suite 2400
Dallas, TX  75201
Attention:  Vice President, Multifamily Finance

[NOTE: SUBJECT TO CHANGE IN THE EVENT LENDER OR ITS ADDRESS CHANGES]

     Re: FUTURE ADDITIONAL MORTGAGED PROPERTY TERM LOAN REQUEST issued pursuant to Term Loan Agreement, dated as of January 1, 2000, by and among the undersigned (the "Borrowers") and the Lender (as amended from time to time, the "Term Loan Agreement")

Ladies and Gentlemen:

This constitutes a Future Additional Mortgaged Property Term Loan Request pursuant to the terms of the above-referenced Term Loan Agreement.

SECTION 1. REQUEST. The Borrowers hereby request that the Lender make a Future Additional Mortgaged Property Term Loan in accordance with the terms of the Term Loan Agreement. Following is the information required by the Term Loan Agreement with respect to this Request:

         ITEM 1. Amount. The amount of the Future Additional Mortgaged Property Term Loan shall be $_______________.

         ITEM 2. Maturity Date. The Maturity Date of the Future Additional Mortgaged Property Term Loan is as follows:

               February 1, 2007.

         ITEM 3. Accompanying Documents and Deposit. This Future Additional Mortgaged Property Term Loan Request is being delivered together with (i) a Collateral Addition Request and a Collateral Addition Description Package, (ii) the underwriting documentation required to be delivered by us pursuant to
Section 3.03-A of the Term Loan Agreement and (iii) the Rate Lock Deposit.

         ITEM 4. Closing Documents. All documents, instruments and certificates required to be delivered pursuant to the conditions contained in Sections 3.02-A, 3.03-A and 3.04-A of the Term Loan Agreement, including, but not limited to (i) a Rate Setting Form, (ii) a Compliance Certificate, and (iii) an Organizational Certificate will be delivered on or before the Closing Date.

         ITEM 5. Wiring Information. Please wire the Future Additional Mortgaged Property Term Loan on or before the Closing Date into our account in accordance with the following wiring information:


                  -------------------------------------------
                  -------------------------------------------
                  -------------------------------------------
                  -------------------------------------------
                  -------------------------------------------

         SECTION 2. AVAILABLE COMMITMENT. The information contained in the following table is true, correct and complete, to the undersigned's knowledge. The undersigned acknowledges and agrees that the final determination of the information shall be made by the Lender.

--------------------------------------------------------------------------------
Currently Available Principal
Amount

--------------------------------------------------------------------------------
Proposed Amount of Future
Additional Mortgaged Property
Term Loan

--------------------------------------------------------------------------------
Remaining Available Principal
Amount after the Proposed
Future Term Loan

--------------------------------------------------------------------------------


         SECTION 3. CAPITALIZED TERMS. All capitalized terms used but not defined in this Request shall have the meanings ascribed to such terms in the Term Loan Agreement.

                                   Sincerely,

                                   THE BORROWERS:

                                   WXI/MCN MULTIFAMILY REAL ESTATE
                                     LIMITED PARTNERSHIP, a Delaware limited
                                     partnership

                                   By:  WXI/MCN  Multifamily Gen-Par, L.L.C., a
                                        Delaware limited liability company, its
                                        General Partner

                                        By:  WXI/McN Realty L.L.C., a Delaware
                                             limited liability company, its
                                             Managing Member

                                             By:
                                                --------------------------------
                                                Name:
                                                     ---------------------------
                                                Title:
                                                      --------------------------

                                   BRENDON WAY FUND XII ASSOCIATES, an Indiana
                                     general partnership

                                   By:  WXI/MCN Gen-Par II,  L.L.C., a Delaware
                                        limited liability company, its General
                                        Partner

                                        By:  WXI/McN Realty L.L.C., a Delaware
                                             limited liability company, its
                                             Managing Member

                                             By:
                                                --------------------------------
                                                Name:
                                                     ---------------------------
                                                Title:
                                                      --------------------------

                                   CASTLE BLUFF FUND XII ASSOCIATES, L.P., a
                                     Texas limited partnership

                                   By:  Castle Bluff Corporation, a Texas
                                        corporation, its General Partner

                                        By:
                                           -------------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                 -------------------------------

                                   EMBARCADERO ASSOCIATES, a Georgia general
                                     partnership

                                   By:  WXI/MCN Gen-Par I, L.L.C., a Delaware
                                        limited liability company, its General
                                        Partner

                                        By:  WXI/McN Realty L.L.C., a Delaware
                                             limited liability company, its
                                             Managing Member

                                             By:
                                                --------------------------------
                                                Name:
                                                     ---------------------------
                                                Title:
                                                      --------------------------

                                   LENDER:

                                   AMRESCO CAPITAL, L.P., a Delaware limited
                                     partnership

                                   By:   AMRESCO Mortgage Capital, Inc., a
                                         Delaware corporation

                                   Its:  Sole General Partner

                                         By:
                                            ------------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------

WXI/MCN Real Estate Limited Partnership

--------- ---, ----
Page 1


                                                                       EXHIBIT G




WXI/MCN Multifamily Real Estate Limited Partnership
100 Crescent Court                              VIA FACSIMILE AND OVERNIGHT MAIL
Suite 1000
Dallas, Texas  75201
Attention:  Doug Gunn

RE: INTEREST RATE LOCK RELATED TO A PROPOSED FUTURE TERM LOAN TO WXI/MCN MULTIFAMILY REAL ESTATE LIMITED PARTNERSHIP, BRENDON WAY FUND XII ASSOCIATES, CASTLE BLUFF FUND XII ASSOCIATES L.P. AND EMBARCADERO ASSOCIATES (COLLECTIVELY REFERRED TO AS "BORROWERS"), BY AMRESCO CAPITAL, L.P. ("LENDER").

Ladies/Gentlemen:

Capitalized terms not defined herein shall have the meanings given to the same in the Term Loan Agreement among Borrowers and Lender, dated as of January 1, 2000 (the "Term Loan Agreement"). This Agreement (herein so called) confirms that in connection with the Term Loan Agreement, and in consideration of the mutual covenants and agreements set forth herein, we agree as follows:

         1. The undertakings by Lender described below are contingent upon Lender's receipt of (i) a fully executed copy of this Agreement and (ii) a deposit equal to two percent (2.0%) of the proposed amount of the Loan (the "Rate Lock Deposit"), which Rate Lock Deposit shall be non-refundable except as set forth hereinbelow. Within the 48 hour period immediately following Lender's receipt of the latter of the items described in (i) and (ii) preceding, Lender is authorized by Borrowers to "lock" the interest rate payable on the Future Term Loan at a fixed rate not to exceed the following maximum rate per annum (the "Maximum Rate"):

                _________________ percent (______%) per annum

                BORROWERS' INITIALS: ___________
                KEY PRINCIPAL(S)' INITIALS:  ________

Subject to (i) the Maximum Rate limitation and (ii) to any election by the Borrowers to buy down the Interest Rate, the rate at which Lender locks the interest rate on the Future Term Loan shall be the interest rate on the Future Term Loan. In the event that the DSCR for any Additional Mortgaged Property is less than 1.25:1, Lender's only recourse shall be to reduce the amount of the proposed Future Term Loan allocated to such Additional Mortgaged Property to a level that results in (i) the DSCR for such Additional Mortgaged Property being 1.25:1, and (ii) the

WXI/MCN Real Estate Limited Partnership

--------- ---, ----
Page 2


Maximum LTV for such Additional Mortgaged Property not exceeding 80%; all in accordance with the terms of the DUS Guide Underwriting Requirements.

         2. The Rate Lock Deposit will not bear interest and shall be refundable to Borrowers only in the event of one of the following:

          (a) The Future Term Loan closes and funds on or before _________ __, _____ (the "Designated Closing Date") in accordance with the terms of the Term Loan Agreement;

          (b) If no Designated Closing Date is specified in the blank in the preceding paragraph 2(a), the Future Term Loan closes and funds on or before an alternative closing date (agreed to by the Borrowers and the Lender) in accordance with the terms of the Term Loan Agreement; or

          (c) Within the time period prescribed above, Lender is unable by use of reasonable efforts to lock the interest rate on the Future Term Loan at a rate equal to or less than the Maximum Rate.

In the event of 2(a), 2(b) or 2(c), the Rate Lock Deposit (net of the sum by which loan expenses exceed any deposits placed by Borrowers with Lender), shall be refunded to Borrowers by Lender promptly after the occurrence of such event.

         If neither 2(a), 2(b) or 2(c) above are applicable, then Lender will be entitled to retain the Rate Lock Deposit in full as liquidated damages. If Lender is entitled under this Section 2 to retain the Rate Lock Deposit, Borrowers acknowledge and agree that such fee is intended to compensate Lender for the costs, administrative expenses and risks associated with Lender's entering into a forward trade agreement with an investor to purchase the prospective mortgage backed security that Lender expects to be issued by Fannie Mae in payment of the Future Term Loan at the time Fannie Mae purchases same from Lender, including, without limitation, breakage fees (e.g. out-of-pocket losses or expenses incurred or paid by Lender in connection with the establishment and termination of the Interest Rate if locked pursuant to this Agreement and the Term Loan Agreement is terminated for any reason without the Future Term Loan being closed and funded). Borrowers acknowledge and agree that
(a) during the period of time occurring from the point of rate lock to the closing and funding of the Future Term Loan and purchase thereof by Fannie Mae, Lender will be exposed to market interest rate fluctuations and (b) the damages described in this paragraph are difficult to ascertain and that the Rate Lock Deposit is a fair and reasonable estimate of such damages.

         EXCEPT AS DESCRIBED ABOVE IN THIS SECTION 2, THE RATE LOCK DEPOSIT (OR ANY PORTION THEREOF) SHALL NOT BE REFUNDABLE UNDER ANY OTHER CIRCUMSTANCES.

         3. Lender's agreement to lock the interest rate under this Agreement has no bearing on

WXI/MCN Real Estate Limited Partnership

--------- ---, ----
Page 3


whether Lender will be satisfied as to all of the conditions under Sections 3.02-A, 3.03-A and 3.04-A of the Term Loan Agreement for making the Future Term Loan.

         4. THIS AGREEMENT SHALL BE DEEMED TO BE EXECUTED IN AND PERFORMABLE IN, AND GOVERNED BY THE SUBSTANTIVE LAWS OF, THE STATE OF TEXAS (WITHOUT REGARD TO ANY CONFLICT OF LAWS PRINCIPLES).

         5. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts together constitute one and the same instrument.

         6. Borrowers may not, without the prior written consent of Lender, assign, transfer or set over to another, in whole or in part, all or any part of its benefits, rights, duties and obligations hereunder. Borrowers agree that Lender may assign its benefits, rights, duties and obligations under this Agreement, without the consent of Borrowers, to any potential purchaser of the Future Term Loan.

         7. This Agreement may be amended, changed or modified by Borrowers and Lender only by an instrument in writing setting forth the terms of such change, modification or amendment, and signed by each party.

         8. All notices, demands, consents or requests that are either required or desired to be given or furnished hereunder shall be in writing and shall be sent to the appropriate party at the following addresses: (i) if to Borrowers, to the Borrowing Agent at the address set forth on the first page hereof; and
(ii) if to Lender, at the address set forth on the first page hereof, to the attention of the undersigned. Any such notice sent by means of telecopy shall be deemed to be received on the day such telecopy is sent once orally confirmed by the sender via telephone.

         9. This Agreement constitutes the entire and final agreement between Borrowers and Lender with respect to the subject matter hereof, and there are no other agreements, understandings, undertakings, representations or warranties among the parties hereto with respect to the subject matter hereof except as set forth herein.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the undersigned a counterpart hereof, whereupon this Agreement and your acceptance shall represent a binding agreement by and among Borrowers and Lender.

WXI/MCN Real Estate Limited Partnership

--------- ---, ----
Page 4


AMRESCO CAPITAL, L.P.,

A DELAWARE LIMITED PARTNERSHIP

By:  AMRESCO Mortgage Capital, Inc.,
     a Delaware corporation
     Its sole General Partner

     By: ______________________________
     Name:  ___________________________
     Title:  ____________________________

THE FOREGOING AGREEMENT IS HEREBY CONFIRMED AND ACCEPTED AS OF THE DATE FIRST WRITTEN ABOVE.

                                   WXI/MCN MULTIFAMILY REAL ESTATE LIMITED
                                     PARTNERSHIP, a Delaware limited partnership

                                   By:  WXI/MCN  Multifamily Gen-Par, L.L.C.,
                                        a Delaware limited liability company,
                                        its General Partner

                                        By:  WXI/McN Realty L.L.C., a Delaware
                                             limited liability company,
                                             its Managing Member

                                             By:
                                                --------------------------------
                                                Name:
                                                     ---------------------------
                                                Title:
                                                      --------------------------

                                   BRENDON WAY FUND XII ASSOCIATES, an Indiana
                                     general partnership

                                   By:  WXI/MCN Gen-Par II,  L.L.C., a Delaware
                                        limited liability company, its General
                                        Partner

                                        By:  WXI/McN Realty L.L.C., a Delaware
                                             limited liability company, its
                                             Managing Member

                                             By:
                                                --------------------------------
                                                Name:
                                                     ---------------------------
                                                Title:
                                                      --------------------------

WXI/MCN Real Estate Limited Partnership

--------- ---, ----
Page 5


                                   CASTLE BLUFF FUND XII ASSOCIATES, L.P., a
                                     Texas limited partnership

                                   By:  Castle Bluff Corporation, a Texas
                                        corporation, its General Partner

                                        By:
                                           -------------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                 -------------------------------

                                   EMBARCADERO ASSOCIATES, a Georgia general
                                     partnership

                                   By:  WXI/MCN Gen-Par I, L.L.C., a Delaware
                                        limited liability company, its General
                                        Partner

                                        By:  WXI/McN Realty L.L.C., a Delaware
                                             limited liability company, its
                                             Managing Member

                                             By:
                                                --------------------------------
                                                Name:
                                                     ---------------------------
                                                Title:
                                                      --------------------------

                                   LENDER:

                                   AMRESCO CAPITAL, L.P., a Delaware limited
                                     partnership

                                   By:  AMRESCO Mortgage Capital, Inc., a
                                        Delaware corporation

                                   Its:  Sole General Partner

                                         By:
                                            ------------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------

                                                                       EXHIBIT H

                             RATE CONFIRMATION FORM

         Pursuant to Section 3.02-A(b) of that certain Term Loan Agreement dated as of January 1, 2000, as amended from time to time, the "TERM LOAN AGREEMENT") among AMRESCO Capital, L.P., a Delaware limited partnership, (the "LENDER"), and WXI/MCN Multifamily Real Estate Limited Partnership, a Delaware limited partnership, Brendon Way Fund XII Associates, an Indiana general partnership, Castle Bluff Fund XII Associates L.P., a Texas limited partnership and Embarcadero Associates, a Georgia general partnership (the "BORROWERS"), and the Rate Setting Form dated ______________, from the Borrowers to the Lender, the Lender hereby confirms that it has obtained a commitment for the purchase of a Fannie Mae MBS with the following terms:

     Future Term Loan Amount       $_______________________

     Term/Maturity Date            ___ months; Maturity Date: February 1, 2007

     Interest Rate                 ______ %

     Closing Date no later than    ________________________

Dated: ____________________, ______


                                   THE LENDER:

                                   AMRESCO Capital, L.P.,
                                   a Delaware limited partnership

                                   By:  AMRESCO Mortgage Capital, Inc.,
                                   a Delaware corporation
                                   Its:  Sole General Partner

                                   By:
                                      ------------------------------------------
                                      Name:
                                           -------------------------------------
                                      Title:
                                            ------------------------------------

Rate Setting Date:  ____________________, ______,     ___:___ AM/PM Eastern Time

                                                                       EXHIBIT I

                           COLLATERAL ADDITION REQUEST

THE TERM LOAN AGREEMENT PURSUANT TO WHICH THIS REQUEST IS DELIVERED REQUIRES THAT (1) IF YOU CONSENT TO THE ADDITION OF THE PROPOSED ADDITIONAL MORTGAGED PROPERTY TO THE COLLATERAL POOL, (2) WE ELECT TO CAUSE THE PROPOSED ADDITIONAL MORTGAGED PROPERTY TO BE ADDED TO THE COLLATERAL POOL AND (3) ALL CONDITIONS CONTAINED IN SECTIONS 3.02-A, 3.03-A AND 3.04-A OF THE TERM LOAN AGREEMENT ARE SATISFIED, THEN YOU SHALL PERMIT THE PROPOSED ADDITIONAL MORTGAGED PROPERTY TO BE ADDED TO THE COLLATERAL POOL, AT A CLOSING TO BE HELD AT OFFICES DESIGNATED BY YOU ON A CLOSING DATE SELECTED BY YOU, AND OCCURRING WITHIN 5 BUSINESS DAYS AFTER THE BORROWING AGENT'S RECEIPT OF THE RATE CONFIRMATION FORM (OR ON SUCH OTHER DATE TO WHICH WE MAY AGREE).


--------------------, ------

VIA:
    ------------------------

AMRESCO Capital, L.P.
700 North Pearl
Suite 2400
Dallas, Texas  75201
Attention:  Vice President, Multifamily Finance

[NOTE: SUBJECT TO CHANGE IN THE EVENT LENDER OR ITS ADDRESS CHANGES]

Re: COLLATERAL ADDITION REQUEST issued pursuant to Term Loan Agreement, dated as of January 1, 2000, among the undersigned (the "BORROWERS") and the Lender (as amended from time to time, the "TERM LOAN AGREEMENT")

Ladies and Gentlemen:

This constitutes a Collateral Addition Request pursuant to the terms of the above-referenced Term Loan Agreement.

     SECTION 1. REQUEST. The Borrowers hereby request that the Multifamily Residential Property described in this Request be added to the Collateral Pool in accordance with the terms of the Term Loan Agreement. Following is the information required by the Term Loan Agreement with respect to this Request:

         (a) Collateral Addition Description Package. Attached to this Request is all information and documents relating to the Additional Mortgaged Property required by Section 3.03-A of the Term Loan Agreement; and

         (b) Accompanying Documents. All reports, certificates and documents required to be delivered pursuant to the conditions contained in Sections 3.02-A, 3.03-A and 3.04-A of the Term Loan Agreement will be delivered on or before the Closing Date.

     SECTION 2. CAPITALIZED TERMS. All capitalized terms used but not defined in this Request shall have the meanings ascribed to such terms in the Term Loan Agreement.

                                   Sincerely,

                                   THE BORROWERS:

                                   WXI/MCN MULTIFAMILY REAL ESTATE LIMITED
                                     PARTNERSHIP, a Delaware limited partnership

                                   By:  WXI/MCN  Multifamily Gen-Par, L.L.C.,
                                        a Delaware limited liability company,
                                        its General Partner

                                        By:  WXI/McN Realty L.L.C., a Delaware
                                             limited liability company, its
                                             Managing Member

                                             By:
                                                --------------------------------
                                                Name:
                                                     ---------------------------
                                                Title:
                                                      --------------------------

                                   BRENDON WAY FUND XII ASSOCIATES, an Indiana
                                     general partnership

                                   By:  WXI/MCN Gen-Par II,  L.L.C., a Delaware
                                        limited liability company, its General
                                        Partner

                                        By:  WXI/McN Realty L.L.C., a Delaware
                                             limited liability company, its
                                             Managing Member

                                             By:
                                                --------------------------------
                                                Name:
                                                     ---------------------------
                                                Title:
                                                      --------------------------

                                   CASTLE BLUFF FUND XII ASSOCIATES L.P., a
                                     Texas limited partnership

                                   By:  Castle Bluff Corporation, a Texas
                                        corporation, its General Partner

                                        By:
                                           -------------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                 -------------------------------

                                   EMBARCADERO ASSOCIATES, a Georgia general
                                     partnership

                                   By:  WXI/MCN Gen-Par I, L.L.C., a Delaware
                                        limited liability company, its General
                                        Partner

                                        By:  WXI/McN Realty L.L.C., a Delaware
                                             limited liability company, its
                                             Managing Member

                                             By:
                                                --------------------------------
                                                Name:
                                                     ---------------------------
                                                Title:
                                                      --------------------------

                                                                       EXHIBIT L

                      FUTURE ADDITIONAL MORTGAGED PROPERTY
                     TERM LOAN RATE ADJUSTMENT ENDORSEMENTS

                             See the attached forms.

                                                                       EXHIBIT M



                           COLLATERAL RELEASE REQUEST

THE TERM LOAN AGREEMENT PURSUANT TO WHICH THIS REQUEST IS DELIVERED REQUIRES FOR THERE TO OCCUR A CLOSING WITHIN 30 DAYS AFTER YOUR RECEIPT OF THIS REQUEST, SUBJECT TO SATISFACTION OF ALL CONDITIONS CONTAINED IN SECTION 4.03 OF THE TERM LOAN AGREEMENT. REFERENCE IS MADE TO THE TERM LOAN AGREEMENT FOR THE SCOPE OF THE LENDER'S OBLIGATIONS WITH RESPECT TO THIS REQUEST.


--------------------, ------

VIA:
     -----------------------


AMRESCO Capital, L.P.
700 North Pearl, Suite 2400, LB #342
Dallas, TX 75201-7424
Attn: Vice President, Multifamily Finance

AMRESCO Services, L.P.
245 Peachtree Center Avenue. N.E., Suite 1800
Atlanta, GA 30303-1231
Attn:  Vice President, Loan Servicing

[NOTE: SUBJECT TO CHANGE IN THE EVENT LENDER OR ITS ADDRESS CHANGES]

Re: COLLATERAL RELEASE REQUEST issued pursuant to Term Loan Agreement, dated __________, by and between the undersigned (the "BORROWERS") and the Lender (as amended from time to time, the "TERM LOAN AGREEMENT")

Ladies and Gentlemen:

This constitutes a Collateral Release Request pursuant to the terms of the above-referenced Term Loan Agreement.

     SECTION 1. REQUEST. The Borrowers hereby request that the Collateral Release Property described in this Request be released from the Collateral Pool in accordance with the terms of the Term Loan Agreement. Following is the information required by the Term Loan Agreement with respect to this Request:

         (a) Description of Collateral Release Property. The name, address and location (county and state) of the Mortgaged Property, or other designation of the Collateral, to be released from the Collateral Pool is as follows:

          Name:
                    ------------------------------------------------
          Address:
                    ------------------------------------------------

                    ------------------------------------------------
          Location:
                    ------------------------------------------------

         (b) Accompanying Documents. All documents, instruments and certificates required to be delivered pursuant to the conditions contained in Section 4.03 of the Term Loan Agreement will be delivered on or before the Closing Date.

     SECTION 2. RELEASE PRICE. The Borrowers shall pay the Release Price, or such portion thereof, and all other amounts as is required pursuant to Sections
4.02 of the Term Loan Agreement as a condition to the closing of the release of the Collateral Release Property from the Collateral Pool.

     SECTION 3. CAPITALIZED TERMS. All capitalized terms used but not defined in this Request shall have the meanings ascribed to such terms in the Term Loan Agreement.

                                   Sincerely,

                                   THE BORROWING AGENT:

                                   WXI/MCN Multifamily Real Estate Limited
                                     Partnership a Delaware limited partnership

                                   By:   WXI/MCN Multifamily Gen-Par, L.L.C., a
                                         Delaware limited liability company, its
                                         general partner

                                         By:  WXI/McN Realty, L.L.C., a Delaware
                                              limited liability company, its
                                              Managing Member

                                              By:
                                                 -------------------------------
                                                 Name:
                                                      --------------------------
                                                 Title:
                                                       -------------------------

                                                                       EXHIBIT N

                     BORROWERS' CONFIRMATION OF OBLIGATIONS

THIS BORROWER CONFIRMATION OF OBLIGATIONS (the "CONFIRMATION OF OBLIGATIONS") is made on the ______ day of _____, _____, by and among ___________________________, a Delaware limited partnership, [OTHER BORROWERS] (each a "Borrower" and collectively the "Borrowers") and AMRESCO CAPITAL, L.P., a Delaware limited partnership ("LENDER"), and Fannie Mae, a federally-chartered and stockholder-owned corporation organized and existing under the Federal National Mortgage Association Charter Act, 12 U.S.C. ss. 1716 et seq. ("FANNIE MAE").

                                    RECITALS

A. The Borrowers and the Lender are parties to that certain Term Loan Agreement, dated _________________ (as amended from time to time, the "TERM LOAN AGREEMENT").


B. All of the Lender's right, title and interest in the Term Loan Agreement and the Loan Documents executed in connection with the Term Loan Agreement or the transactions contemplated by the Term Loan Agreement have been assigned to Fannie Mae pursuant to that certain Assignment of Term Loan Agreement and Other Loan Documents, dated ____________ (the "TERM LOAN ASSIGNMENT"). Fannie Mae has designated the Lender as the servicer of the Term Loan.

C. The Borrowing Agent has delivered to the Lender a Collateral Release Request pursuant to the Term Loan Agreement to release a Collateral Release Property from the Collateral Pool.

D. The Lender has consented to the Collateral Release Request.

E. Each Borrower is executing this Confirmation of Obligations pursuant to the Term Loan Agreement to confirm it remains liable for all of its obligations under the Term Loan Agreement and the other Loan Documents notwithstanding the release of the Collateral Release Property from the Collateral Pool.

NOW, THEREFORE, each Borrower, in consideration of the Lender's consent to the release of the Collateral Release Property from the Collateral Pool and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, hereby agree as follows:

     SECTION 1. CONFIRMATION OF OBLIGATIONS. Each Borrower confirms that none of its obligations under the Term Loan Agreement and the Loan Documents is affected by the release of the Collateral Release Property from the Collateral, and each of its respective obligations under the Term Loan Agreement and the Loan Documents shall remain in full force and effect, and each Borrower shall be fully liable (subject to Section 15 of the Term Loan Agreement) for the observance of all such obligations, notwithstanding the release of the Collateral Release Property from the Collateral Pool.

     SECTION 2. BENEFICIARIES. This Confirmation of Obligations is made for the express benefit of both the Lender and Fannie Mae.

     SECTION 3. CAPITALIZED TERMS. All capitalized terms used in this Confirmation of Obligations which are not specifically defined herein shall have the respective meanings set forth in the Term Loan Agreement.

     SECTION 4. COUNTERPARTS. This Confirmation of Obligations may be executed in counterparts by the parties hereto, and each such counterpart shall be considered an original and all such counterparts shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                       [SIGNATURES ON THE FOLLOWING PAGES]

                                   THE BORROWERS:

                                   WXI/MCN MULTIFAMILY REAL ESTATE LIMITED
                                     PARTNERSHIP, a Delaware limited partnership

                                   By:  WXI/MCN  Multifamily Gen-Par, L.L.C.,
                                        a Delaware limited liability company,
                                        its General Partner

                                        By:  WXI/McN Realty L.L.C., a Delaware
                                             limited liability company, its
                                             Managing Member

                                             By:
                                                --------------------------------
                                                Name:
                                                     ---------------------------
                                                Title:
                                                      --------------------------

                                   BRENDON WAY FUND XII ASSOCIATES, an Indiana
                                     general partnership

                                   By:  WXI/MCN Gen-Par II, L.L.C., a Delaware
                                        limited liability company, its
                                        General Partner

                                        By:  WXI/McN Realty L.L.C., a Delaware
                                             limited liability company, its
                                             Managing Member

                                             By:
                                                --------------------------------
                                                Name:
                                                     ---------------------------
                                                Title:
                                                      --------------------------

                                   CASTLE BLUFF FUND XII ASSOCIATES L.P., a
                                     Texas limited partnership

                                   By:  Castle Bluff Corporation, a Texas
                                        corporation, its General Partner

                                        By:
                                           -------------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                 -------------------------------

                                   EMBARCADERO ASSOCIATES, a Georgia general
                                     partnership

                                   By:  WXI/MCN Gen-Par I, L.L.C., a Delaware
                                        limited liability company, its General
                                        Partner

                                        By:  WXI/McN Realty L.L.C., a Delaware
                                             limited liability company, its
                                             Managing Member

                                             By:
                                                --------------------------------
                                                Name:
                                                     ---------------------------
                                                Title:
                                                       -------------------------

                                   AGREED TO AND ACKNOWLEDGED:

                                   By:  WHITEHALL  STREET REAL ESTATE LIMITED
                                        PARTNERSHIP XI, a Delaware limited
                                        partnership

                                        By:  WH Advisors, L.L.C. XI, a Delaware
                                             limited liability company, its
                                             general partner

                                             By:
                                                --------------------------------
                                                Name:
                                                Title:

                                   By:  WHITEHALL STREET REAL ESTATE LIMITED
                                        PARTNERSHIP XII, a Delaware limited
                                        partnership

                                        By:  WH Advisors, L.L.C. XII, a
                                             Delaware limited liability company,
                                             its general partner

                                             By:
                                                --------------------------------
                                                Name:
                                                Title:

                                   THE LENDER:

                                   AMRESCO CAPITAL, L.P., a Delaware limited
                                     partnership

                                   By:  AMRESCO Mortgage Capital, Inc., a
                                        Delaware corporation

                                        Its:  Sole General Partner

                                              By:
                                                 -------------------------------
                                                 Name:
                                                      --------------------------
                                                 Title:
                                                       -------------------------

                                   FANNIE MAE:

                                   By:
                                      ------------------------------------------
                                      Name:
                                           -------------------------------------
                                      Title:
                                            ------------------------------------

                                                                      SCHEDULE 1


                       LIST OF AUTHORIZED REPRESENTATIVES

(1) The following individuals each qualify as an "Authorized Representative" as said term is defined in Article I of the Term Loan Agreement between [Borrowers] and AMRESCO Capital, L.P.:

NAME                                                    OFFICE

Daniel M. Neidich                                       President
Michael K. Klingher                                     Vice-President
Kevin D. Naughton                                       Vice-President
Ralph F. Rosenberg                                      Vice-President
Stuart M. Rothenberg                                    Vice-President
Edward M. Siskind                                       Vice-President
David M. Weil                                           Vice-President
Todd A. Williams                                        Vice-President
Elizabeth A. O'Brien                                    Vice-President
Katharine K. Lauer                                      Vice-President
Elizabeth M. Burban                                     Vice-President
Angie Madison                                           Vice-President
G. Douglas Gunn                                         Vice-President
Susan L. Sack                                           Vice-President
Steven M. Feldman                                       Vice-President
Alan S. Kava                                            Vice-President
Brian J. Lahey                                          Vice-President
Brahm S. Cramer                                         Vice-President
Larry J. Goodwin                                        Vice-President
Ronald L. Bernstein                                     Assistant Vice President
Zubin P. Irani                                          Assistant Vice President
Kevin D. Naughton                                       Secretary
Kevin D. Naughton                                       Treasurer
Ralph F. Rosenberg                                      Assistant Secretary
Todd A. Williams                                        Assistant Secretary
Katharine K. Lauer                                      Assistant Secretary
Elizabeth A. O'Brien                                    Assistant Secretary
Elizabeth M. Burban                                     Assistant Secretary
Angie Madison                                           Assistant Secretary
G. Douglas Gunn                                         Assistant Secretary
Ronald L. Bernstein                                     Assistant Secretary
Zubin P. Irani                                          Assistant Secretary
Brahm S. Cramer                                         Assistant Secretary
Larry J. Goodwin                                        Assistant Secretary
Edward M. Siskind                                       Assistant Treasurer
Todd A. Williams                                        Assistant Treasurer
Brian J. Lahey                                          Assistant Treasurer
Mitchell S. Weiss                                       Assistant Treasurer

                                                                      SCHEDULE 2


BORROWER/PARTNERS                                                PERCENTAGE
-----------------                                            OWNERSHIP INTEREST
                                                             ------------------

WXI/MCN Multifamily Real Estate Limited Partnership
    WXI/MCN Multifamily Gen-Par, L.L.C.                              1%
    WXI/McN Realty L.L.C.                                           99%

Brendon Way Fund XII Associates
    WXI/MCN Gen-Par II, L.L.C.                                       1%
    WXI/ MCN Real Estate XII Limited Partnership                    99%

Castle Bluff Fund XII Associates L.P.
    Castle Bluff Corporation                                         1%
    WXI/ MCN Real Estate XII Limited Partnership                    99%

Embarcadero Associates
    WXI/MCN Gen-Par I, L.L.C.                                        1%
    WXI/ MCN Real Estate XIV Limited Partnership                    99%

                                                                      SCHEDULE 3

                     PENDING LITIGATION OR OTHER PROCEEDINGS

                                      None.

                                                                      SCHEDULE 4

           NONCOMPLIANCE/NONCONFORMITY WITH APPLICABLE LAWS OR PERMITS

1) Harbour Club - a letter dated 1/28/00 regarding Harbour's non-compliance for docking facilities constructed at the Harbor Club, Ltd. Condominiums under DEQ Permit No. 98-10-1133.

2)   Various pool permits as disclosed to Lender.

                                                                      SCHEDULE 5

                           DISCLOSURE OF INDEBTEDNESS

                                      None.

                                                                      SCHEDULE 6

                             CONTRACTUAL OBLIGATIONS

Management Agreement by and between applicable Borrower and AMS Management, L.L.C. (one for each Mortgaged Property)

Portfolio Advisory Agreement by and between WXI/McN Realty L.L.C. and Archon Group, L.P.

                                                                      SCHEDULE 7

                                COMMERCIAL LEASES

Miscellaneous laundry room leases - all disclosed to Lender.

                                                                  EXECUTION COPY


--------------------------------------------------------------------------------




                               TERM LOAN AGREEMENT

                                      among

              WXI/MCN MULTIFAMILY REAL ESTATE LIMITED PARTNERSHIP,
                         a Delaware limited partnership

                                       and

                        BRENDON WAY FUND XII ASSOCIATES,
                         an Indiana general partnership

                                       and

                     CASTLE BLUFF FUND XII ASSOCIATES L.P.,
                           a Texas limited partnership

                                       and

                             EMBARCADERO ASSOCIATES,
                          a Georgia general partnership

                                       and

                             AMRESCO CAPITAL, L.P.,
                         a Delaware limited partnership

                                   dated as of

                                 January 1, 2000




--------------------------------------------------------------------------------

                                                 TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----

RECITALS..........................................................................................................1

ARTICLE I.........................................................................................................1

ARTICLE II.......................................................................................................18
         2.01       Term Loan Commitment.........................................................................18
         2.02       Borrowing Agency Provisions..................................................................19
         2.03       Disbursement of Term Loan....................................................................19
         2.04       Payment of Principal and Interest............................................................20
         2.05       Joint and Several Obligations................................................................20

ARTICLE III......................................................................................................20
         3.01       Conditions to Closing........................................................................20
         3.02       Delivery of Property-Related Documents.......................................................23

ARTICLE III-A....................................................................................................24
         3.01-A     Future Additional Mortgaged Property Term Loans..............................................24
         3.02-A     Interest on Future Terms Loans...............................................................24
         3.03-A     Additions of Collateral......................................................................25
         3.04-A     Conditions Precedent to Future Additional Mortgaged Property Term
                    Loans........................................................................................26

ARTICLE III-B....................................................................................................28
         3.01-B     Future Excess Proceeds Term Loan.............................................................28
         3.02-B     Determination of Amount of Future Excess Proceeds Term Loan..................................28
         3.03-B     Interest on Future Excess Proceeds Term Loans................................................29
         3.04-B     Conditions Precedent to Future Excess Proceeds Term Loan.....................................29

ARTICLE IV.......................................................................................................30
         4.01       Right to Obtain Releases of Collateral.......................................................30
         4.02       Procedure for Obtaining Releases of Collateral...............................................31
         4.03       Conditions Precedent to Release of Collateral Release Property from the Collateral...............................................................................32

ARTICLE V........................................................................................................34
         5.01       Transfers and Events that Constitute an Event of Default.....................................34
         5.02       Exceptions to Events of Default..............................................................35
         5.03       Procedure for Approval.......................................................................36
         5.04       Certain Definitions..........................................................................36

ARTICLE VI.......................................................................................................38
         6.01       Representations and Warranties of the Borrowers..............................................38
         6.02       Representations and Warranties of the Borrowers Relating to
                    Mortgaged Properties.........................................................................44
         6.03       Representations and Warranties of the Lender.................................................48


ARTICLE VII......................................................................................................48
         7.01       [Reserved.]..................................................................................48
         7.02       Maintenance of Existence.....................................................................48
         7.03       [Reserved.]..................................................................................49
         7.04       Financial Statements; Accountants' Reports; Other Information................................49
         7.05       Certificate of Compliance....................................................................51
         7.06       Maintain Licenses............................................................................51
         7.07       Access to Records; Discussions With Officers and Accountants.................................51
         7.08       Inform the Lender of Material Events.........................................................52
         7.09       Single-Purpose Entities......................................................................54
         7.10       Inspection...................................................................................54
         7.11       Compliance with Applicable Laws..............................................................54
         7.12       Warranty of Title............................................................................54
         7.13       Defense of Actions...........................................................................54
         7.14       Insurance Escrow.............................................................................55
         7.15       ERISA........................................................................................56
         7.16       Loan Document Taxes..........................................................................56
         7.17       Further Assurances...........................................................................57
         7.18       [Reserved.]..................................................................................57
         7.19       [Reserved.]..................................................................................57
         7.20       [Reserved.]..................................................................................57
         7.21       Affiliate Contracts..........................................................................57
         7.22       Manager; Management Fees.....................................................................57
         7.23       [Reserved.]..................................................................................58
         7.24       [Reserved.]..................................................................................58
         7.25       Ownership of Mortgaged Properties............................................................58
         7.26       Post-Closing Requirements....................................................................58

ARTICLE VIII.....................................................................................................59
         8.01       Other Activities.............................................................................59
         8.02       [Reserved.]..................................................................................60
         8.03       Zoning.......................................................................................60
         8.04       Liens........................................................................................60
         8.05       Sale.........................................................................................60
         8.06       Indebtedness.................................................................................60
         8.07       Principal Place of Business..................................................................60
         8.08       [Reserved.]..................................................................................60
         8.09       Condominiums.................................................................................60
         8.10       Restrictions on Partnership Distributions....................................................60

ARTICLE IX.......................................................................................................61
         9.01       Indemnification..............................................................................61
         9.02       Survival.....................................................................................62
         9.03       Liability of the Borrowers...................................................................62
         9.04       Lender, Fannie Mae and Servicer Not Liable...................................................63
         9.05       Waivers and Consents.........................................................................63


         9.06       Waiver of Claims.............................................................................64

ARTICLE X........................................................................................................64
         10.01      Origination Fees.............................................................................64
         10.02      [Reserved.]..................................................................................64
         10.03      Legal Fees and Expenses......................................................................64

ARTICLE XI.......................................................................................................65
         11.01      Events of Default............................................................................65

ARTICLE XII......................................................................................................68
         12.01      Remedies; Waivers............................................................................68
         12.02      Waivers; Rescission of Declaration...........................................................68
         12.03      The Lender's Right to Protect Collateral and Perform Covenants and
                    Other Obligations............................................................................68
         12.04      No Remedy Exclusive..........................................................................69
         12.05      No Waiver....................................................................................69
         12.06      No Notice....................................................................................69
         12.07      Application of Payments......................................................................69
         12.08      No Requirement of Tender of Performance......................................................69

ARTICLE XIII.....................................................................................................70
         13.01      [Reserved.]..................................................................................70
         13.02      Assignment of Rights.........................................................................70
         13.03      Release of Collateral........................................................................70
         13.04      Replacement of Lender........................................................................70
         13.05      Fannie Mae and Lender Fees and Expenses......................................................70
         13.06      Third-Party Beneficiary......................................................................70

ARTICLE XIV......................................................................................................71
         14.01      Insurance and Real Estate Taxes..............................................................71
         14.02      Replacement Reserves.........................................................................71

ARTICLE XIV-A....................................................................................................71
         14.01-A    Cross-Guaranty...............................................................................71
         14.02-A    Waivers by Borrowers and Other Rights........................................................71
         14.03-A    No Impairment................................................................................73
         14.04-A    No Subrogation...............................................................................73
         14.05-A    [Reserved]...................................................................................74
         14.06-A    Election of Remedies.........................................................................74
         14.07-A    Subordination of Other Obligations...........................................................74
         14.08-A    Insolvency and Liability of Other Borrowers..................................................75
         14.09-A    Preferences, Fraudulent Conveyances, Etc.....................................................75
         14.10-A    Maximum Liability of Each Borrower...........................................................76
         14.11-A    Liability Cumulative.........................................................................76

ARTICLE XV.......................................................................................................76
         15.01      Limits on Personal Liability.................................................................76


ARTICLE XVI......................................................................................................78
         16.01      Counterparts.................................................................................78
         16.02      Amendments, Changes and Modifications........................................................78
         16.03      Payment of Costs, Fees and Expenses..........................................................78
         16.04      Payment Procedure............................................................................79
         16.05      Payments on Business Days....................................................................79
         16.06      Choice of Law; Consent to Jurisdiction; Waiver of Jury Trial.................................79
         16.07      Severability.................................................................................81
         16.08      Notices......................................................................................81
         16.09      Further Assurances and Corrective Instruments................................................84
         16.10      Term of this Agreement.......................................................................84
         16.11      Assignments; Third-Party Rights..............................................................84
         16.12      Headings.....................................................................................84
         16.13      General Interpretive Principles..............................................................84
         16.14      Interpretation...............................................................................85
         16.15      [Reserved.]..................................................................................85
         16.16      Survival of Representation and Warranties....................................................85
         16.17      Decisions in Writing.........................................................................85
         16.18      Closing Date.................................................................................85


EXHIBIT A   -   Schedule of Mortgaged Properties
EXHIBIT B   -   Initial Allocable Facility Amounts
EXHIBIT C   -   Compliance Certificate
EXHIBIT D   -   Organizational Certificate (Each Borrower)
EXHIBIT E   -   Tie-In Endorsement
EXHIBIT F   -   Future Term Loan Request
EXHIBIT G   -   Interest Rate Lock Agreement
EXHIBIT H   -   Rate Confirmation Form
EXHIBIT I   -   Collateral Addition Request
EXHIBIT J   -   [Reserved]
EXHIBIT K   -   [Reserved]
EXHIBIT L   -   Future Term Loan Endorsement
EXHIBIT M   -   Collateral Release Request
EXHIBIT N   -   Borrowers' Confirmation of Obligations

Schedule 1  -   Authorized Representatives
Schedule 2  -   Partners of Borrowers/Percentage of Ownership Interest
Schedule 3  -   Pending Litigation or other Proceedings
Schedule 4  -   Noncompliance/Nonconformity with Applicable Laws or Permits
Schedule 5  -   Disclosure of Indebtedness
Schedule 6  -   Contractual Obligations
Schedule 7  -   Commercial Leases